Exhibit 10.1

TERM LOAN AND SECURITY AGREEMENT

between

SUMMIT APPLETON, LLC,
a DELAWARE limited liability company,
SUMMIT CARRINGTON MANOR, LLC,
a DELAWARE limited liability company,
SUMMIT MARLA VISTA MANOR, LLC,
a DELAWARE limited liability company,
SUMMIT MARLA VISTA GARDENS, LLC
a DELAWARE limited liability company

as Borrowers,

and

PACIFIC WESTERN BANK

as Lender

CAROLINA MANOR
cARRINGTON mANOR
mARLA vISTA mANOR
mARLA vISTA gARDENS

NOVEMBER 2, 2015

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	5.8	Financial Statements and Reports	20

	5.9	Compliance with Law	20

	5.10	Intellectual Property	21

	5.11	Burdensome Agreements	21

	5.12	No Default	21

	5.13	Disclosure	21

	5.14	Existing Indebtedness; Investments, Guarantees and Certain Contracts	22

	5.15	Other Agreements	22

	5.16	Insurance	22

	5.17	Names; Location of Offices, Records and Collateral	22

	5.18	Non-Subordination	22

	5.19	Property Management Agreement	22

	5.20	Healthcare Matters	23

	5.21	First Priority Lien	24

	5.22	Special-Purpose Entity;	25

	5.23	Bankruptcy	25

	5.24	Survival; Diligent Inquiry	25

	5.25	Anti-Terrorism; OFAC	25

	5.26	[Reserved.]	26

	5.27	Solvency	26

VI.	AFFIRMATIVE COVENANTS		26

	6.1	Financial Statements, Reports and Other Information	26

	6.2	Payment of Obligations	30

	6.3	Conduct of Business and Maintenance of Existence and Assets	30

	6.4	Compliance with Legal and Other Obligations	30

	6.5	Insurance	30

	6.6	True Books	35

	6.7	Inspection; Periodic Audits	36

	6.8	Further Assurances; Post Closing	36

	6.9	Payment of Indebtedness	37

	6.10	Lien Searches	37

	6.11	Use of Proceeds	37

	6.12	Collateral Documents; Security Interest in Collateral	37

	6.13	Taxes and Other Charges	38

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	6.14	Payment of Utilities, Assessments, Charges, Etc.	38

	6.15	Waste; Alteration of the Property	38

	6.16	Management	39

	6.17	Rents and Profits	39

	6.18	Hazardous Materials and Environmental Concerns	39

	6.19	Casualty and Condemnation	40

	6.20	omitted .	43

	6.21	Facility Operations	43

	6.22	Accounts	44

	6.23	Operations and Maintenance Programs	44

VII.	NEGATIVE COVENANTS		44

	7.1	Financial Covenants	44

	7.2	Indebtedness	44

	7.3	Liens	45

	7.4	Investments; New Facilities or Collateral; Subsidiaries	45

	7.5	Distributions; Redemptions	46

	7.6	Transactions with Affiliates	46

	7.7	Charter Documents; Fiscal Year; Dissolution; Use of Proceeds	47

	7.8	Truth of Statements	47

	7.9	IRS Form 8821	47

	7.10	Alienation and Further Encumbrances	48

	7.11	Zoning; Use	49

	7.12	Leases; Operating Lease	50

	7.13	Patient Records	50

	7.14	Easements and Rights-of-Way	50

	7.15	Certain Specific Agreements	51

VIII.	EVENTS OF DEFAULT		51

	8.1	Events of Default	51

	8.2	Remedies	55

	8.3	Advances to Protect Property	56

	8.4	Application of Proceeds	56

	8.5	Rights of Lender to Appoint Receiver	56

	8.6	Rights and Remedies Not Exclusive	57

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IX.	DIVERSION		57

	9.1	Reserved	57

	9.2	Diversion	57

X.	WAIVERS AND JUDICIAL PROCEEDINGS		57

	10.1	Waivers	57

	10.2	Delay; No Waiver of Defaults	58

	10.3	Jury Waiver	58

	10.4	Cooperation in Discovery and Litigation	59

XI.	EFFECTIVE DATE AND TERMINATION		59

	11.1	Effectiveness and Termination	59

	11.2	Survival	59

XII.	MISCELLANEOUS		59

	12.1	Governing Law; Jurisdiction; Service of Process; Venue	59

	12.2	Successors and Assigns; Participations; New Lenders	60

	12.3	Application of Payments	61

	12.4	Indemnity	62

	12.5	Notice	62

	12.6	Severability; Captions; Counterparts; Facsimile Signatures	63

	12.7	Expenses; Periodic Lien Searches; Fees for In-House Counsel	63

	12.8	Entire Agreement	64

	12.9	Lender Approvals and Discretion	64

	12.10	Publicity and Confidentiality	64

	12.11	Release of Lender	66

	12.12	Agent	66

	12.13	Concerning Joint and Several Liability of Borrowers	67

	12.14	Borrowers Agent	68

	12.15	Taxes	68

	12.16	Loan Agreement Controls	70

	12.17	Loan Party Obligations	70

	12.18	U.S. Patriot Act Notice	71

Borrowers and Lender have executed this Loan Agreement as of the Closing Date.

	1.1	Fixed Charge Coverage Ratio	A-1

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TERM LOAN AND SECURITY AGREEMENT

THIS TERM LOAN AND SECURITY AGREEMENT (this “Loan Agreement”) is dated as of November 2, 2015 and is entered into between SUMMIT APPLETON, LLC, a Delaware limited liability company, SUMMIT CARRINGTON MANOR, LLC, a Delaware limited liability company, SUMMIT MARLA VISTA MANOR, LLC, a Delaware limited liability company, SUMMIT MARLA VISTA GARDENS, LLC, a Delaware limited liability company (each of the foregoing, a “Borrower”, and collectively, “Borrowers”), and PACIFIC WESTERN BANK, a California state-chartered bank (“Lender”).

Recitals

A.        Borrowers have requested that Lender make a loan (the “Loan”) to Borrowers in the principal amount of $13,500,000 (the “Loan Amount”). The proceeds of the Loan will be used by Borrowers to acquire the following assisted living and memory care facilities (individually, a “Facility”; collectively, the “Facilities”) known as “Carolina Manor” located in Appleton, Wisconsin; “Carrington Manor” located in Green Bay Wisconsin; “Marla Vista Manor” located in Green Bay, Wisconsin; and “Marla Vista Gardens” located in Green Bay, Wisconsin and more particularly described on Exhibit “A” to this Agreement..

B.        Borrowers have leased the Facilities to each of the Operators (as defined in Appendix B) pursuant to an Operating Lease (as defined in Appendix B), and each of the Operators will operate the Facility it leases. Borrowers and Operators are not Affiliates.

C.        Lender is willing to make the Loan to Borrowers upon the terms and subject to the conditions contained in this Loan Agreement.

Agreement

Borrowers and Lender, therefore, agree as follows:

I.	DEFINITIONS/GENERAL TERMS

Certain terms are defined in Appendix A and Appendix B. Unless otherwise specified in this Loan Agreement, any agreement or contract referred to in this Loan Agreement (including the Loan Documents) means such agreement or contract as the same may from time to time be renewed, modified, amended, restated, consolidated, substituted or replaced. Unless otherwise specified, all accounting terms used but not defined in the Loan Documents have the meanings given to such terms in, and shall be interpreted in accordance with, GAAP. Wherever used in the Loan Documents, the term “including” means “including without limitation.”

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II.	ADVANCES, PAYMENT AND INTEREST

2.1	Loan

Subject to the terms and conditions set forth in this Loan Agreement, Lender agrees to make the Loan to Borrowers on the Closing Date. The Loan will consist of a single advance equal to the Loan Amount, to be disbursed to such account or accounts as Borrowers may request in writing. The Loan is not a revolving credit facility, and any repayments of principal may not be re-borrowed.

2.2	Evidence of Loan

(a)        Lender shall maintain, in accordance with its usual practice, an account evidencing the indebtedness to Lender resulting from the making of the Loan, including the amounts of principal and interest payable and paid to Lender. The entries made in this account shall be prima facie evidence of the existence and amounts of the obligations recorded in such account, but the failure of Lender to maintain such account or any error in such account shall not in any manner affect the obligations of Borrowers to repay the Obligations in accordance with their terms.

(b)        Borrowers have executed and delivered for the benefit of Lender one or more promissory notes or other evidence of indebtedness in an aggregate principal amount equal to the Loan Amount in substantially the form of Exhibit B. All references to “Note” or “Notes” in the Loan Documents means the notes, if any, issued (and not returned to Borrowers for cancellation) under this Loan Agreement. Lender may, in its sole discretion, decide to cancel any Note issued under this Loan Agreement without affecting Borrowers’ liability with respect to the Loan or Borrowers’ obligation to pay all amounts outstanding. In such event, Lender may evidence the obligations of Borrowers to Lender on its books and records, which shall constitute prima facie evidence of the existence and amounts of the obligations recorded in such books and records.

2.3	Interest Rate; Default Interest Rate; Late Charge

(a)        Except as otherwise provided in this Loan Agreement, the principal balance of the Loan shall bear interest at a fluctuating per annum rate of interest equal to the LIBOR Rate plus 4.50%; but for the purpose of calculating interest under this Loan Agreement, the LIBOR Rate shall not be less than 0.19% (the “Applicable Interest Rate”).

(b)        Interest on the outstanding principal balance of the Loan shall be calculated on a 360-day year and will be paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to 12:00 p.m. Eastern time.

(c)        Each determination of the Applicable Interest Rate by Lender shall be conclusive and binding on Borrowers absent manifest error.

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(d)        Upon the occurrence and during the continuation of an Event of Default, the Obligations shall bear interest at the Default Interest Rate. This Default Interest Rate shall continue post-judgment and subsequent to the date that the provisions of any applicable Debtor Relief Law are exercised against any Borrower unless the statutory post-judgment rate of interest is higher. In this case such statutory rate shall apply. The Default Interest Rate shall continue unless and until all existing Events of Default are waived in writing in accordance with the terms of this Loan Agreement (or the Loan has been reinstated pursuant to the requirements of applicable law). This clause shall not be construed, however, as an agreement or privilege to extend the due date of any payment, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Default or Event of Default. If the Default Interest Rate would otherwise exceed the maximum rate permitted by applicable law, the Default Interest Rate will be limited to the maximum rate permitted by applicable law.

(e)        If any sum payable to Lender under this Loan Agreement is not paid on or before the date when due, if any, Borrowers shall pay to Lender upon demand an amount equal to the lesser of (i) 5.00% of such unpaid sum or (ii) the maximum amount permitted by applicable law, in either case to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.

2.4	Payment

Borrowers unconditionally promise to pay to Lender principal and interest under this Loan Agreement as follows:

(a)        beginning on December 5, 2015 (the “First Payment Date”) and on the fifth day of each subsequent calendar month (each such date, including the First Payment Date, a “Payment Date”), Borrowers shall pay all accrued and unpaid interest on the outstanding principal balance of the Loan calculated at the Applicable Interest Rate;

(b)        on each Payment Date commencing with May 5, 2017, in addition to the payment of interest described in Section 2.4(a), Borrowers shall make a payment in the amount set forth in Schedule 2.4(b) (each, an “Amortization Payment”); and

(c)        on the Maturity Date, Borrowers shall pay the entire outstanding principal balance of the Note, together with accrued and unpaid interest and any other amounts due under the Loan Documents.

2.5	Prepayment

(a)        The outstanding principal balance of the Loan may not be prepaid, in whole or in part, prior to November 5, 2017 (the “Lockout Expiration Date”). If, however, the Loan is for any reason prepaid or accelerated at any time prior to the Lockout Expiration Date (except for refinancings permitted under Section 2.5(c) and except for an acceleration due to Casualty/Condemnation Event at the Property when no Event of Default exists), in addition to paying all other amounts due and payable under this Loan Agreement, Borrowers shall pay Lender the Lockout Termination Fee as liquidated damages for such prohibited prepayment.

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(b)        The outstanding principal balance of the Loan may be prepaid in whole (but not in part), at any time after the Lockout Expiration Date if (i) written notice (the “Prepayment Notice”) of such prepayment specifying the intended date of prepayment is received by Lender not less than 60 days prior to the date of such prepayment, and (ii) such prepayment is accompanied by all interest accrued under this Loan Agreement and all other sums due under this Loan Agreement and any other Loan Document. No tender of a prepayment of the Loan shall be effective unless accompanied by all amounts due under the Loan Documents. If these requirements are satisfied, Borrowers may prepay the Loan on the intended prepayment date set forth in any permitted Prepayment Notice or within 30 days thereafter. If Borrowers do not prepay the Loan within 30 days after the date of prepayment specified in the Prepayment Notice, then (a) the Prepayment Notice shall lapse, and Borrowers shall then be required to deliver a new Prepayment Notice to prepay the Loan in accordance with this Section 2.5 and (b) Borrowers shall pay to Lender upon demand any expenses of Lender attributable to Borrowers’ failure to have made the specified prepayment (including all internal and external attorneys’ fees and costs). No tender of a prepayment of the Loan that is made more than 30 days following the date specified in the Prepayment Notice shall be effective, and Lender shall not be obligated to accept such prepayment. Partial prepayments of the Loan shall not be permitted, except for partial prepayments resulting from Lender applying insurance proceeds or condemnation awards to reduce the outstanding principal balance of the Loan or as otherwise specifically permitted in this Agreement, in which case, provided no Default or Event of Default exists, no Lockout Termination Fee shall be due.

(c)        Notwithstanding anything to the contrary in Section 2.5(a), Borrowers may (subject to the terms and conditions of Section 2.5(b)) prepay the Loan in full (or in part pursuant to the terms and conditions of Section 2.11) , without the payment of the Lockout Termination Fee, after November 5, 2016 in connection with any refinancing provided under a program sponsored by HUD.

(d)        From and after the Lockout Expiration Date, subject to the requirements set forth in Section 2.5(b), Borrowers may prepay the Loan in full and without payment of the Lockout Termination Fee.

(e)        If such acceleration is during any period when any Lockout Termination Fee is payable pursuant to the provisions of this Loan Agreement, then, in addition to all of the foregoing, the Lockout Termination Fee shall also then be immediately due and payable to the same end as though Borrowers were prepaying the entire Loan on the date of such acceleration.

2.6	Reserved

2.7	Payment Account

(a)        Borrowers shall cause all rents and other amounts due and payable under each Operating Lease to be paid directly to a noninterest-bearing account or accounts in each Borrower’s name with Lender (collectively, the “Payment Accounts”; individually, a “Payment Account”). Borrowers shall (i) notify each Operator that all rents and other amounts due and payable under each Operating Lease must be wired or deposited directly into the applicable Payment Account and (ii) receive in trust for the benefit of Lender and deposit or cause to be deposited into the applicable Payment Account, immediately upon receipt, any and all rents or other amounts received by Borrowers.

(b)        Provided no Event of Default has occurred or would result from withdrawal of funds, Borrowers shall be entitled to withdraw funds from the Payment Accounts.

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(c)        If an Event of Default exists, Borrowers shall have no right to withdraw funds from the Payment Accounts and Lender shall have the right, in its sole and absolute discretion to hold such funds as additional collateral or to apply such amounts to amounts due under this Loan Agreement or the other Loan Documents (including principal, interest and reserves) in such order and manner as Lender determines.

(d)        If an Event of Default has occurred but is subsequently waived by Lender, Borrowers shall have no right to withdraw funds from the Payment Accounts and Lender shall thereafter have the right, on each Payment Date, and on any other Business Day as Lender deems appropriate to apply all funds paid directly to Lender or deposited into the Payment Accounts to amounts due under this Loan Agreement or the other Loan Documents (including principal, interest and reserves) in such order and manner as Lender determines. If, after payment of all Obligations due and payable, and the deposit of all Reserves, in each case in collected funds, a credit balance exists with respect to the funds paid directly to Lender or within the Payment Account on a Payment Date, then upon written request from Borrowers, so long as no unwaived Default or Event of Default then exists and is continuing, such credit balance shall be released to Borrowers.

2.8	Promise to Pay; Manner of Payment

Borrowers absolutely and unconditionally promise to pay principal, interest and all other amounts payable under this Loan Agreement, or under any other Loan Document, without any right of rescission and without any deduction, including any deduction for any setoff, counterclaim or recoupment. All payments made by Borrowers shall be made by wire transfer on the date when due, without offset or counterclaim, in U.S. Dollars, in immediately available funds to such account as may be indicated in writing by Lender to Borrowers from time to time. Any payment received after 11:00 a.m. Eastern Time on the date when due shall be deemed received on the following Business Day. Whenever any payment under this Loan Agreement is due or becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to, and such payment shall be made on, the next Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

2.9	Unavailability of LIBOR.

(a) Notwithstanding anything to the contrary in this Loan Agreement, (i) if at any time, any applicable Change in Law makes it unlawful for Lender to make or maintain the indebtedness evidenced by the Loan in eurodollars or (ii) if at the time of or prior to any determination of the Applicable Interest Rate, Lender determines (which determination shall be conclusive in the absence of manifest error) that by reason of circumstances affecting the London interbank market generally, (A) deposits in United States Dollars in the relevant amounts and of the relevant maturity are unavailable to Lender in the London interbank market, (B) the Applicable Interest Rate does not adequately or fairly reflect the cost to Lender of making or maintaining the Loan due to changes in administrative costs, fees, tariffs or taxes or other matters outside of Lender’s reasonable control or (C) adequate and fair means do not or will not exist for determining the Applicable Interest Rate, then Lender shall promptly notify Borrowers, and the Loan shall bear interest, and continue to bear interest until Lender determines that the applicable circumstance described in the foregoing clauses (A), (B) or (C) no longer pertains, at a fluctuating rate per annum based on a substitute index selected by Lender plus a suitable margin to approximate, in Lender’s judgment, the return that Lender would have received if the circumstance had not occurred.

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(b)        Notwithstanding anything to the contrary in this Loan Agreement, if:

(i)	the circumstances described in Section 2.9(a) occur; or

(ii)	Borrowers fail to make a prepayment of the Loan as permitted under this Loan Agreement that Borrowers had notified Lender in writing Borrowers would make;

and the result is to increase the cost to Lender of maintaining the Loan or to reduce any amount receivable by Lender under this Loan Agreement or to cause Lender to incur any other cost, loss or expense, including any interest or fees that are payable by Lender to lenders of funds actually obtained by Lender, then Borrowers shall pay to Lender, on the second Business Day following Lender’s demand, any additional amounts necessary to compensate Lender for such cost, loss, expense or reduced amount receivable. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.9(b), Lender shall promptly notify Borrowers of the event by reason of which Lender has become so entitled and shall certify in reasonable detail any additional amounts so payable. Such certification submitted by Lender to Borrowers shall be conclusive absent manifest error.

2.10	Increased Costs; Capital Adequacy

(a)        If any Change in Law shall:

(i)	impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender (except any such reserve requirement reflected in the Applicable Interest Rate); or

(ii)	impose on Lender or the London interbank market any other condition affecting this Loan Agreement or the Loan;

and such Change in Law increases the cost to Lender of making or maintaining the Loan (or of maintaining its obligation to make the Loan) or reduces the amount of any sum received or receivable by Lender under this Loan Agreement (whether of principal, interest or otherwise), then Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b) If Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Loan Agreement or the Loan made by Lender to a level below that which Lender or Lender’s holding company, as applicable, could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company, as applicable, with respect to capital adequacy), then from time to time Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender’s holding company, as applicable, for any such reduction suffered.

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(c)        A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or Lender’s holding company, under Sections 2.10(a) or 2.10(b) and evidence of the Change in Law, shall be delivered to Borrowers and shall be conclusive absent manifest error. Subject to Section 2.10(f), Borrowers shall pay Lender the amount shown as due on any such certificate within thirty (30) days after receipt.

(d)        Failure or delay on the part of Lender to demand compensation pursuant to this Section 2.10 shall not waive Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate Lender under this Section 2.10 for any increased costs or reductions incurred more than 180 days prior to the date Lender notifies Borrowers of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation for such increased costs or reduction; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then such 180-day period will be extended to include the period of such retroactive effect.

(e)        Notwithstanding anything to the contrary in this Loan Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a Change in Law and/or a change in capital adequacy requirements, as applicable, regardless of the date enacted, adopted or issued.

(f)        Notwithstanding anything to the contrary in this Loan Agreement, if any Change in Law affects Lender and results in Borrowers having to pay additional amounts to Lender to compensate Lender for such additional costs incurred or reduction suffered, Borrowers shall have the right to prepay the Loan pursuant to Section 2.5 (without the obligation to pay the Lockout Termination Fee, even if such prepayment is made prior to the Lockout Expiration Date). Such payment shall be made upon not more than 150 days’ notice on the Payment Date specified in any Prepayment Notice given to Lender. If Borrowers fail to make the prepayment on the Prepayment Date specified in the Prepayment Notice, Borrowers shall pay to Lender: (i) interest at the Default Interest Rate from the scheduled date of prepayment through the later to occur of the next occurring scheduled Payment Date or the date when the Loan is prepaid, (ii) such additional amounts to compensate Lender for the additional costs incurred or reduction suffered from the Change in Law from inception through the date of prepayment of the Loan; and (iii) such additional expenses of Lender, if any, attributable to such prepayment (and for avoidance of doubt, such reimbursement of additional expenses shall specifically exclude any special or punitive damages).

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2.11	Partial Releases.

(a) General Provisions. Notwithstanding anything contained in this Agreement, the Note, the Security Instruments or any of the other Loan Documents to the contrary, upon the request of Borrowers, after the Lockout Expiration Date (or after November 5, 2016 in connection with the refinance any of the Facilities under a program sponsored by HUD, so long as Borrowers satisfy the other applicable requirements of this Section 2.11), Lender agrees to release up to two (2) Facilities (each, a “Partial Release Project”) from the lien of the related Security Instruments and the other Loan Documents, provided that Lender determines all of the following terms and conditions are satisfied (such release herein called a “Partial Release”):

(i)          After giving effect to a Partial Release and payment of the Partial Release Price there shall be at least two (2) Facilities (and with at least sixty (60) residential units) remaining as security for the Loan.

(ii)         No Default shall exist and no Event of Default or Material Adverse Change has occurred, and Borrowers shall certify in writing to the Lender that no Default, Event of Default or Material Adverse Change shall exist immediately after giving effect to the applicable Partial Release and the execution and delivery of all documents connected therewith.

(iii)        Borrowers shall deliver, together with such request for the Partial Release, a pro forma compliance certificate in form and substance satisfactory to Lender in its sole discretion showing that, on a pro forma basis, after giving effect to such Partial Release, the Leverage Ratio and Rent Coverage Ratio will be equal to or greater than the Leverage Ratio and Rent Coverage Ratio immediately prior to such Partial Release.

(iv)        Borrowers shall provide written notice to Lender of their desire to have the applicable Partial Release Project released as security for the Loan, and provide Lender with all information (including any purchase and sale agreement and proposed partial release forms) and documents relating to such release at least thirty (30) days prior to the closing of the sale or refinancing of the Partial Release Project and such partial release forms must be reasonably satisfactory to Lender in form and substance in its sole discretion.

(v)        Such release will not affect the priority of lien or liens on the remainder of the Property, or Lenders’ rights in and to the remainder of the Property.

(vi)       Borrowers shall pay all reasonable expenses of Lender, including reasonable attorneys’ fees and expenses and internal fees of in-house counsel, title insurance premiums, recording costs and similar costs in connection with the Partial Release.

(vii)       Borrowers shall have paid to Lender a release price to be applied against the outstanding principle balance of the Loan in the following amount for each of the designated Facilities below:

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Facility	Release Price
Carolina Manor	$5,797,000
Carrington Manor	$2,387,000
Marla Vista Manor	$4,853,200
Marla Vista Gardens	$1,812,800

(viii)     The corresponding Operating Lease with respect to the applicable Partial Release Project will no longer be cross-defaulted with the Operating Leases for the Facilities that remain as collateral.

(ix)        Lender shall receive such title insurance endorsements and such other documents as it may require in its sole discretion, including partial release endorsements.

(x)         the Facility being released shall be transferred to a third-party that is not controlled by, or under common control with, any Loan Party pursuant to a bona-fide third party sale; provided, however, that this subparagraph (x) shall not apply in the event Borrowers refinance any of the Facilities under a program sponsored by HUD, so long as Borrowers satisfy the other applicable requirements of this Section 2.11;

(xi)        the purchase agreement and all other documents relating to such sale are satisfactory to Lender in its sole discretion;

(xii)        In no event may Marla Vista Manor or Marla Vista Gardens be released unless both of such Facilities are being released concurrently pursuant to the terms and conditions hereof;

(xiii)      the Leverage Ratio as of the end of the last Test Period would not have exceeded 9.00 to 1.00 if the Facility being released had not been included in calculation of the Leverage Ratio; and

(xiv)      the Rent Coverage Ratio as of the end of the last Test Period would have been greater than 1.15 to 1.00 if the Facility being released had not been included in calculation of the Rent Coverage Ratio.

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III.	FEES AND OTHER CHARGES; RESERVES; CASH MANAGEMENT

3.1	Commitment Fee

In partial consideration of Lender’s agreement to make the Loan, Borrowers shall pay to Lender at Closing a nonrefundable commitment fee equal to one-half percent (0.50%) of the Loan Amount (the “Commitment Fee”).

3.2	Lawful Limits

In no contingency or event whatsoever, whether by reason of acceleration or otherwise, will the interest and other fees and charges paid or agreed to be paid to Lender for the use, forbearance or detention of money under this Loan Agreement exceed the maximum rate permissible under applicable law that a court of competent jurisdiction, in a final determination, deems applicable to this Loan Agreement. If, due to any circumstance, fulfillment of any provision of this Loan Agreement, at the time performance of such provision will be due, will exceed any such limit, then the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Lender shall have received interest or any other charges of any kind that might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges under this Loan Agreement (which do not exceed such limit), then to the unpaid principal balance under this Loan Agreement, and if the then-remaining excess interest is greater than the unpaid principal balance, Lender shall promptly refund such excess amount to Borrowers and this Loan Agreement shall be deemed amended to provide for such permissible rate. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, Borrowers and Lender will, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects of such voluntary prepayments, and (c) “spread” the total amount of interest throughout the entire term of the Loan so that the interest rate does not exceed the highest lawful rate of interest. The terms and provisions of this Section 3.2 shall control to the extent any other provision of any Loan Document is inconsistent with this Section 3.2.

3.3	CapEx Reserve

(a)        Borrowers shall establish and maintain at all times until indefeasible payment in full of the Obligations a reserve funded by Borrowers and held by Lender for payment of costs and expenses associated with Capital Improvements (the “CapEx Reserve”).

(b)        On each Payment Date, Borrowers shall deliver to Lender, in addition to the monthly payments due under this Loan Agreement, an amount equal to $33.34 for each residential unit at each of the Facilities (the “CapEx Reserve Payment”) to be deposited into the CapEx Reserve. If at any time Lender notifies Borrowers in writing that Lender has good faith grounds to believe that amounts on deposit in the CapEx Reserve may be inadequate to cover Capital Improvements anticipated in good faith by Lender to be necessary, the CapEx Reserve Payment shall be increased to the amount specified by Lender in such notice, and Borrowers shall deliver to Lender such increased CapEx Reserve Payment on each Payment Date occurring after the date that is 30 days after the date of such notice.

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(c)        So long as no Default has occurred and is continuing and no Event of Default has occurred, Lender will disburse to Borrowers from the CapEx Reserve (but in no event to exceed amounts on deposit in the CapEx Reserve) within 10 days after Borrowers’ written request (and provision to Lender of any supporting documentation required by Lender), the costs and expenses of installing or constructing any Capital Improvement, provided such written notice includes a detailed description of the Capital Improvements installed or constructed together with (i) a certification by Borrowers (or the Operators) that the Capital Improvements have been completed in accordance with applicable legal requirements, and (ii) such additional supporting evidence as may be requested by Lender in its judgment, including such items as invoices, receipts or other evidence verifying the cost of the Capital Improvements, affidavits and/or lien waivers from those providing work or supplies, a certification from an inspecting architect or other third party acceptable to Lender describing the completed Capital Improvements and verifying their completion and value, and evidence that all necessary or required approvals or consents from Governmental Authorities have been obtained. Lender shall not be required to make disbursements from the CapEx Reserve more than once in any 30-day period. In making any disbursement from the CapEx Reserve, Lender shall be entitled to rely on Borrowers’ written request and supporting documentation without any inquiry into the accuracy, validity or contestability of any such amount or the nature or necessity of the materials provided or the work performed.

(d)        Lender may, at any time and from time to time, at Borrowers’ expense, make or cause to be made inspections of any Facility. If any inspection report from any such inspection recommends that Capital Improvements are required, Lender may provide Borrowers with a written description of such Capital Improvements and Borrowers shall complete those Capital Improvements to the reasonable satisfaction of Lender within 90 days after the receipt of such description from Lender.

3.4	Tax and Insurance Reserve

(a)        Borrowers shall establish and maintain at all times until indefeasible payment in full of the Obligations a reserve funded by Borrowers and held by Lender for payment of real estate taxes and assessments and insurance premiums on the Property (the “Tax and Insurance Reserve”).

(b)        As of the Closing Date, Borrowers have deposited with Lender $22,550 for purposes of real estate taxes and assessments, and $3,710 for purposes of insurance premiums to be held in the Tax and Insurance Reserve. On each Payment Date, Borrowers shall deliver to Lender, in addition to the monthly payments due under this Loan Agreement, an amount determined by Lender to be sufficient (when added to the monthly deposits described in this Section 3.4) to pay the next due annual installment of real estate taxes and assessments on the Property at least one month prior to the delinquency date of such real estate taxes and assessments (if paid in one installment) and the next due annual insurance premiums with respect to the Property at least one month prior to the due date of such insurance premiums (the “Tax and Insurance Reserve Payment”); provided, at all times, the amount on deposit in the Tax and Insurance Reserve shall not be less than the amount determined by Lender to be sufficient.

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(c)        Borrowers shall pay, on or prior to the applicable due date, all real estate taxes and assessments and insurance premiums required to be paid by Borrowers under this Loan Agreement, and so long as no Event of Default has occurred, Lender shall reimburse Borrowers (to the extent of available funds in the Tax and Insurance Reserve, subject to the proviso in Section 3.4(b)) for the payment of such real estate taxes and assessments and insurance premiums within 30 days after the receipt by Lender from Borrowers of paid receipts.

(d)        Lender, at any time upon notice to Borrowers, may elect (but shall have no obligation), but shall, at the request of Borrowers for so long as no Event of Default has occurred, pay real estate taxes and assessments and insurance premiums from the Tax and Insurance Reserve in accordance with this Section 3.4. If Lender makes such election, so long as no Event of Default has occurred, all sums in the Tax and Insurance Reserve will be held by Lender in the Tax and Insurance Reserve to pay such real estate taxes and assessments and insurance premiums in one installment before the sums become delinquent. If Lender makes such election, Borrowers shall be responsible for ensuring the receipt by Lender, at least 30 days prior to the respective due date for the payment thereof, of all bills, invoices and statements for all real estate taxes and assessments and insurance premiums to be paid from the Tax and Insurance Reserve, and so long as no Default has occurred and is continuing and no Event of Default has occurred, Lender shall pay the Governmental Authority or other party entitled thereto directly to the extent funds are available for such purpose in the Tax and Insurance Reserve. In making any payment from the Tax and Insurance Reserve, Lender will be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. If, at any time, Lender determines the Tax and Insurance Reserve does not contain sufficient funds to pay the real estate taxes and assessments and insurance premiums when the same become due and payable, Borrowers shall, within 10 days after receipt of written notice thereof, deposit with Lender the full amount of any such deficiency.

3.5	Debt Service Reserve

(a)        Borrowers shall establish and maintain at all times until indefeasible payment in full of the Obligations a reserve funded by Borrowers and held by Lender for the potential payment of debt service (the “Debt Service Reserve”).

(b)        Subject to Section 3.5(e), Borrowers shall deposit with Lender $160,000 to be held in the Debt Service Reserve. It is the parties’ intention that at all times until indefeasible payment in full of the Obligations the Debt Service Reserve must hold funds sufficient to satisfy two months of debt service under the Loan, and upon written demand from Lender, Borrowers shall deposit additional amounts into the Debt Service Reserve to maintain the Debt Service Reserve at such level.

(c)        Notwithstanding anything to the contrary in the Loan Documents, Lender may apply (but shall have no obligation to apply) amounts held in the Debt Service Reserve to the Obligations at such times and in such amounts as Lender may from time to time determine in its sole discretion.

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(d)        Borrowers understand and agree that, notwithstanding the establishment of the Debt Service Reserve, all proceeds of the Loan have been and shall be considered fully disbursed and shall bear interest and be payable on the terms provided in this Loan Agreement.

(e)        Notwithstanding the foregoing provisions of this Section 3.5, if Borrowers deposit into an account designated by Lender (the “Deposit Account”) the entire amount of the “Lease Deposit” (as defined in each Operating Lease) payable under the Operating Leases, and at least $300,000 remains on deposit in the Deposit Account, Borrowers shall not be required to deposit the Debt Service Reserve with Lender. If no Event of Default exists, Borrowers may withdraw funds from the Deposit Account but only if Borrowers make the deposit otherwise required under Section 3.5(b).

3.6	Repair and Remediation

(a)        Prior to the execution of this Loan Agreement, Lender has caused the Property to be inspected and such inspection has revealed that the Property is in need of certain maintenance, repairs and/or remedial or corrective work, as more particularly described in those certain property condition reports (collectively, the “PCRs”) dated September 4, 2015 and prepared by Metropolitan Solutions (the “Required Work”). Borrowers acknowledge that they have received and reviewed the PCRs.

(b)        [omitted]

(c)        Borrowers shall cause the Required Work to be completed, performed, remediated and corrected to the satisfaction of Lender and as necessary to bring the Property into compliance with all applicable laws, ordinances, rules and regulations on or before the date that is ninety (90) days from the date of this Loan Agreement, as such time period may be extended in writing by Lender in its sole discretion.

3.7	Additional Provisions Relating to Reserves and Other Accounts

(a)        Without limitation on the other terms and conditions contained in this Loan Agreement, Borrowers authorize and consent to the accounts into which the Reserves have been (or will be) deposited being held in Lender’s name or the name of any entity servicing the Loan for Lender and agrees that Lender, or at Lender’s election, its servicing agent, shall have exclusive control over such accounts. Notice of the assignment and security interest granted to Lender in this Loan Agreement may be delivered by Lender at any time to the financial institution where the Reserves have been established, and Lender, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Borrowers hereby indemnify and hold Lender harmless with respect to all risk of loss regarding amounts on deposit in the Reserves, except to the extent that any such loss is caused by the gross negligence or intentional misconduct of Lender. Borrowers knowingly, voluntarily and intentionally stipulate, acknowledge and agree that the advancement of the funds from the Reserves as set forth in this Loan Agreement is at Borrowers’ direction and is not the exercise by Lender of any right of set-off or other remedy upon the occurrence of a Default or an Event of Default. Upon the occurrence of an Event of Default, Lender may, without notice or demand on Borrowers, at its option: (A) withdraw any or all of the funds (including interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including reasonable attorneys’ fees, costs and expenses) to the Obligations in such manner as Lender shall deem appropriate in its sole discretion, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or (C) exercise any other remedies available at law or in equity. The application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default.

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(b)        The Reserves are solely for the protection of Lender and entail no responsibility on Lender’s part beyond the payment of the respective costs and expenses in accordance with the terms of this Loan Agreement and beyond the allowing of due credit for the sums actually received. Upon assignment of the Security Instruments by Lender, any funds in the Reserves shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect to any funds in the Reserve shall terminate. The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender’s option and in Lender’s discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender. Upon full payment of the Obligations in accordance with the terms of this Loan Agreement or at such earlier time as Lender may elect, the balance in the Reserves then in Lender’s possession shall be paid to Borrowers and no other party shall have any right or claim to the Reserves. Any amounts received by Lender from Borrowers may be invested by Lender (or its servicer) for Lender’s benefit, and Lender shall not be obligated to pay, or credit, any interest earned thereon to Borrowers.

(c)        To the extent funds are held in the Payment Account or the Deposit Account or are otherwise held by Lender, Lender shall not be obligated to pay, or credit, any interest earned on any Reserves to Borrowers.

(d)        After indefeasible payment in full of all Obligations and release by Lender of the liens of the Security Instruments, Lender shall disburse to Borrowers all amounts remaining in the Reserves.

IV.	SECURITY

4.1	General Security Obligations

The Obligations are to be secured by Liens granted under this Loan Agreement and pursuant to the Security Documents. At the Closing or at any other time within 60 days of Lender’s request, Borrowers shall establish deposit account control agreements, in form and substance reasonably satisfactory to Lender, over any and all Accounts of Borrowers, including any Accounts established after the Closing Date.

4.2	Grant of Security Interest

To secure the payment and performance of the Obligations, each of the Borrowers hereby grants to Lender a continuing security interest in and lien upon, and pledges to Lender, all of its right, title and interest in and to all personal property of Borrowers, whether now owned or hereafter acquired, including the following:

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(a)        all tangible personal property, including all present and future “Inventory” and “Equipment” (as defined in the UCC) (including items of equipment that are or become Fixtures);

(b)        all sums on deposit or due under the Loan Documents including (i) the Payment Account, the CapEx Reserve, the Deposit Account, the Tax and Insurance Reserve, and the Debt Service Reserve (collectively, the “Reserves”), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance on such accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining to the Reserves, (v) all sums in the Reserves or represented by the Reserves, (vi) all instruments and documents now or hereafter evidencing the Reserves or such accounts, and (vii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals from the Reserves);

(c)        all intangible personal property, including all present and future Accounts (including the Payment Account), contract rights, General Intangibles, Chattel Paper, Documents, Instruments, Deposit Accounts, Investment Property, Letter of Credit Rights, Supporting Obligations (as such terms are defined in Appendix B or in the UCC), rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

(d)        all Government Contracts and rights under such Government Contracts and the related Government Accounts; but Lender shall not have a security interest in any rights under any Government Contract of Borrowers or in the related Government Account where the taking of such security interest would violate an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, § 203 or Title 41, § 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law, unless in any case consent is otherwise validly obtained; and

(e)        any and all additions and accessions to any of the foregoing, and any and all replacements, substitutions, products and proceeds (including insurance proceeds) of any of the foregoing.

Each Borrower hereby authorizes Lender to file Uniform Commercial Code financing statements in such jurisdiction and with such filing offices as Lender, in its sole discretion, believes is necessary or desirable to perfect the foregoing security interest of the Lender without need of any signature of any Borrower. Any such financing statements may indicate and/or describe the collateral as “all assets of the debtor, whether now owned or existing or hereafter acquired or arising”, “all personal property of the debtor, whether now owned or existing or hereafter acquired or arising” or words of similar effect and/or meaning.

V.	REPRESENTATIONS AND WARRANTIES

Borrowers represent and warrant to Lender as of the Closing Date:

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5.1	Organization and Authority; Investment Company

Each Loan Party (i) is duly organized, validly existing and in good standing under the laws of its State of formation, (ii) has all requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, (iii) is duly qualified to do business in every jurisdiction in which failure to qualify could reasonably be expected to have a Material Adverse Effect, and (iv) has all requisite power and authority (A) to execute, deliver and perform its obligations under the Loan Documents to which it is a party, (B) to borrow under this Loan Agreement, (C) to consummate the transactions contemplated under the Loan Documents, and (D) to grant the Liens pursuant to the Security Documents. No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such an “investment company.”

5.2	Loan Documents

The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated by the Loan Documents, (i) have been duly authorized by all requisite action of each Loan Party and have been duly executed and delivered by or on behalf of each Loan Party; (ii) do not violate any provisions of (A) applicable laws, (B) any order of any Governmental Authority binding on any Loan Party or any of their respective properties, or (C) the applicable governing agreement or document of any Loan Party, or any agreement between any Loan Party and its stockholders, members, partners or equity owners or among any such stockholders, members, partners or equity owners; (iii) are not in conflict with, and do not result in (A) a Default or Event of Default or (B) an event, fact, condition or circumstance that, with notice or passage of time, or both, could constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which any Loan Party is a party, or by which the properties or assets of any Loan Party are bound, the effect of which could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to cause a Liability Event; (iv) except as set forth in the Loan Documents for the benefit of Lender, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of any Loan Party, and (v) do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person except as has been obtained or filed and which is set forth on Schedule 5.2. Each of the Loan Documents to which each Loan Party is a party constitutes the legal, valid and binding obligation of each applicable Loan Party, enforceable against each applicable Loan Party in accordance with its terms, subject to the effect of bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity that may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

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5.3	Subsidiaries, Capitalization and Ownership Interests

The organizational chart attached as Schedule 5.3A is true, correct, complete and not misleading in any respect. Without limitation, no Loan Party has any Subsidiaries except as set forth on such organizational chart. The authorized and issued capitalization (or, as applicable, the outstanding membership and economic interests) of each Loan Party, the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding of each Loan Party and the record and beneficial owners thereof (including options, warrants and other rights to acquire any of the foregoing) are set forth on Schedule 5.3(B). The membership or partnership interests of each Loan Party that is a limited partnership or a limited liability company are not certificated, the documents relating to such membership or partnership interests do not expressly state that such interests are governed by Article 8 of the UCC, and no such membership or partnership interests are held in a securities account. The outstanding equity securities and/or ownership, voting, membership, economic or partnership interests of each Loan Party have been duly authorized and validly issued and are fully paid and non-assessable, and each Person listed on Schedule 5.3(B) owns beneficially and of record all the equity securities and/or ownership, voting, membership or economic interests it is listed as owning. Schedule 5.3B also lists the directors, members, managers and/or partners of each Loan Party. Except as listed on Schedule 5.3B, no Loan Party owns an interest or participates or engages in any joint venture, partnership or similar arrangements with any Person. Schedule 5.3C lists (a) each Pledging Entity, each of whom is executing a Pledge and Security Agreement at the Closing, and (b) each other owner of a direct or indirect interest in each Borrower.

5.4	Property Matters

(a)        Borrowers have good, marketable and indefeasible fee simple title to the Real Estate and marketable title to the balance of the Property, subject only to those matters expressly set forth on the Title Policy (the “Permitted Exceptions”), and have full power and lawful authority to grant, bargain, sell, convey, assign, transfer and encumber its interest in the Property in the manner and form done or intended pursuant to this Loan Agreement or to any other Loan Document. None of the Permitted Exceptions materially interfere with the security intended to be provided by any of the Security Instruments, the current primary use of the Real Estate or the current ability of the Property to generate income sufficient to service the Loan. Each Borrower shall preserve its interest in and title to the Property and will forever warrant and defend the same to Lender against any and all claims whatsoever and will forever warrant and defend the validity and priority of the liens and security interests created by the Loan Documents against the claims of all Persons, subject to the Permitted Exceptions. This warranty of title and the obligations under this paragraph will survive the foreclosure, exercise of any power of sale or other enforcement of the Security Instrument and shall inure to the benefit of and be enforceable by Lender if Lender acquires title to the Property pursuant to any foreclosure, exercise of any power of sale or otherwise.

(b)        To Borrowers’ Knowledge, and except as disclosed in any zoning report or property condition report delivered to Lender prior to the Closing Date, the Real Estate and its intended use comply with all applicable laws and regulations. Each parcel of Land constitutes a separate tax parcel for purposes of ad valorem taxation. Borrowers have received no notice (and have no knowledge) that the Real Estate requires any rights over, or restrictions against, other property to comply with applicable laws or to be used for its intended purpose. Each Facility is taxed separately without regard to any other real estate and constitutes a legally subdivided lot under all applicable legal requirements (or, if not subdivided, no subdivision or platting of any Facility is required under applicable legal requirements), and for all purposes may be mortgaged, conveyed, pledged, hypothecated, assigned or otherwise dealt with as an independent parcel;

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(c)        All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Real Estate for its intended purposes are in place, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or private easements reflected in the Title Insurance Policy;

(d)        All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Real Estate have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Real Estate without further condition or cost to Borrowers;

(e)        As of the date of this Loan Agreement (i) the Real Estate is free from delinquent taxes and assessments of every kind, and (ii) no part of the Real Estate has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or to Borrowers’ Knowledge, threatened or contemplated;

(f)        Except as disclosed in any real property survey delivered or made available to Lender prior to the Closing Date, no improvements on adjoining properties encroach upon the Land. To Borrowers’ Knowledge, each Facility is structurally sound, in good repair and free of defects in materials and workmanship and has been constructed and installed in substantial compliance with the plans and specifications relating to the Facilities. To the knowledge of Borrowers, all major building systems located within the Improvements, including the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition;

(g)        Except for the Operating Leases, there are no leases or subleases affecting any portion of the Property. The Operating Leases comply in all material respects with all applicable laws. There is a cumulative $353,199.95 security deposit held or required under the Operating Leases. Rent payments under each Operating Lease are due on a monthly basis and no rent payment any Operating Lease has been paid more than 30 days in advance. No rents or charges under any Operating Leases have been waived, released, or otherwise discharged or compromised. There are no outstanding options or rights of first offer or refusal to purchase all or any portion of the Property or Borrowers’ interest in the Property or any portion of the Property;

(h)        No contract (including any Operating Lease), easement, right of way, permit or declaration (collectively, “Property Agreements”) provides any party with the right to obtain a lien or encumbrance upon all or any portion of the Property. Borrowers have delivered to Lender true, correct and complete copies of all Property Agreements and no default exists or would exist, with the passing of time or the giving of notice, or both, under any Property Agreement that could reasonably be expected to have a Material Adverse Effect;

(i)         To Borrowers’ Knowledge, no right of offset or recoupment exists respecting continued contributions to be made by any party under any Property Agreement. No material exclusions or restrictions on the utilization, leasing or improvement of the Property (including non-compete agreements) exist in any Property Agreement;

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(j)         The Real Estate forms no part of any property owned, used or claimed by any Loan Party as a residence or business homestead and is not exempt from forced sale under the laws of the State in which the Real Estate is located. Borrowers disclaim and renounce each and every claim to all or any portion of the Real Estate as a homestead. The Loan is made and transacted solely for business, investment, commercial or other similar purposes; and

(k)        The Real Estate is used only for the purpose set forth in Recital A of this Loan Agreement, and shall not be used for any other purpose whatsoever.

5.5	Other Agreements

No Loan Party is (i) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, that would adversely affect its ability to execute and deliver, or perform under, any Loan Document or to pay the Obligations or which could have a Material Adverse Effect, (ii) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to cause a Liability Event, nor is there any event, fact, condition or circumstance that, with notice or passage of time or both, could constitute or result in a conflict, breach, default or event of default under, any of the foregoing that, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect. No Loan Party is a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any Facility other than the Operating Leases, nor is there any property manager with respect to any Facility (whether or not any of Borrowers is a party to such agreement or arrangement) other than pursuant to the Property Management Agreement.

5.6	Litigation

There is no action, suit, proceeding or investigation pending or, to Borrowers’ Knowledge, threatened against any Loan Party or pertaining to any Facility other than a suit against Guarantor disclosed on Schedule 5.6. None of the foregoing (i) questions the validity of any of the Loan Documents or the right of any Loan Party to enter into any Loan Document or to consummate the transactions contemplated by the Loan Documents, (ii) could reasonably be expected to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect or could reasonably be expected to cause a Liability Event, or (iii) could reasonably be expected to result in any Change of Control or other change in the current ownership, control or management of any Loan Party. No Loan Party is a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority, and no Loan Party is a party to any of the foregoing where any of the same could reasonably be expected to have or result in a Material Adverse Effect. There is no action, suit, proceeding or investigation initiated by any Borrowers (or, to Borrowers’ Knowledge, any Operator) currently pending.

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5.7	Tax Returns; Governmental Reports

No Loan Party (i) has received any oral or written communication from the Internal Revenue Service with respect to any investigation or assessment relating to such Loan Party directly, or relating to any consolidated tax return that was filed on behalf of such Loan Party; (ii) is aware of any year that remains open pending tax examination or audit by the IRS and (iii) is aware of any information that could give rise to an IRS tax liability or assessment. Each Loan Party has (i) filed all federal, state, foreign (if applicable) and local tax returns and other reports that are required by law to be filed by such Loan Party and (ii) paid all taxes, assessments, fees and other governmental charges, including payroll and other employment related taxes, that are due and payable, except only for items that such Loan Party is currently contesting in good faith and for which such party has maintained adequate reserves under GAAP, as such items are listed on Schedule 5.7.

5.8	Financial Statements and Reports

All financial statements and other financial information that have been or may hereafter be delivered to Lender by any Loan Party are accurate and complete and have been prepared in accordance with GAAP, consistently applied with prior periods. No Loan Party has any material obligations or liabilities not disclosed in such financial information or statements, and since the date of the most recent financial statements submitted to Lender, there has not occurred any Material Adverse Change or Material Adverse Effect or Liability Event or, to Borrowers’ Knowledge, any other event or condition that could reasonably be expected to have a Material Adverse Effect or cause or constitute a Liability Event.

5.9	Compliance with Law

Each Loan Party (i) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to such Loan Party and/or such Loan Party’s business, assets and operations, including applicable requirements of the Standards for Privacy of Individually Identifiable Health Information that were promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), ERISA and Healthcare Laws, and (ii) is not in violation of any order of any Governmental Authority or other board or tribunal, except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. There is no event, fact, condition or circumstance that, with notice or the passage of time, or both, could constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. No Loan Party has received any notice that it is not in compliance with any of the requirements of any of the foregoing, except for items that could not reasonably be expected to have or result in a Material Adverse Effect. No Loan Party has (a) engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under the Internal Revenue Code of 1986, (b) failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (c) knowledge of any amounts due but unpaid to the Pension Benefit Guaranty Corporation, or of any event or occurrence that would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (d) fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (e) withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the Multi-Employer Pension Plan Amendments of 1980, except where noncompliance could not reasonably be expected to have or result in a Material Adverse Effect. There exists no event with respect to any Loan Party described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the 30-day notice period contained in 12 C.F.R. § 2615.3 has not been waived, except where such event could not reasonably be expected to have or result in a Material Adverse Effect.

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5.10	Intellectual Property

Each Loan Party has full legal right to possess and use any and all patents, patent applications, trademarks, trademark applications, service marks, registered copyrights, copyright applications, copyrights, trade names, trade secrets, and software licenses necessary for the conduct of its business (collectively, the “Intellectual Property”). A schedule of all Intellectual Property consisting of names used in connection with the conduct of the business of each Loan Party is set forth on Schedule 5.10. No Loan Party is in violation or noncompliance with any condition or requirement of the right to possess or use any Intellectual Property.

5.11	Burdensome Agreements

No Loan Party is a party to or subject to any agreement, instrument or restriction that is so unusual or burdensome that it could reasonably be expected to have a Material Adverse Effect or result in a Liability Event.

5.12	No Default

No Default or Event of Default exists.

5.13	Disclosure

No Loan Document or any other agreement, document, instrument, affidavit, certificate, or statement or any other data furnished to Lender by or on behalf of any Loan Party in connection with the transactions contemplated by the Loan Documents, or any representation or warranty made by any Loan Party in any Loan Document, contains any untrue statement of material fact or omits to state any fact necessary to make the statements in the Loan Documents not materially misleading. To Borrowers’ Knowledge, there is no fact known to any Loan Party that has not been disclosed to Lender in writing which could reasonably be expected to have a Material Adverse Effect or result in a Liability Event.

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5.14	Existing Indebtedness; Investments, Guarantees and Certain Contracts

Except for Permitted Indebtedness, no Loan Party has any outstanding Indebtedness, whether secured or unsecured, direct or indirect, contingent, joint, several or otherwise. Each Loan Party has performed all obligations required to be performed by such Loan Party in connection with any Permitted Indebtedness and there has occurred no breach, default or event of default under any document evidencing any Permitted Indebtedness and no fact, circumstance, condition or event has occurred that, with the giving of notice or passage of time or both, could constitute or result in a breach, default or event of default under any Permitted Indebtedness.

5.15	Other Agreements

Except for the Charter and Good Standing Documents of each of the Loan Parties and as otherwise set forth on Schedule 5.15, there are no existing or proposed agreements, arrangements, understandings or transactions between (A) either of Borrowers or any other Loan Party on the one hand, and (B) any Loan Party or any of Borrowers’ or any other Loan Party’s officers, members, managers, directors, stockholders, partners, other interest holders, employees or Affiliates or any members of their respective immediate families, on the other hand.

5.16	Insurance

All insurance policies required pursuant to Section 6.5 are in full force and effect. All such insurance policies are listed and described on Schedule 5.16.

5.17	Names; Location of Offices, Records and Collateral

During the preceding five years, no Loan Party has conducted business under or used any name (whether corporate, partnership or assumed) other than its current name, except as shown on Schedule 5.17. Each Loan Party is the sole owner of its current name and of any names listed on Schedule 5.17, and any and all business done and invoices issued in such names are such Loan Party’s sales, business and invoices. Each trade name of a Loan Party represents a division or trading style of such Loan Party. Each Loan Party maintains its places of business and chief executive offices only at the locations set forth on Schedule 5.17, and all Accounts of each Loan Party arise, originate and are located, and all of the Collateral and all books and records in connection with the Collateral or in any way relating to the Collateral or evidencing the Collateral are located and shall be located only in and at such locations. All of the Collateral is located only in the continental United States.

5.18	Non-Subordination

The Obligations are not subordinated in any way to any other obligations of any Loan Party or to the rights of any other Person.

5.19	Property Management Agreement

No Borrower is a party to any management agreement (whether a property management agreement or asset management agreement or otherwise with respect to the management of the Property or Borrowers).

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5.20	Healthcare Matters

(a)        All Licenses and Permits have been obtained or will be obtained in due course by the Operators within one hundred five (105) days after the Closing Date, and are or will be in full force and effect when obtained (and an interim arrangement has been entered into with the existing licensees of the Facilities for the operation of the Facilities pursuant to the existing Licenses and Permits). Borrowers and/or Operators own and/or possess, and hold free from restrictions or conflicts with the rights of others, all such Licenses and Permits;

(b)        Each Facility is duly licensed as the type of facility set forth on Schedule 5.20, as required under the applicable laws of the state specified on Schedule 5.20. The licensed bed capacity of each Facility is as specified on Schedule 5.20. Neither any Borrower nor any Operator has applied to reduce the number of licensed or certified beds or to move the right to any and all of the licensed or certified beds to any other location and there are no proceedings pending or contemplated to move or reduce the number of licensed or certified beds. Schedule 5.20 lists the Operator of each Facility.

(c)        Borrowers and, if applicable, to Borrowers’ Knowledge, each Operator (and, in any event, the operation of each Facility) are in compliance in all material respects with all applicable provisions of the laws, ordinances, statutes, regulations, orders. standards, policies, restrictions, or rules of any Governmental Authority having jurisdiction over the operation of each Facility, including (1) health and fire safety codes and (2) Medicaid, or other federal, state, local or intermediary laws, rules, regulations or published interpretations or policies relating to the prevention of fraud, abuse, false claims, neglect or mistreatment. Each Borrower and to Borrowers’ Knowledge, each Operator are in compliance in all material respects with the requirements for participation in the Medicaid Programs. Each Borrower, and to Borrowers’ Knowledge, each Operator, as applicable, is in conformance with all insurance, reimbursement and cost reporting requirements, and has a current provider agreement under Title XVIII and/or XIX of the Social Security Act or any other applicable laws or regulations for reimbursement for the types of care or services provided at each Facility.

(d)        No Loan Party and, to Borrowers’ knowledge, no Operator is a target of, participant in, or subject to any action, proceeding, suit, audit, investigation or sanction by any Governmental Authority or any other administrative or investigative body or entity or any other third party or any patient or resident (including whistleblower suits, or suits brought pursuant to federal or state False Claims Acts, and Medicaid/State fraud/abuse laws) that may result in the imposition of a fine, penalty, alternative, interim or final sanction, a lower rate certification, recoupment, recovery, suspension or discontinuance of all or part of reimbursement from any Governmental Authority, third-party payor, insurance carrier or private payor, a lower reimbursement rate for services rendered to eligible patients, or any other civil or criminal remedy, or that could have a Material Adverse Effect on any Loan Party or the operation of any Facility, or which could result in the appointment of a receiver or manager, or in the revocation, transfer, surrender, suspension or other impairment of a License or Permit, nor has any such action, proceeding, suit, investigation proceeding or audit been threatened.

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(e)        To Borrowers’ Knowledge, there are no agreements with residents of any Facility, or with any other Persons that deviate in any adverse respect from, or that conflict with, any legal requirements. To Borrowers’ Knowledge, all resident records at each Facility, including patient and/or resident account records, are maintained at such Facility and are true and correct in all material respects.

(f)        Neither the execution and delivery of the Loan Documents, nor any Loan Party’s (nor, to Borrower’s Knowledge, any Operator’s) performance under the Loan Documents, the recordation of any Security Instrument nor the exercise of any remedies by Lender (i) will adversely affect any Loan Party’s (or Operator’s) right to receive, as applicable, Medicaid, insurance company, managed care company, or other third party insurance payments or reimbursements or to receive private payor payments or reimbursements, (ii) will, as applicable, materially reduce the Medicaid, insurance company, managed care company, or other third party insurance payments or reimbursements or materially reduce private payor payments or reimbursements that such Loan Party (or Operator) is receiving as of the date of this Loan Agreement, or (iii) will adversely affect the Licenses or Permits.

(g)        No Loan Party (nor, to Borrower’s Knowledge, any Operator) is a participant in any federal, state or local program whereby any federal, state or local government or quasi-governmental body, or any intermediary, agency, board or other authority or entity may have the right to recover funds by reason of the advance of federal, state or local funds, including those authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.), other than the Medicaid programs. No Loan Party (or, to Borrower’s knowledge, any Operator) has received notice of, and no Loan Party is aware of, any violation of applicable antitrust laws.

(h)        To Borrower’s knowledge, each Operator’s private payor, Medicaid, and/or managed care company, insurance company or other third party insurance accounts receivable are free of any liens.

(i)         No Loan Party (nor, to Borrower’s Knowledge, any Operator) is a party to any collective bargaining agreement or other labor contract applicable to persons employed by it and there are no threatened or pending labor disputes at any of the Facilities. No Loan Party is or has been involved in any labor dispute, strike, walkout or union organization that could reasonably be expected to have a Material Adverse Effect.

(j)         Each Loan Party (and, to Borrowers’ Knowledge, to the extent applicable, each Operator) has maintained in all material respects all records required to be maintained by the Joint Commission, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the federal and state Medicaid programs as required by the Healthcare Laws and there are no presently existing circumstances that could reasonably be expected to result in material violations of the Healthcare Laws, except where any of the foregoing could not reasonably be expected to result in or have a Material Adverse Effect. No event has occurred that constitutes or could constitute a Liability Event.

5.21	First Priority Lien

Upon the execution, delivery, filing and/or recordation of the Security Instruments, Lender will have a good, valid and perfected first priority Lien and security interest in the Property, subject to no transfer or other restrictions or Liens of any kind in favor of any other person except for Permitted Liens. No financing statement relating to any of the Collateral is on file in any public office except those on behalf of Lender.

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5.22	Special-Purpose Entity;

Each Borrower is (and has been since its formation) a Special Purpose Entity whose sole asset is the Facility that it owns and the personal property owned by each such Borrower and utilized in the ownership or operation thereof. Notwithstanding anything to the contrary in this Loan Agreement, so long as any portion of the Obligations remains outstanding, each Borrower shall be a Special-Purpose Entity whose sole asset is the applicable Facility that it owns and the personal property utilized in the ownership or operation of such Facility.

5.23	Bankruptcy

No bankruptcy or insolvency proceedings are pending or contemplated by any Loan Party.

5.24	Survival; Diligent Inquiry

Borrowers make the representations and warranties contained in this Loan Agreement and the other Loan Documents with the knowledge and intention that Lender is relying and will rely on such representations and warranties, and having made all diligent inquiry of each of the Loan Parties (and each Operator). All such representations and warranties will survive the execution and delivery of this Loan Agreement and the funding of the Loan.

5.25	Anti-Terrorism; OFAC

(a)        No Loan Party, nor any Person controlling or controlled by any Loan Party, nor any Person having a beneficial interest (whether direct or indirect) in any Loan Party, nor any Person for whom any Loan Party is acting as agent or nominee in connection with this transaction (“Transaction Persons”) (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or is in violation of the limitations or prohibitions under any other OFAC regulation or executive order.

(b)        No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(c)        Each Borrower acknowledges by executing this Loan Agreement that Lender has notified the Loan Parties that, pursuant to the requirements of the Patriot Act, Lender is required to obtain, verify and record such information as may be necessary to identify the Loan Parties (including the name and address of each Loan Party) in accordance with the Patriot Act.

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5.26	[Reserved.]

5.27	Solvency

Each Borrower is and will remain solvent after giving effect to the transactions and the Indebtedness contemplated by this Loan Agreement and the other Loan Documents. Each Borrower has the financial resources and ability to meet its obligations and liabilities as they become due, to the effect that as of the Closing Date and after giving effect to the transactions and the Indebtedness contemplated by this Loan Agreement and the other Loan Documents (i) the assets of each Borrower, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of Borrowers, respectively, and (ii) no unreasonably small capital base with which to engage in Borrowers’ anticipated business exists with respect to Borrowers.

VI.	AFFIRMATIVE COVENANTS

Borrowers agree that, until full performance and indefeasible payment in full in cash of all the Obligations:

6.1	Financial Statements, Reports and Other Information

(a)        Financial Reports. Borrowers shall furnish or cause to be furnished to Lender (i) as soon as available and in any event within 120 days after the end of each fiscal year of Borrowers, unaudited (or audited, if available) annual financial statements of Borrowers and each Operator including the notes to such financial statements, consisting of a consolidating balance sheet at the end of such completed fiscal year and the related consolidating statements of income and expense and cash flow for such completed fiscal year, which financial statements shall be prepared and certified without qualification by an authorized officer of Borrowers and each Operator, and (ii) as soon as available and in any event within 45 days after the end of each calendar month, unaudited monthly and quarterly consolidating financial statements with respect to Borrowers and each Operator and within 45 days after the end of each calendar quarter, unaudited quarterly financial statements with respect to Borrowers and each Operator, in each case, consisting of a balance sheet and statements of income and, in the case of Borrowers, cash flow, and also with respect to each Facility consisting of a balance sheet and statements of income, cash flows (in the case of Borrower only and not Operators), occupancy, payor mix, and expense relating to the Facilities together with (X) monthly census and revenue information of the Facilities as of the end of such month in sufficient detail to show by patient-mix and revenue-mix the average monthly census of the Facilities. In addition, Borrowers shall cause Guarantor to furnish to Lender as soon as available and in any event within 120 days after the end of each fiscal year of Guarantor, (i) audited annual consolidated financial statements of Guarantor, including the notes thereto, consisting of a consolidated balance sheet at the end of such completed fiscal year and the related consolidated statements of income and expense for such completed fiscal year, which financial statements shall be prepared and certified without qualification by an independent certified public accounting firm satisfactory to Lender and accompanied by related management letters, if available, and (ii) personal financial statements of each Guarantor that is an individual, in form and substance satisfactory to Lender. All such financial statements will be prepared in accordance with GAAP consistently applied with prior periods. On a quarterly basis, Borrowers shall also deliver (and will cause Guarantor to deliver) a certificate of its chief financial officer or manager, or other authorized representative as appropriate, stating that (A) Borrowers (or Guarantor, as applicable) has reviewed the relevant terms of the Loan Documents and the condition of Borrowers (or Guarantor, as applicable), (B) no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto, (C) all financial covenants set forth in Appendix A are being fully complied with. Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants in a form satisfactory to Lender.

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(b)        Other Materials. Borrowers shall furnish or cause to be furnished to Lender as soon as available, and in any event within 10 days after the preparation or issuance thereof or at such other time as set forth below: (i) copies of such financial statements (other than those required to be delivered pursuant to Section 6.1(a)) prepared by, for or on behalf of a Loan Party and any other notes, reports and other materials related thereto, including any pro forma financial statements, (ii) any reports, returns, information, notices and other materials that such Loan Party shall send to its stockholders, members, partners or other equity owners at any time, (iii) all Medicaid cost reports and other documents and materials relating to any Facility filed by any Loan Party and any other reports, materials or other information regarding or otherwise relating to Medicaid relating to any Facility prepared by, for or on behalf of a Loan Party including (A) copies of licenses and permits required by any applicable federal, state, foreign or local law, statute, ordinance or regulation or Governmental Authority for the operation of each Facility, (B) Medicaid provider numbers and agreements relating to each Facility, (C) state surveys pertaining to any Facility and (D) participating agreements relating to medical plans relating to any Facility, (iv) within 15 days after the end of each calendar month for such month, (A) a report of the status of all payments, denials and appeals of all Medicaid Accounts relating to each Facility, (B) a sales and collection report and accounts receivable and accounts payable aging schedule for each Facility, including a report of sales, credits issued and collections received, all such reports showing a reconciliation to the amounts reported in the monthly financial statements, (v) promptly upon receipt thereof, copies of any reports submitted to any Loan Party by its independent accountants relating to any Facility and in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter provided by such independent accountants, (vi) a report of census and occupancy for each Facility by payor type, (vii) within 45 days after the end of each calendar quarter, a report calculating and detailing the provider taxes due and paid for the quarter along with evidence of payment, and (viii) such additional information, documents, statements, reports and other materials relating to any Facility as Lender may reasonably request from a credit or security perspective or otherwise from time to time.

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(c)        Notices. Borrowers shall promptly, and in any event within five (5) days after any Loan Party or any authorized officer, member, manager or employee of such Loan Party obtains knowledge thereof, notify Lender in writing (i) with respect to any Loan Party (or any Operator) or Facility of any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative proceeding brought or initiated by any Loan Party or otherwise affecting or involving or relating to any Loan Party or any Operator or any of its property or assets (including the Facilities) to the extent (A) the amount in controversy exceeds $100,000, or (B) to the extent any of the foregoing seeks injunctive relief, (ii) with respect to any Loan Party or any Operator, of any of the matters set forth in subparagraph (i) that could reasonably be expected to have or result in a Material Adverse Effect or a Liability Event, (iii) of any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iv) of any other development, event, fact, circumstance or condition that could reasonably be expected to have a Material Adverse Effect or cause a Liability Event, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (v) of any notice received by a Loan Party from any payor of a claim, suit or other action such payor has, claims or has filed against any Loan Party where any of the foregoing (A) relate to any Facility or Collateral or could reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect or Liability Event, (vi) of any matter(s) affecting the value, enforceability or collectability of any of the Collateral, including claims or disputes in the amount of $100,000 or more, singly or in the aggregate, in existence at any one time, (vii) of any notice given by a Loan Party to any other lender of Borrowers and shall furnish to Lender a copy of such notice, (viii) of receipt of any notice or request from any Governmental Authority or governmental payor regarding any liability or claim of liability, (ix) of receipt of any notice by any Loan Party regarding the appointment or termination of any manager of the Facilities, or (x) if any Account relating to any Facility becomes evidenced or secured by an Instrument or Chattel Paper.

(d)        Consents. Borrowers shall obtain and deliver from time to time all required consents, approvals and agreements from such third parties as Lender shall determine are necessary or desirable in its discretion and that are satisfactory to Lender with respect to (i) the Loan Documents and the transactions contemplated by the Loan Documents and (ii) (A) claims against any Loan Party or the Collateral, and/or (B) any agreements, consents, documents or instruments to which any Loan Party is a party or by which any properties or assets of any Loan Party or any of the Collateral is or are bound or subject, including the Subordination Agreements and the Pledge and Security Agreements.

(e)        Operating Budget. Borrowers shall (and will cause each Operator to) furnish to Lender on or prior to the Closing Date and for each fiscal year of Borrowers or each Operator after the Closing Date not less than 30 days prior to the commencement of each such fiscal year, consolidating month by month projected operating budgets, annual projections, profit and loss statements, balance sheets and cash flow reports of and for the Facilities for such upcoming fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), in each case prepared in accordance with GAAP consistently applied with prior periods. Such Operating Budget shall include a capital budget outlining a program of capital expenditures and an operating budget setting forth an estimate of operating revenues and expenses, in each case as required under each Operating Lease.

(f)        Provider Agreements. Borrowers shall furnish Lender, within 30 days of the receipt by any Borrower or any other Loan Party, with complete copies of the annual Medicaid provider agreement(s) and the annual Medicaid reimbursement rate sheets related to each Facility and shall cause each Operator to timely furnish such information to Borrower and Lender.

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(g)        Operating Lease Information. Borrowers shall furnish Lender, within five Business Days of receipt, with a copy of any material notice or material correspondence delivered or received by Borrowers under each Operating Lease. Borrowers shall cause each Operator to deliver to Lender any and all reports, statements, inspections contemporaneously with the delivery thereof by and from any Operator to any Borrower.

(h)        Accreditation Report, etc. Borrowers shall furnish Lender, within five Business Days after receipt by Borrowers or any other Loan Party, with a complete copy of any Medicaid or other licensing or accreditation or ranking agency or entity survey, report, warning letter, or notice, and any statement of deficiencies, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey, report, warning letter, or notice, and any correspondence related thereto, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or of full participation in Medicaid or a care program offered by an insurance company, managed care company, or other third party payor by the date required for cure by such agency or entity (plus extensions granted by such agency or entity).

(i)          Notices of Non-Compliance. Borrowers shall furnish Lender, within 10 days after receipt by Borrowers or any other Loan Party, with complete copies of any other material notices or charges issued relating to the non-compliance by any Loan Party or of the Facilities with any Governmental Authority, insurance company, managed care company, or other third-party payor laws, regulations, requirements, licenses, permits, certificates, authorizations or approvals and any other reports, materials or other information regarding or otherwise relating to Medicaid prepared by, for, or on behalf of Borrowers or any other Loan Party or relating to any of the Facilities.

(j)         Non-Compliance Special Remedy. If any of the materials required in this Section 6.1 are not furnished to Lender within the applicable time periods, or Lender has objections to the form, manner of preparation or methodology of any of the foregoing, and, in any of such events, such matter is not addressed to Lender’s reasonable satisfaction within 10 days after written notice from Lender to Borrowers, specifying the objections in reasonable detail, then, in addition to any other rights and remedies of Lender contained in this Loan Agreement, Lender shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Lender, in which event Borrowers agree to pay, or to reimburse Lender for, any expense of such audit and further agrees to provide all necessary information to such accountant and to otherwise cooperate in the making of such audit. Borrower agrees that any and all materials furnished under this Loan Agreement may be released and made available to such parties as Lender or Lender’s servicer deems appropriate.

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6.2	Payment of Obligations

Borrowers shall make full and timely indefeasible payment in cash of the principal of and interest on the Loan and of all other Obligations.

6.3	Conduct of Business and Maintenance of Existence and Assets

Borrowers shall, and shall cause each Operator to: (i) conduct its business and operate the Facilities in accordance with good business practices customary to the industry; (ii) collect its Accounts in the Ordinary Course; (iii) maintain all of its material properties, assets and equipment used or useful in its business in good repair, working order and condition (normal wear and tear) excepted and except as may be disposed of in the Ordinary Course and in accordance with the terms of the Loan Documents); (iv) from time to time make all necessary or desirable repairs, renewals and replacements to the Facilities; (v) maintain and keep in full force and effect its existence and all material Permits, Licenses and qualifications to do business and good standing in each jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits, Licenses or qualification necessary and in which failure to maintain such Permits, Licenses or qualification could reasonably be likely to have a Material Adverse Effect or cause a Liability Event; and (vi) remain in good standing and maintain operations in all jurisdictions in which the Facilities are located.

6.4	Compliance with Legal and Other Obligations

(a)        Borrowers shall, and will cause each Loan Party (and each Operator) to: (i) comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations, including applicable requirements of all Environmental Laws and the Standards for Privacy of Individually Identifiable Health Information that were promulgated pursuant to HIPAA; (ii) pay all taxes (including provider taxes, bed taxes and similar taxes), assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith in accordance with applicable law and against which adequate reserves have been established (but such contest and reserves shall be permitted only if no offset rights or liens against the Collateral could result); (iii) perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, except where the failure to comply, pay or perform could not reasonably be expected to have a Material Adverse Effect or cause a Liability Event; (iv) obtain, maintain and comply with all Licenses and Permits necessary to conduct its business and comply with any new or additional requirements that may be imposed on it or its business; and (v) properly file all Medicaid cost reports, if applicable.

(b)        Borrowers shall take all action necessary to maintain each of their status as a Special-Purpose Entity.

6.5	Insurance

Borrowers shall, at Borrowers’ sole expense, maintain or cause to be maintained the following insurance coverages with respect to the Property at all times while any portion of the Obligations remains outstanding:

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(a)        Insurance against loss or damage to the Property by fire, casualty and other hazards as now or subsequently may be covered by an “all-risk” policy, with coverage for earthquake in amounts and in form satisfactory to Lender, and such endorsements as Lender may from time to time reasonably require and which are customarily required by institutional lenders of similar properties similarly situated, and which coverage shall also meet the following requirements:

(i)	The amount of such property insurance shall be not less than 100% of the full replacement cost of the Improvements, furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Borrowers from time to time, without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the Insurer issuing such coverage or, at Lender’s election, by reference to such indexes, appraisals or information as Lender determines in its discretion. Full replacement cost, as used in this Loan Agreement, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and means, with respect to such furniture, furnishings, fixtures, equipment and other items, the cost of replacing the same.

(ii)	Each such policy or policies of property insurance shall contain the following provisions, all subject to Lender’s approval in form and content: (A) a replacement cost endorsement; (B) either an agreed amount endorsement (to waive the operation of any coinsurance provisions) or a waiver of any co-insurance provisions; (C) law and ordinance coverage in an amount satisfactory to Lender; and (D) coverage for interruption in utility services.

(b)        Business Income including rental value and Extra Expense insurance covering the same perils of loss as are required to be covered by the property insurance required pursuant to Section 6.5(a) and meeting the following requirements:

(i)	The amount of such insurance shall be not less than the projected gross revenue from the Facilities for a period of one year. The amount of such insurance shall be determined prior to the date of this Loan Agreement and at least once each year thereafter based on Borrowers’ reasonable estimate of the gross revenue from the Facilities for the succeeding 36-month period; or, at Lender’s election in its discretion, by reference to such indexes, appraisals or information as Lender determines.

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(ii)	Each such policy or policies shall contain the following provisions, all subject to Lender’s approval in form and content: (i) either an agreed amount endorsement (to waive the operation of any co-insurance provisions) or a waiver of any co-insurance provisions; (ii) law and ordinance coverage in an amount satisfactory to Lender; (iii) an extended period of indemnity endorsement providing that after the repair of any physical loss to the Property, the continued loss of income will be insured until the earlier of the time that (a) such income returns to the same level as it was at prior to the date on which the physical loss occurred or (b) 12 months from the date that the Property is repaired or replaced and operations are resumed in the manner that such operations were conducted prior to the date of the physical loss to the Property giving rise to such insurance obligation, which payments shall be made notwithstanding the expiration of the policy prior to the end of such period.

(c)        Broad form boiler and machinery insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to 100% of the full replacement cost of the Improvements. Such policy or policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown covered under such policy or policies and shall include all of the following coverage: (A) business interruption including rental value, (B) extra expense, (C) consequential damage and (D) interruption in utility services power supply.

(d)        If the Real Estate or any part thereof is identified by the Secretary of Housing and Urban Development as being situated in an area now or subsequently designated as having special flood hazards (including those areas designated as Zone A or Zone V), flood insurance in an amount equal to 100% of the lesser of the (A) replacement value of the Improvements or (B) maximum amount of flood insurance available.

(e)        During the period of any construction on the Real Estate or renovation or alteration of the Improvements, a so-called “Builder’s All-Risk Completed Value” or “Course of Construction” insurance policy in non-reporting form for any improvements under construction, including for demolition and increased cost of construction or renovation, in an amount equal to 100% of the estimated replacement cost on the date of completion, including “soft cost” coverage, and workers’ compensation and employers liability insurance covering all persons engaged in such construction, in an amount at least equal to the minimum required by law. In addition, each contractor and subcontractor shall be required to provide Borrowers with a certificate of insurance for (i) workers’ compensation and employers liability insurance covering all persons engaged by such contractor or subcontractor in such construction in an amount at least equal to the minimum required by law, and (ii) general liability insurance showing minimum limits of at least $5,000,000, including coverage for premises/operations and products and completed operations. Each contractor and subcontractor also shall cover Lender and Borrowers as additional insureds under such liability policy and shall defend, indemnify and hold Lender and Borrowers harmless from and against any and all claims, damages, liabilities, costs and expenses arising out of, relating to or otherwise in connection with the performance by each contractor and subcontractor of such construction.

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(f)        Commercial general liability insurance using an “occurrence” based form meeting the following requirements:

(i)	The amount of such liability insurance shall be not less than $1,000,000 per occurrence, $3,000,000 per location aggregate or such lesser amount as Lender in Lender’s discretion may accept, for bodily injury, personal and advertising injury and property damage. Lender retains the right to periodically review the amount of such liability insurance being maintained by Borrowers and to require an increase in the amount of such liability insurance should Lender deem an increase to be reasonably prudent under then-existing circumstances.

(ii)	Each such policy or policies of liability insurance shall (A) provide coverage for claims for personal injury, advertising injury, bodily injury, death and property damage liability with respect to the applicable Facilities and operations related thereto, whether on or off the Real Estate; (B) include broad form contractual liability coverage including coverage for the indemnities contained in Section 12.4.

(g)        Professional liability and malpractice insurance using an “occurrence” based form with limits of at least $1,000,000 per occurrence (claim)/$3,000,000 in the aggregate, and covering acts occurring prior to the date of the Loan. Borrowers shall cause, and cause Operator to cause each physician or nurse practitioner with clinical privileges at each Facility to carry professional liability and malpractice insurance with limits of not less than $1,000,000 per occurrence (claim)/$3,000,000 in the aggregate. Lender retains the right to periodically review the amount of such liability insurance and to require an increase in the amount of the same should Lender deem an increase to be reasonably prudent under then-existing circumstances.

(h)        Motor vehicle (auto) liability coverage for all owned hired and non-owned automobiles, including rented and leased automobiles, containing minimum limits per occurrence of greater of $1,000,000 or at such amounts as are in force as of the date of this Loan Agreement.

(i)         Workers’ compensation and employers liability insurance or other similar insurance that may be required by governmental authorities or applicable legal requirements in an amount at least equal to the minimum required by law.

(j)        With respect to the Property, insurance for certified and uncertified acts of terrorism insurance in such amounts as are required by Lender.

(k)        Crime coverage providing blanket employee dishonesty insurance with limits of not less than $500,000.

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(l)        Such other insurance on the Property or on any replacements, supplements or substitutions thereof or additions thereto as may from time to time be reasonably required by Lender against other insurable hazards or casualties that at the time are commonly insured against in the case of property similarly situated, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

All such insurance required pursuant to this Section 6.5 shall (i) be issued by companies approved by Lender and licensed to do business in the state where the Real Estate is located, with a claims paying ability rating of “A” or better by A.M. Best Company; (ii) contain the complete address of the Real Estate (or a complete legal description), (iii) be for a term of at least one year, (iv) contain deductibles no greater than $10,000 or as otherwise required by Lender, and (v) be subject to the approval of Lender as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates, and, in addition, Borrowers shall comply with, or cause to be complied with, each of the following with respect to the insurance policies required to be maintained pursuant to this Loan Agreement:

(1)        Borrowers shall as of the date of this Loan Agreement deliver to Lender certified copies of such insurance policies or satisfactory certificates evidencing such insurance; and evidence satisfactory to Lender in its discretion that such insurance policies have been paid current as of the date of this Loan Agreement. Thereafter, Borrowers shall deliver to Lender certified copies of any such insurance policies promptly upon request.

(2)        With respect to insurance policies that require payment of premiums annually, not less than 30 days prior to the expiration dates of the insurance policies obtained pursuant to this Loan Agreement, subject to Section 3.4(d), Borrowers shall pay such amount. Not less than 30 days prior to the expiration dates of the insurance policies obtained pursuant to this Loan Agreement, Borrowers shall deliver to Lender certified copies of the renewals of such policies (or other evidence of renewal satisfactory to Lender) bearing notations evidencing the payment of premiums or accompanied by other evidence of payment satisfactory to Lender. Borrowers shall also deliver to Lender certified copies of any such insurance policies promptly upon request.

(3)        No premiums for any policies or policies of insurance required under this Loan Agreement or otherwise held with respect to the Property, shall be paid by any Borrowers through or by means of any financing arrangement with any third party lender.

(4)        All policies required under this Loan Agreement will contain: (a) a provision that such policies shall not be canceled or amended, including any amendment that would reduce the scope or limits of coverage or remove any endorsement to such policy or cause the same to no longer be in full force and effect, or failed to be renewed, without at least 30 days prior written notice to Lender in each instance; and (b) a waiver of all rights of subrogation against Lender.

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(5)        All policies required or contemplated by Sections 6.5(a)-(e) will name Lender as mortgagee and loss payee, shall provide for all losses to be payable directly to Lender, and will contain: a standard noncontributing mortgagee provision or endorsement or its equivalent providing that any loss shall be payable to Lender notwithstanding (a) any negligent or willful acts or omissions of Borrowers that might otherwise result in forfeiture of such insurance; (b) occupancy or use of any of the Facilities for purposes more hazardous than those permitted by the terms of such policy; (c) any foreclosure or other action taken by Lender pursuant to any of the Security Instruments upon the occurrence of an Event of Default; or (d) any change in title or ownership of the Property.

(6)        All Policies required or contemplated by Sections 6.5(f)-(l) will name Lender as an additional insured.

(7)        The delivery to Lender of the insurance policies or other evidence of insurance as provided above constitutes an assignment of all proceeds payable under such insurance policies arising out of or related to the applicable Facilities by Borrowers to Lender as further security for the Obligations. Upon foreclosure of one or more of the Security Instruments, or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrowers in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee upon such other transfer of title.

(8)        Approval of any insurance by Lender shall not be a representation of the solvency of any Insurer or the sufficiency of any amount of insurance.

(9)        If Borrowers fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Loan Agreement or evidence of their renewal as required in this Loan Agreement, Lender may, but shall not be obligated to, procure such insurance and Borrowers shall pay all amounts advanced by Lender, together with interest thereon at the Default Interest Rate from and after the date advanced by Lender until actually repaid by Borrowers, promptly upon demand by Lender. Any amounts so advanced by Lender, together with interest thereon, shall be secured by the Security Instruments and by all of the other Loan Documents securing all or any part of the Obligations. Lender shall not be responsible for nor incur any liability for the insolvency of the Insurer or other failure of the Insurer to perform, even though Lender has caused the insurance to be placed with the Insurer after failure of Borrowers to furnish such insurance.

6.6	True Books

Borrowers shall, and, with respect to each Facility will cause each Operator to: (i) keep true, complete and accurate books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its and their dealings and transactions in all material respects; and (ii) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its financial statements.

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6.7	Inspection; Periodic Audits

Borrowers shall permit, and shall cause each Operator to permit the agents, employees or representatives of Lender, at the expense of Borrowers, from time to time (but no more than once in any calendar year absent the occurrence of an Event of Default) during normal business hours upon reasonable notice, to (i) visit and inspect Borrowers’ offices or properties or any other place where the Collateral is located to inspect the Collateral and/or to examine or audit all of its books of account, records, reports and other papers, (ii) visit and inspect any Loan Party’s offices or properties related to or involved in the operation of any of the Facilities and to examine or audit all of its books of account, records, reports and other papers that relate to any of the Facilities or any of the Collateral, (iii) make copies and extracts from any of the books or records referenced at clauses (i) or (ii) above subject to the privacy rights of the residents of the Facilities, and (iv) discuss its business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing). Borrowers shall immediately reimburse Lender upon demand and in the manner provided for in Section 2.8 for all costs and expenses incurred by Lender arising out of or related to any audit conducted by Lender pursuant to this Section 6.7, including all costs and expenses of any accountant or consultant employed or engaged by Lender for such audit plus all reasonable travel expenses incurred by Lender or any of its accountants, consultants, or representatives in connection with such audit.

6.8	Further Assurances; Post Closing

(a) At Borrowers’ cost and expense, Borrowers shall, and shall cause each Loan Party to, (i) within five Business Days after Lender’s demand, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions, instruments, certificates, affidavits or documents as Lender may reasonably request with respect to the purposes, terms and conditions of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents, whether before, at or after the execution of the Loan Documents or the occurrence of a Default or Event of Default, (ii) without limiting and notwithstanding any other provision of any Loan Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth on Schedule 6.8, and (iii) upon the exercise by Lender or any of its Affiliates of any power, right, privilege or remedy pursuant to any Loan Document or under applicable law or at equity that requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval, registration, qualification or authorization. Without limiting the provisions of this paragraph, upon the exercise by Lender or any of its Affiliates of any right or remedy under any Loan Document that requires any consent, approval or registration with, consent, qualification or authorization by, any Person, Borrowers shall execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that Lender or its Affiliate may be required to obtain for such consent, approval, registration, qualification or authorization.

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6.9	Payment of Indebtedness

Except as otherwise prescribed in the Loan Documents, Borrowers shall pay, discharge or otherwise satisfy at or before maturity (subject to applicable grace periods and, in the case of trade payables, to payment practices in the Ordinary Course) all of its material obligations and liabilities, except when the amount or validity thereof is being contested in good faith by appropriate proceedings, and such reserves as required by GAAP and Lender may deem proper and necessary in its discretion shall have been made. Except as otherwise prescribed in the Loan Documents, Borrowers shall cause Guarantor, each Operator (with respect to facilities other than the Facilities) and Pledging Entity to comply with the provisions of this Section 6.9 except to the extent such failure to comply could not reasonably be expected to have or result in a Material Adverse Effect.

6.10	Lien Searches

If Liens other than Permitted Liens exist, Borrowers immediately will take, execute and deliver all actions, documents and instruments necessary to release and terminate such Liens, and will cause any other Loan Party to do the same to the extent such Liens affect the Collateral.

6.11	Use of Proceeds

Borrowers shall use the proceeds from the Loan only for the purpose set forth in Recital A.

6.12	Collateral Documents; Security Interest in Collateral

Borrowers shall and will cause each Loan Party to (i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, that are necessary or required under law or otherwise or reasonably requested by Lender to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Lender and Lender’s perfected first priority Lien on the Collateral (and Borrowers irrevocably grant Lender the right, at Lender’s option, to file any or all of the foregoing), (ii) as soon as reasonably practicable upon learning thereof, report to Lender any reclamation, return or repossession of goods in excess of $25,000 per Facility (individually or in the aggregate), and (iii) defend the Collateral and Lender’s perfected first priority Lien thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Lender, and pay all costs and expenses (including in-house documentation and diligence fees and legal expenses and reasonable attorneys’ fees and expenses) in connection with such defense, which may at Lender’s discretion be added to the Obligations.

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6.13	Taxes and Other Charges

(a)        Borrowers shall promptly and in any event within five Business Days after Borrowers or any officer, manager, member or agent thereof obtains knowledge thereof, notify Lender in writing of any oral or written communication from the Internal Revenue Service or any other taxing authority with respect to any (i) tax investigations, relating to any Loan Party directly, or relating to any consolidated tax return that was filed on behalf of such Loan Party, (ii) notice of tax assessment or possible tax assessment, (iii) years that are designated open pending tax examination or audit, and (iv) information that could give rise to an IRS tax liability or assessment.

(b)        Borrowers shall provide to Lender any information regarding the Loan Parties’ payment of payroll taxes as Lender may reasonably request.

(c)        Borrowers shall pay or cause to be paid when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Real Estate or the Improvements; but Borrowers shall have the right to contest in good faith any such claim or demand, so long as (i) it does so diligently, by appropriate proceedings and without prejudice to Lender and (ii) neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. If Borrowers contests any such claim or demand, Borrowers shall promptly notify Lender of such contest and will, within thirty (30) days of Lender’s request, provide a bond, cash deposit or other security satisfactory to Lender to protect Lender’s interest and security should the contest be unsuccessful. If Borrowers fail to promptly discharge or provide security against any such claim or demand, Lender may do so and any and all expenses incurred by Lender, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrowers, will be promptly paid by Borrowers on demand and shall be secured by the Security Instruments and by all of the other Loan Documents securing all or any part of the Obligations.

6.14	Payment of Utilities, Assessments, Charges, Etc.

Borrowers shall pay or cause to pay when due all utility charges that are incurred in connection with the operation of the Property or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Real Estate or any portion of the Real Estate, whether or not such assessments or charges are or may become liens on the Real Estate.

6.15	Waste; Alteration of the Property

Borrowers shall not commit, suffer or permit any waste on the Real Estate nor take or permit any actions that might invalidate any insurance carried on the Property. Borrowers shall maintain or cause to be maintained the Property in its current or better condition and repair, ordinary wear and tear excepted, and shall pay or cause to be paid all costs of operating and maintaining the Property. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Lender which approval shall not be unreasonably conditioned, withheld, or delayed, and, if required or necessary, the approval or consent of any Governmental Authorities that have direct or indirect authority or oversight over Borrowers, the Property, or the operations conducted at the Real Estate. Without the prior written consent of Lender and, if required or necessary, the approval or consent of any Governmental Authorities that have direct or indirect authority or oversight over Borrowers, the Property, or the operations conducted at the Real Estate, Borrowers shall not commence or permit any construction of any material improvements on the Real Estate other than improvements required for the maintenance or repair of the Property.

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6.16	Management

The management of the Property will be by either: (a) Borrowers or an entity affiliated with Borrowers approved by Lender; or (b) a professional property management company approved by Lender. Property management by an affiliated entity or a professional property management company shall be pursuant to a written Property Management Agreement approved by Lender and the Property Manager must enter into a Property Management Fee Subordination Agreement with Lender and in form as required by Lender. In no event shall any such Property Manager be removed or replaced or the terms of any such Property Management Agreement be modified or amended without the prior written consent of Lender. Upon the occurrence of any Event of Default under this Loan Agreement or of a default under any such Property Management Agreement then in effect, which event under any such Property Management Agreement is not cured within any applicable grace or cure period contained in the Property Management Agreement, Lender shall have the right to terminate, or to direct Borrowers to terminate, the Property Management Agreement upon 30 days’ notice and to retain, or to direct Borrowers to retain, a new Property Manager approved by Lender. Borrowers represent and warrant that there is currently no Property Manager or Property Management Agreement of Borrower relating to any of the Facilities.

6.17	Rents and Profits

All Rents and Profits of any Borrower generated by or derived from the Operating Leases will first be utilized solely for Borrowers’ current expenses directly attributable to Borrower’s ownership and operation of the Facilities, including current expenses relating to Borrowers’ liabilities and obligations with respect to this Loan Agreement and the other Loan Documents, and none of such Rents and Profits of any Borrower generated by or derived from the Property will be diverted by Borrowers and utilized for any other purpose unless all such current expenses attributable to the Borrowers’ ownership and operation of the Property have been fully paid and satisfied.

6.18	Hazardous Materials and Environmental Concerns

The covenants, obligations and indemnities of the Indemnitor under the Environmental Indemnity are hereby incorporated into this Loan Agreement by reference as fully as if set forth in this Loan Agreement verbatim. Borrowers agree to perform and comply with all such covenants, obligations and indemnities in all respects. Borrowers further agree that its liability with respect to such covenants, obligations and indemnities is a separate, direct and primary obligation of Borrowers under this Loan Agreement, independent of the obligations of any other Indemnitor under the Environmental Indemnity, and that Borrowers’ obligations under this Section 6.18 are not intended to be a guaranty of the obligations of any other Indemnitor under the Environmental Indemnity. Borrowers’ obligation to perform and comply with all such covenants, obligations and indemnities shall be enforceable under this Loan Agreement independently from the Environmental Indemnity and without regard to whether the Borrower's obligations under the Environmental Indemnity, or the obligations of any other Indemnitor under the Environmental Indemnity, are released or become unenforceable or whether the Environmental Indemnity is terminated or released. Lender’s exercise of rights and remedies under the Environmental Indemnity shall not impair or preclude the Lender's exercise of rights and remedies under this Section 6.18.

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6.19	Casualty and Condemnation

(a)        Borrowers shall give Lender prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof (each, a “Casualty/Condemnation Event”). Borrowers assign all insurance proceeds on the Property and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property. All such amounts will be paid to Lender. Lender may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries and Lender is authorized, in its own name or in Borrowers’ name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Borrowers shall from time to time deliver to Lender any instruments required to permit such participation, but Lender will not have the right to participate in the adjustment of any loss less than $50,000. Provided no Event of Default has occurred, Lender shall apply any sums received by it under this Section 6.19 first to the payment of all of its costs and expenses (including reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

(b)        If Lender receives insurance proceeds or condemnation awards upon the occurrence of a Casualty/Condemnation Event in an amount not in excess of the lesser of (i) 5% of the then outstanding principal balance of the Loan and (ii) $250,000 (collectively, the “Threshold Amount”). Lender will, to the extent such insurance proceeds or condemnation awards are available for such purpose, disburse to Borrowers the amount paid or incurred by Borrowers as a result of any such Casualty/Condemnation Event for costs and expenses incurred by Borrowers to repair or restore the Property (collectively, the “Repairs”) pursuant to disbursement provisions as determined by Lender.

(c)        If proceeds or awards from a Casualty/Condemnation Event exceed the Threshold Amount, Lender may elect, in Lender’s discretion and without regard to the adequacy of Lender’s security, to (i) accelerate the Maturity Date of the Loan and declare the Obligations to be immediately due and payable, provided, so long as no Default or Event of Default exists, no termination fee shall be charged, and apply the remainder of such sums received pursuant to this Section to the payment of the Obligations in whatever order Lender directs in its discretion (which should be reasonable unless an Event of Default exists), with any remainder being paid to Borrowers, or (ii) make insurance or condemnation proceeds available to Borrowers for repair or restoration if Borrowers establish to the satisfaction of Lender, in its sole discretion, that Borrowers otherwise satisfy the requirements of Section 6.19(d). Should Lender make the election described immediately above in item (ii) of this Section 6.19(c), Borrowers shall be obligated to undertake restoration and repair of the damaged Improvements consistent with the provisions of this Section 6.19.

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(d) If Lender elects to otherwise make the insurance proceeds or condemnation award available to Borrowers for repair or restoration pursuant to Section 6.19(c), then if:

(i)	the Property can, in Lender’s Permitted Discretion, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage by the earlier to occur of the following dates: (A) 6 months after the receipt of insurance proceeds or condemnation awards by either Borrowers or Lender, and (B) 6 months prior to the Maturity Date, and

(ii)	all necessary governmental approvals can be obtained to allow the rebuilding and re-occupancy of the Property as described in Section 6.19(d)(i), and

(iii)	there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Borrowers, the full amount of which shall at Lender’s option have been deposited with Lender) for such restoration or repair (including for any reasonable costs and expenses of Lender to be incurred in administering such restoration or repair) and for payment of principal and interest to become due and payable under this Loan Agreement during such restoration or repair, and

(iv)	the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the Loan in full with the same coverage ratio considered by Lender in its determination to make the Loan; and

(v)	Borrowers shall have delivered to Lender, at Borrowers’ sole cost and expense, an appraisal report from an appraiser, in form and substance, satisfactory to Lender appraising the value of the Property as proposed to be restored or repaired to be not less than an appraised value of the Property such that the outstanding principal amount of the Loan is not greater than 75% of such appraised value.

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then Lender shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required to facilitate such restoration or repair, and any funds deposited by Borrowers for such restoration or repair to Borrowers in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including the prior written approval by Lender of plans and specifications, contractors and the form of construction contracts and the furnishing to Lender of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors in form and substance reasonably satisfactory to Lender. Lender shall apply any remaining proceeds for payment of the Obligations in whatever order as Lender directs, or released to Borrowers, in its discretion. Borrowers shall, in good faith, undertake reasonable efforts to cause the conditions described in this Section 6.19(d) to be fully satisfied (e.g., Borrowers shall timely make applications for necessary governmental permits, shall order an appropriate appraisal report, etc.). If such conditions are satisfied, Borrowers shall be obligated to undertake restoration and repair of the damaged Improvements subject to the terms of this Section 6.19.

Any disbursement pursuant to this Section 6.19(d) of sums by Lender shall, subject to Borrowers’ satisfaction of the provisions of this Section 6.19, be in a manner to promptly facilitate the restoration or repair of the Property. If Borrowers fail to meet the requirements of this Section 6.19(d), then Lender may elect in its discretion and without regard to the adequacy of Lender’s security, to accelerate the Maturity Date and declare any and all of the Obligations to be immediately due and payable and apply the remainder of such sums to the payment of the Obligations in whatever order Lender directs in its discretion, with any remainder being paid to Borrowers.

(e) Any reduction in the Obligations resulting from Lender’s application of any sums received by it under this Loan Agreement shall take effect only when Lender actually receives such sums and elects to apply such sums to the Obligations and, in any event, the unpaid portion of the Obligations shall remain in full force and effect and Borrowers shall not be excused in the payment thereof. Partial payments received by Lender, as described in the preceding sentence, shall be applied to the payment of the Obligations in whatever order Lender directs in its reasonable discretion, with any remainder being paid to Borrowers. If Borrowers undertake to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Borrowers shall promptly and diligently, at Borrowers’ sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to their value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Borrowers shall pay to Lender all costs and expenses of Lender incurred in administering such rebuilding, restoration or repair, provided that Lender makes such proceeds or award available for such purpose. Borrowers agrees to execute and deliver from time to time such further instruments as may be reasonably requested by Lender to confirm the foregoing assignment to Lender of any award, damage, insurance proceeds, payment or other compensation. Borrowers irrevocably constitute and appoint Lender the attorney-in-fact of Borrowers (which power of attorney shall be irrevocable so long as any of the Obligations are outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrowers and shall not be affected by any disability or incapacity suffered by Borrowers subsequent to the date of this Loan Agreement), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittance therefor .

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6.20	omitted .

6.21	Facility Operations

Borrowers shall cause the operations conducted or to be conducted at the Facilities to be conducted at all times in a manner consistent with or better than the level of operation of each of the Facilities as of the date of this Loan Agreement, and with the level of operation of other respected facilities in the industry. Without limitation, Borrowers shall:

(a)        maintain or cause to be maintained the standard of care for the residents of each of the Facilities at all times at a level necessary to ensure a level of quality care for the residents of each of the Facilities comparable to or better than that existing on the date of Closing;

(b)        maintain or cause to be maintained a standard of care in the storage, use, transportation and disposal of all medical equipment, medical supplies, medical products or gases, and medical waste, of any kind and in any form, that is in accordance with that of the highest prudent industry standard and in conformity with all applicable regulations and laws;

(c)        operate or cause to be operated the Facilities in a prudent manner in compliance with applicable laws and regulations relating thereto and cause all Licenses, reimbursement or care contracts, and any other agreements necessary for the certification, licensure, accreditation or operation of each of the Facilities as may be necessary for participation in the Medicaid reimbursement programs, managed care company, insurance company, or other third-party payor reimbursement programs to remain in effect without reduction in the number of licensed beds or beds authorized for use in Medicaid reimbursement programs, managed care company, insurance company, or other third-party payor reimbursement programs;

(d)        take no, nor permit to be taken any, action that will or could reasonably be expected to result in a reduction, suspension, or elimination of reimbursement for services from Medicaid, or any managed care company, insurance company, or other third-party payor; and

(e)        maintain or cause to be maintained all deposits, including deposits relating to residents or residency agreements. If such deposits are in cash such deposits are to be deposited and held by any Borrower or Operator, as the case may be, in accordance with applicable law, at such commercial or savings bank or banks as may be reasonably satisfactory to Lender. If such deposits are in any other form, such deposits are to be maintained as Lender may expressly permit. Any bond or other instrument that Borrowers or any Operator, as the case may be, are permitted to hold in lieu of cash deposits under any applicable legal requirements shall be maintained in full force and effect unless replaced by cash deposits as described above, shall be issued by an institution reasonably satisfactory to Lender, shall, if permitted pursuant to any legal requirements, name Lender as payee or Lender thereunder (or at Lender’s option, be fully assignable to Lender) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Lender. Borrowers shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of compliance with the foregoing.

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6.22	Accounts

Borrowers shall maintain all Accounts relating to each Facility with Pacific Western Bank. Notwithstanding the foregoing, Borrowers may maintain Accounts relating to the Facilities at banks or institutions other than Pacific Western Bank so long as the aggregate amount on deposit in such Accounts is less than $10,000 at all times.

6.23	Operations and Maintenance Programs

Within ninety (90) days of the date hereof, Borrowers shall establish and comply with operations and maintenance programs with respect to the Facilities, in form and substance reasonably acceptable to Lender, which programs shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on any of the Facilities. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to one or more of such operations and maintenance programs to address changing circumstances, laws or other matters, (c) at Borrowers’ sole expense, supplemental examination of the Facilities by consultants specified by Lender, (d) access to the Facilities by Lender, its agents or servicer, to review and assess the environmental condition of the Facilities and Borrowers’ compliance with any operations and maintenance programs, and (e) variation of one or more of the operations and maintenance programs in response to the reports provided by any such consultants.

VII.	NEGATIVE COVENANTS

Borrowers agree that, until full performance and indefeasible payment in full in cash of all the Obligations:

7.1	Financial Covenants

Borrowers shall not violate or, if applicable, permit any Operator to violate, the financial covenants set forth on Appendix A.

7.2	Indebtedness

Borrowers may not create, incur, assume or suffer to exist any Indebtedness, except the following (collectively, “Permitted Indebtedness”): (i) Indebtedness under the Loan Documents, (ii) any Indebtedness set forth on Schedule 7.2, (iii) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred pursuant to purchase money Liens permitted by clause (v) in the definition of Permitted Liens, provided that the aggregate amount thereof outstanding at any time shall not exceed $100,000 in the aggregate, (iv) Indebtedness in connection with advances made by an Affiliate in order to cure any breach of or failure to achieve any of the financial covenants set forth on Appendix A or to fund any operating deficits of Borrowers; provided, however, that such Indebtedness shall be on an unsecured basis, and shall be expressly subordinated by its terms in right of payment and remedies to all of the Obligations and to all of Lender’s rights under the Loan Documents; (v) accounts payable to trade creditors and current operating expenses (other than for borrowed money) that are not aged more than 120 days from the billing date or more than 30 days from the due date, in each case incurred in the Ordinary Course and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrowers’ independent accountants shall have been reserved; or in the aggregate outstanding at any one time; provided, however, that such Indebtedness shall be on an unsecured basis, and expressly subordinated by its terms in right of payment and remedies to all of the Obligations and to all of Lender’s rights under the Loan Documents. Borrowers shall not make prepayments on any existing or future Indebtedness to any Person other than to Lender or to the extent specifically permitted by this Loan Agreement or any subsequent agreement between Borrowers and Lender. If, at any time, a Default or Event of Default exists, no payments shall be made on the Permitted Indebtedness without Lender’s prior written consent.

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7.3	Liens

Except for Permitted Liens, Borrowers shall not (and shall not permit any Loan Party to) create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, (i) any of the Collateral or (ii) )any of its properties or assets or any of its shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired. Borrowers shall not, and shall not permit any Loan Party to, assign or transfer any interests in any License or Permit, or any reimbursement or care contracts related to the Facilities. Each Borrower shall use its commercially reasonable efforts to cause each Operator not to incur, assume or suffer to exist any Lien except as may be expressly permitted by the terms and conditions of each Operating Lease. Borrower shall not be in breach of this paragraph if it is contesting involuntary liens (including mechanics’ liens) pursuant to the terms and conditions of Section 6.13(c).

7.4	Investments; New Facilities or Collateral; Subsidiaries

Borrowers, directly or indirectly, shall not (i) purchase, own, hold, invest in or otherwise acquire obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture, or (ii) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than those created by the Loan Documents and Permitted Indebtedness and other than (A) trade credit extended in the Ordinary Course, (B) advances for business travel and similar temporary advances made in the Ordinary Course to officers, directors and employees, and (C) the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course. Borrowers, directly or indirectly, shall not purchase, own, operate, hold, invest in or otherwise acquire any facility, property or assets other than the Property. Borrowers shall have no Subsidiaries except as listed on Schedule 5.3(a).

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7.5	Distributions; Redemptions

(a)        Subject to Section 7.5(b) and Section 7.5(c), Borrowers shall not: (i) declare, pay or make any Distributions to any stockholder, member, partner or other equity owner; or (ii) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or membership, economic or other interests or of any options to purchase or acquire any interests in the foregoing (but each Borrower may redeem its capital stock or membership interest from terminated employees pursuant to, but only to the extent required under, the terms of the related employment agreements as long as no Default or Event of Default has occurred and is continuing or would be caused by or result from such redemption of capital stock or membership interest).

(b)        Notwithstanding Section 7.5(a), one time in each calendar month, Borrowers may make a Distribution to a stockholder, member, partner or other equity owner, but only to the extent of Excess Cash Flow, if any, and only so long as: (i) all amounts due on such Payment Date or otherwise then due under the Loan Documents have been paid; (ii) no Default has occurred and is continuing or would be caused by or result from such Distributions and no Event of Default has occurred or would be caused by or result from such Distribution; and (iii) after giving effect to any such proposed Distribution, Borrowers will remain in compliance with the covenants set forth in Appendix A recomputed for the most recently ended month and quarter for which information is available (assuming such proposed Distribution was made during the most recently ended month).

(c)        Borrowers shall not make any Distribution of any management, service or related or similar fee to any Person or with respect to any facility owned, operated or leased by any Borrower except in the manner permitted under any Management Fee Subordination Agreement, provided that all payments under any Property Management Agreement or any management agreement related to any Facility shall not exceed 5% of the Facility’s revenues for any calendar year during the Term, provided further that Borrowers shall not make or suffer to exist any Distribution under any Property Management Agreement if a Default or Event of Default has occurred and is continuing or would result from such Distribution.

7.6	Transactions with Affiliates

(a)        Except as expressly permitted in the other Loan Documents, Borrowers shall not enter into or consummate any transaction of any kind with any of its Affiliates or any Guarantor other than: (i) salary, bonus, employee stock options and other compensation and employment arrangements with directors or officers in the Ordinary Course, provided, that no payment of any bonus shall be permitted if a Default or Event of Default has occurred and remains in effect or would be caused by or result from such payment, (iii) transactions on overall terms at least as favorable to Borrowers as would be the case in an arm’s-length transaction between unrelated parties of equal bargaining power; provided that notwithstanding the foregoing Borrowers shall not (Y) enter into or consummate any transaction or agreement pursuant to which it becomes a party to any mortgage, note, indenture or guarantee evidencing any Indebtedness of any of its Affiliates or otherwise to become responsible or liable, as a guarantor, surety or otherwise, pursuant to agreement for any Indebtedness of any such Affiliate, or (Z) make any payment to any of its Affiliates in excess of $10,000 without the prior written consent of Lender, and (iv) transactions with Lender or any Affiliate of Lender.

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(b)        Borrowers shall not permit, or otherwise take any action that would result in, either (i) an increase in the accounts receivable to be paid to Borrowers by any Affiliate of Borrowers, or (ii) a decrease in the accounts payable to be paid by Borrowers to any Affiliate of Borrowers, if in either case, such action would cause Borrowers not to be in proforma compliance with the financial covenants set forth in Appendix A or if a Default or Event of Default then exists under any Loan Document.

7.7	Charter Documents; Fiscal Year; Dissolution; Use of Proceeds

Neither any Borrower, Guarantor nor any Pledging Entities shall (i) amend, modify, restate or change its articles of incorporation or formation, bylaws, operating agreements or similar charter documents or any Charter Documents, (ii) allow any of its interests to be certificated, (iii) change its fiscal year, (iv) amend, alter or suspend or terminate or make provisional in any material way, any License or Permit without the prior written consent of Lender, (v) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing, (vi) change its name or jurisdiction of organization without the prior written consent of Lender or (vii) use any proceeds of the Loan for “purchasing” or “carrying” “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulations T, U or X or any other regulations of such Board of Governors, or for any purpose prohibited by legal requirements or by the terms and conditions of the Loan Documents.

7.8	Truth of Statements

Borrowers shall not furnish (or permit any Loan Party to furnish) to Lender any certificate or other document, instrument or certificate that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

7.9	IRS Form 8821

Borrowers shall not, and shall cause each Loan Party not to, alter, amend, restate or otherwise modify, withdraw, terminate or refile any IRS Form 8821 that Lender requires to be filed.

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7.10	Alienation and Further Encumbrances

(a)        Borrowers acknowledge that Lender has relied upon the principals of Borrowers and the other Loan Parties and their experience in owning and operating properties similar to the Property in connection with the closing of the Loan. Accordingly, if the Property or any part of the Property or interest in the Property shall be sold (including any installment sales agreement), conveyed, disposed of, alienated, hypothecated, leased (except pursuant to the the Operating Leases), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Borrowers shall be divested of their respective title to the Property or any interest in the Property, in any manner or way, whether voluntarily or involuntarily without the prior written consent of Lender being first obtained, which consent may be withheld in Lender’s sole discretion, and, if required or necessary, the approval or consent of any Governmental Authorities that have direct or indirect authority or oversight over Borrowers, the Property, or the operations conducted on the Property, then the same shall constitute an Event of Default under this Loan Agreement and Lender shall have the right, at its option, to declare any or all of the Obligations, irrespective of the maturity date specified in this Loan Agreement, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article VIII or in any of the Security Instruments or in any of the other Loan Documents. For purposes of this Section 7.10(a), the sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering (whether voluntarily or involuntarily) of all or any portion of the ownership interest in (or, directly or indirectly through constituent parties, any of the ultimate beneficial ownership interest in) Borrowers shall be deemed to be a transfer of an interest in the Property. Furthermore, the sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering (whether voluntarily or involuntarily) of all or any portion of the ownership interest in (or, directly or indirectly through constituent parties, any of the ultimate beneficial ownership interest in) any Guarantor or Pledging Entity shall constitute an Event of Default under this Loan Agreement and Lender shall have the right to exercise its various remedies described in this Loan Agreement and in the other Loan Documents.

(b)        Borrowers shall not consent to any direct or indirect transfer of any Operating Lease, or any ownership interest in any Operator, or suffer or permit any direct or indirect sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering of any Operating Lease (or any Operator’s interest in an Operating Lease). Borrowers shall use commercially reasonable efforts to prevent any direct or indirect sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering of any Operator’s interest in any Operating Lease or any ownership interest in any Operator that would be in violation of any Operating Lease. If any direct or indirect sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering any Operator’s interest in any Operating Lease or any ownership interest in any Operator occurs in violation of any Operator Lease, Borrowers shall pursue all rights and remedies against such Operator (but the pursuit of any such rights or remedies shall be subject to Lender’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed). Without limitation, Borrowers are not in breach of this paragraph if any direct or indirect sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering of any Operating Lease (or any Operator’s interest in an Operating Lease) occurs without the prior written consent of Borrowers and Lender and is permitted pursuant to the terms and conditions of the applicable Operating Lease .

(c)        Notwithstanding the foregoing provisions of Section 7.10(a),

    (i)          provided that (A) no Default or Event of Default exists, and (B) no Change of Control would occur, a one-time transfer of the entire interest of Summit Healthcare Operating Partnership, L.P. in each of Borrowers to Summit Union Life Holdings, LLC shall be permitted provided that Lender determines, in its Permitted Discretion, that all of the following conditions are satisfied: (1) after the transfers, the ownership (direct and indirect) of the Borrowers shall be as stated on the organizational chart attached as Schedule 7.10(c); (2) Borrowers shall have provided Lender with a thirty (30) day advance written notice of the proposed transfer, and all documents effecting such transfer, all of which shall be satisfactory to Lender in its Permitted Discretion; (3) Lender shall have received a Pledge and Security Agreement from Summit Union Life Holdings, LLC in form as that provided by Summit Healthcare Operating Partnership, L.P. (with any reasonable changes required by Lender); (4) Lender shall have received a current UCC search of Summit Union Life Holdings, LLC confirming that Lender will have a first-priority security interest in the collateral to be provided in such Pledge and Security Agreement; (5) Lender shall have received such organizational documents (including state, good standing and other certifications) from Summit Union Life Holdings, LLC and the other entities owning a direct or indirect interest therein as required by Lender, all of which shall be satisfactory to Lender in its Permitted Discretion; (6) Borrowers shall have certified to Lender that all terms and conditions (1) – (5) have been satisfied; (7) Lender shall have received, if requested by Lender, any opinions of counsel for borrower confirming in form and substance as required by Lender in its Permitted Discretion, among other matters, that the new Pledge and Security Agreement has been duly authorized, executed and delivered and is enforceable in accordance with its terms, together with any other documents required by Lender in its Permitted Discretion; and (8) Lender shall have been reimbursed for all costs and expenses of Lender (including attorneys’ fees and costs of internal and external counsel).

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  (ii)         if any Transfer of any interest in any Borrower or Loan Party, whether direct or indirect, would result in any Person owning more than twenty percent (20%) of the direct or indirect legal, beneficial or economic interest in any Borrower or Loan Party, Borrowers shall provide Lender with at least thirty (30) days prior written notice of such proposed transfer along with information regarding such transferee and the principals of such transferee sufficient to assure compliance by Lender with all legal and regulatory requirements and Lender policies relating to such transfer and transferee, including, without limitation, the Patriot Act and to ensure compliance with the terms and conditions of Section 7.15 and Section 12.18.

7.11	Zoning; Use

Without the prior written consent of Lender and, if required or necessary, the approval or consent of any Governmental Authorities that have direct or indirect authority or oversight over Borrowers, the Property, or the operations conducted at any of the Facilities, Borrowers shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Real Estate or the Improvements. Borrowers shall comply or cause Operators to comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Real Estate or the Improvements. Borrowers shall comply or cause Operators to comply with all existing and future requirements of all Governmental Authorities having jurisdiction over the Property or the operations conducted at each Facility. Borrowers shall keep or cause Operators to keep all Licenses and Permits in full force and effect. Borrowers shall cause each Facility to be operated as assisted living and memory care facilities with an aggregate of 45 residential units for Carolina Manor, 20 residential units for Carrington Manor, 40 residential units for Marla Vista Manor, and 20 residential units for Marla Vista Gardens for so long as any portion of the Obligations remains outstanding. If, under applicable zoning provisions, the use of all or any part of the Real Estate or the Improvements is or becomes a nonconforming use, Borrowers shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Lender and, if required or necessary, the approval or consent of any Governmental Authorities that have direct or indirect authority or oversight over Borrowers, the Property, or the operations conducted at any of the Facilities. Further, without Lender’s prior written consent and, if required or necessary, the approval or consent of any Governmental Authorities that have direct or indirect authority or oversight over Borrowers, the Property, or the operations conducted at any of the Facilities, Borrowers shall not file or subject any part of the Real Estate or the Improvements to any declaration of condominium or cooperative or convert any part of the Real Estate or the Improvements to a condominium, cooperative or other form of multiple ownership and governance.

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7.12	Leases; Operating Lease

(a)        Borrowers shall not execute any Lease for possession or occupancy of any portion of the Property, except for the Operating Lease.

(b)        Borrowers shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in each of the Operating Leases on the part of the landlord, lessor or licensor to be kept and performed (prior to expiration of any applicable notice and cure period). Borrowers shall not do or suffer to be done any act that might result in a default by the landlord, lessor, licensor or other party under the Operating Lease or allow any Operator to withhold payment of rent. Borrowers shall not further assign any Operating Lease or any such rents or payments. Borrowers, at no cost or expense to Lender, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each Operator under each Operating Lease. Borrowers shall not, without the prior written consent of Lender, modify any Operating Lease, terminate or accept the surrender of any Operating Lease, or waive or release any other party from the performance or observance of any material obligation or material condition under any Operating Lease. Borrowers shall not permit the prepayment of any rents under any Operating Lease for more than one month prior to the due date thereof. Borrowers shall immediately deliver to Lender a copy of any default notice received or delivered by Borrowers in connection with any Operating Lease. If any Operating Lease has been terminated, pursuant to the terms and conditions hereof, Borrowers may enter into an agreement for a substitute Operator under a new Operating Lease with the prior written consent of Lender, such consent not to be unreasonably withheld.

7.13	Patient Records

Borrowers shall not, and shall not permit any Operator to, assign, transfer or remove any records pertaining to the Facilities, including resident records, medical and clinical records (except for removal of patient records as directed by the patients or residents that own those records or as required by law).

7.14	Easements and Rights-of-Way

Borrowers shall not grant any easement or right-of-way with respect to all or any portion of the Real Estate without the prior written consent of Lender, but Lender will not unreasonably withhold its consent for access for any utility or other service providers. The purchaser at any foreclosure sale may, in its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of any Security Instrument and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way. If Lender consents to the grant of an easement or right-of-way, Lender agrees to grant such consent without charge to Borrowers other than reasonable expenses, including reasonable attorneys’ fees, incurred by Lender in the review of Borrowers’ request and, if applicable, in the preparation of documents relating to the subordination of any Security Instrument to such easement or right-of-way.

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7.15	Certain Specific Agreements

No Loan Party shall permit any other Transaction Person, to (i) be or become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engage in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise be associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) otherwise become a Person on the list of Specially Designated Nationals and Blocked Persons in violation of the limitations or prohibitions under any other OFAC regulation or executive order.

VIII.	EVENTS OF DEFAULT

8.1	Events of Default

The occurrence of any one or more of the following shall constitute an “Event of Default” under this Loan Agreement and under the other Loan Documents:

(a)        Borrowers fail to pay any amount on the Obligations or provided for in any Loan Document (including under Sections 6.2 and 6.9) when the same becomes due (whether on any Payment Date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise), but it shall not be an Event of Default if Borrower makes such payments within five (5) days of the date when due (but Borrower shall have this grace period only twice in any 12 month period and there shall be no grace period for amounts due on the Maturity Date);

(b)        any fact, circumstance or condition was not as represented or warranted in any material respect in any representation, statement or warranty at the time made or deemed made by any Loan Party in any Loan Document or in any other certificate, document, instrument, report or opinion delivered to Lender in conjunction with any Loan Document to which it is a party, (ii) any fact, circumstance or condition ceases to be as represented or warranted in any material respect after the date of the representation or warranty, or (iii) any representation or warranty of Manager contained in the Property Management Fees Subordination Agreement, if any, or other similar document delivered to Lender in connection with the Loan proves to have been incorrect or untrue in any material respect when made or deemed made;

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(c)        any Loan Party violates or breaches, or fails timely to perform, observe or comply with, any covenant, obligation or agreement set forth in any Loan Document to the extent not otherwise separately identified as an Event of Default; provided only that in the case of the affirmative covenants contained in Article VI (other than (i) the covenants contained in Sections 6.5, 6.7, and 6.11, for which no cure right is provided, (ii) the covenants contained in Sections 6.1(a), for which Borrowers shall have the opportunity to cure any default, breach or failure of performance within 15 days after Lender’s written notice of such default, breach or failure of performance, and (iii) the covenants contained in Section 6.2 and 6.9, which is covered by Section 8.1(a) above), Borrowers shall have the opportunity to cure any default, breach or failure of performance under Article VI within 30 days after the first to occur of (i) Lender’s written notice of such default, breach or failure of performance or (ii) any Borrower’s discovery of such default, breach or failure of performance; provided Borrowers shall have an additional thirty (30) days to cure such failure if such failure cannot reasonably be cured within thirty (30) days and Borrowers are diligently undertaking to cure such default, and, in Lender’s Permitted Discretion, such failure can be reasonably cured within such additional thirty (30) days; provided further, however, if a Default can be cured by the replacement of the applicable Operator, instead of thirty (30) days, Borrowers shall have an additional sixty (60) days to cure such failure if such failure cannot reasonably be cured within thirty (30) days and Borrowers are diligently undertaking to cure such default, and, in Lender’s Permitted Discretion, such failure can be reasonably cured within such additional sixty (60) days. Without limitation on other terms and conditions contained herein, any replacement Operator shall subject to Lender’s prior written approval in its Permitted Discretion.

(d)        any of the Loan Documents ceases to be in full force and effect, or any Lien created under this Loan Agreement or any Security Document ceases to constitute a valid perfected first priority Lien on the Property in accordance with the terms thereof, or Lender ceases to have a valid perfected first priority security interest or Lien in any of the Property;

(e)        one or more tax assessments, judgments or decrees is rendered against (i) any Borrower, (ii) Guarantor or any Pledging Entity or (iii) any Facility that, in each case, is not satisfied or stayed within forty-five (45) days;

(f)        any default occurs (x) in the payment of any Indebtedness (other than the Obligations) of Borrowers in excess of $25,000.00 in the aggregate, (y) in the payment of any Indebtedness of any Loan Party other than Borrowers that could reasonably be anticipated to result in the occurrence of a Material Adverse Effect, or (z) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which any Loan Party is a party or to which any of their properties or assets are subject or bound where such default could reasonably be expected to have a Material Adverse Effect;

(g)        any Loan Party (i) is unable to pay its debts generally as they become due, (ii) has total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) that exceed its assets, at a Fair Valuation, (iii) has an unreasonably small capital base with which to engage in its anticipated business, (iv) files a petition under any insolvency statute, (v) makes a general assignment for the benefit of its creditors, (vi) commences a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, (vii) files a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, (viii) files an answer consenting to or otherwise acquiesces or joins in an involuntary petition filed against Borrowers by any Person under any applicable bankruptcy or insolvency law; or (ix) consents to, acquiesces or joins in an application for the appointment of a custodian, trustee or examiner for Borrowers or any portion of the Property;

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(h)        (i) a court of competent jurisdiction (A) enters an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Loan Party or the whole or any substantial part of any such Person’s properties, which shall continue unstayed and in effect for a period of 60 days, (B) approves a petition filed against any Loan Party seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which is not dismissed within 60 days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assumes custody or control of any Loan Party or of the whole or any substantial part of any such Person’s properties, which is not irrevocably relinquished within 60 days, or (ii) there is commenced against any Loan Party any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which (A) is not unconditionally dismissed within 60 days after the date of commencement, or (B) the applicable Loan Party, in some fashion, indicates its approval of or consent to;

(i)         Without limiting the provisions of Section 7.10, (i) any Change of Control occurs or any agreement or commitment to cause or that may result in any such Change of Control is entered into, (ii) any Material Adverse Effect or Material Adverse Change occurs or is reasonably expected to occur, (iii) any Liability Event occurs or is reasonably expected to occur, or (iv) any Loan Party ceases any portion of its business operations as currently conducted or anticipated to be conducted, except if such cessation is with respect to Guarantor or Pledging Entity and such cessation could not reasonably be expected to result in or have a Material Adverse Effect;

(j)         Lender receives any indication or evidence that any Loan Party may have directly or indirectly been engaged in any type of activity that, in Lender’s judgment, might result in forfeiture of any property relating to any Facility or the Collateral to any Governmental Authority, and such activity continues unremedied for a period of 30 days after written notice from Lender;

(k)        a default occurs under any other Loan Document and such default is not cured within any applicable cure period;

(l)         uninsured damage to, or loss, theft or destruction of, any portion of the Property occurs that exceeds $100,000 per Facility in the aggregate if such portion of the Property is not repaired or replaced within 60 days of such damage, loss, theft or destruction;

(m)       any Loan Party or any of its members, managers, directors or officers is criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral or any Licenses or Permits;

(n)        the issuance of any process for levy, attachment or garnishment or execution upon or prior to any judgment against any property or assets of any Loan Party that, individually or in the aggregate, could be reasonably be expected to have or result in a Material Adverse Effect and that is not released or discharged within 60 days of issuance;

(o)       Borrowers fail to pay to Lender any sum with respect to any of the Reserves within ten (10) days of written notice of its failure to make such payment;

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(p)        any default under any Operating Lease by any Borrower that is not cured within the applicable cure period by Borrowers, or any material default occurs under any Property Management Agreement (if any) that is not cured within the applicable cure period by Borrowers or Manager, as applicable, or Borrowers do not terminate the applicable Property Management Agreement (if any) and enter into a new Property Management Agreement in form and substance and with a new manager acceptable to Lender in Lender’s discretion within 30 days of the occurrence of such default;

(q)        any portion of the Loan is not used for the purpose for which it was advanced;

(r)        any Loan Party challenges the validity or enforceability of any of the Loan Documents;

(s)        any insurance required under this Loan Agreement is terminated or lapsed;

(t)        any failure to comply with any of the financial covenants set forth on Appendix A attached to this Loan Agreement;

(u)        any Borrower fails to cure or abate any violation of any law, order, ordinance, rule or regulation pertaining to the operation of any Facility that is claimed by any Governmental Authority, or any officer acting on behalf thereof, within the time permitted by such authority for such cure or abatement;

(v)        any proceedings are instituted against any Loan Party by any Governmental Authority that would or are reasonably likely to result in (i) the revocation of license granted for the operation of any of the Facilities, (ii) the decertification of any of the Facilities from participation on the Medicaid reimbursement program or (iii) the issuance of DPNA (denial of payment for new admissions) or a stop placement order with respect to any Facility.

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8.2	Remedies

(a)        Upon the occurrence of any Event of Default, Lender may, without notice or demand, take any or all of the following actions either individually or in conjunction with one another: (i) declare all or any portion of the outstanding principal balance of the Loan, all interest thereon and all other Obligations to be due and payable immediately, in each case without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are expressly waived by Borrowers, (ii) apply any Reserves held by Lender and any and all sums on deposit in the Payment Account and the Lease Deposit Account to reduce the Obligations, (iii) foreclose the Liens created under the Security Documents, (iv) realize upon, take possession of and/or sell any collateral or securities pledged (other than collateral consisting of Accounts owed or owing by Medicaid Account Debtors absent a court order or compliance with applicable law) with or without judicial process, (v) exercise all rights and powers with respect to the Property as Borrowers might exercise (other than with respect to collateral consisting of Accounts owed or owing by Medicaid Account Debtors absent a court order or compliance with applicable law), (vi) collect and send notices regarding the Property (other than with respect to collateral consisting of Accounts owed or owing by Medicaid Account Debtors absent a court order or compliance with applicable law), with or without judicial process, (vii) by its own means or with judicial assistance, enter any premises at which the personal property collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the personal property collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and Borrowers shall not resist or interfere with such action, (viii) at Borrowers’ expense, require that all or any part of the personal property collateral be assembled and made available to Lender at any place designated by Lender, (ix) prohibit any action permitted to be taken under this Loan Agreement and (x) exercise any and all other remedies available to Lender under this Loan Agreement, under the Security Documents, under any of the other Loan Documents, under the UCC or otherwise at law or in equity. Lender may take one or more of the actions set forth in the preceding sentence, the exercise of all or each of which shall not waive any right that Lender may have to exercise any other rights or remedies set forth in this Loan Agreement, in any Loan Document or available to Lender at law, in equity or under the UCC.

(b)        Borrowers agree that notice received by it at least 15 days before the time of any intended public sale, or the time after that any private sale or other disposition of personal property collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable personal property collateral that threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrowers. At any sale or disposition of personal property collateral or securities pledged, Lender may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by Borrowers that right is waived and released. Borrowers agree not to, and not to permit or cause any of their Subsidiaries to, interfere with or impose any obstacle to Lender’s exercise of its rights and remedies with respect to the personal property collateral or the Property. Lender, in dealing with or disposing of the personal property collateral or any part thereof, shall not be required to give priority or preference to any item of collateral or otherwise to marshal assets or to take possession or sell any collateral with judicial process.

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8.3	Advances to Protect Property

Without limiting or waiving any other rights and remedies of Lender under this Loan Agreement, if an Event of Default has occurred, then Lender may, at its option, with or without notice to Borrowers, make any appearances, disburse or advance any sums and take any actions as may be necessary or desirable to protect or enforce the security of the Security Documents or to remedy the failure of Borrowers to perform their agreements (without, however, waiving any Default or Event of Default). Without limitation of the foregoing, Lender, in its discretion, shall have the right, at any time that Borrowers fail to do so, and from time to time, without prior notice (i) to obtain insurance covering any of the Property to the extent insurance is required under this Loan Agreement, (ii) to pay for the performance of any of the Obligations, (iii) to discharge taxes or Liens on any of the Property that are in violation of any Loan Document, and (iv) to pay for the maintenance and preservation of the Property. Borrowers agree to pay within five (5) Business Days of demand all expenses of Lender reasonably incurred with respect to the foregoing (including reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Lender incurs such expenses until reimbursement thereof by Borrowers. Any expenses so incurred by Lender, together with interest thereon as provided above, shall be additional indebtedness of any of Borrowers secured by the Security Documents and by all of the other Loan Documents securing all or any part of the Obligations. The necessity for any such actions and of the amounts to be paid shall be determined by Lender in its discretion. Lender is empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without becoming liable to any of Borrowers or any person in possession holding under any of Borrowers. The remedies set forth in this Section 8.4 shall be exercisable by Lender, and any and all payments made or costs or expenses incurred by Lender in connection therewith shall be secured by the Security Documents and shall, without demand, be immediately repaid by Borrowers with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Lender after the filing by any Loan Party of a voluntary case or the filing against any of Borrowers of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended (the “Act”), Title 11 U.S.C., or after any similar action pursuant to any other Debtor Relief Law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to any Loan Party, Lender, any guarantor or indemnitor, the obligations or any of the Loan Documents. This indemnity shall survive payment in full of the Obligations. This Section 8.4 shall not be construed to require Lender to incur any expenses, make any appearances or take any actions.

8.4	Application of Proceeds

In addition to any other rights, options and remedies Lender has under the Loan Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Property or any proceeds thereof upon exercise of its remedies under this Loan Agreement may be applied to the Obligations by Lender in any manner determined by Lender in its discretion except as may be required by applicable law.

8.5	Rights of Lender to Appoint Receiver

Without limiting and in addition to any other rights, options and remedies Lender has under the Loan Documents, the UCC, at law or in equity, upon the occurrence and during the continuance of any Event of Default, Lender shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies in order to manage, protect and preserve the Property and continue the operation of the business of Borrowers and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver until a sale or other disposition of such Property shall be finally made and consummated.

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8.6	Rights and Remedies Not Exclusive

Lender shall have the right in its discretion to determine which rights, Liens and/or remedies Lender may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Lender’s rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Lender described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies that Lender otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

IX.	DIVERSION

9.1	Reserved

9.2	Diversion

Borrowers acknowledge that the making of the Loan by Lender to Borrowers is dependent, in part, on the concentration on the Facilities during the Term. Borrowers further acknowledge that the diversion of residents and/or patient care activities by any Borrower or any other Loan Party from the Facilities to other properties, if any, owned or operated by any Affiliates of Borrower or any Loan Party may have a Material Adverse Effect. In connection therewith, absent Lender’s prior written consent, Borrowers covenant and agree that so long as the Obligations are outstanding except as required for medically appropriate reasons, due to disruptive behavior of the resident that is detrimental to the applicable Facility, or as required by any Governmental Authority or as requested by a resident or its family, neither any Borrower nor any Loan Party will recommend or solicit the removal or transfer of any resident or patient or equipment from the Facilities to any other nursing or healthcare facility, or to any senior housing or retirement housing facility or otherwise cause the removal or transfer of any resident or patient or equipment from any of the Facilities, in each case to any other facility owned, operated or managed by any Loan Party or any Operator or any Affiliate thereof.

X.	WAIVERS AND JUDICIAL PROCEEDINGS

10.1	Waivers

Borrowers waive setoff, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document. Borrowers waive any and all defenses and counterclaims any of them may have or could interpose in any action or proceeding brought by Lender to obtain an order of court recognizing the assignment of, or Lien of Lender in and to, any Property. With respect to any action under this Loan Agreement, Lender may conclusively rely upon and shall incur no liability to Borrowers in acting upon, any request or other communication that Lender reasonably believes to have been given or made by a person authorized on Borrowers’ behalf, whether or not such person is listed on the incumbency certificate pursuant to Section 4.1(c). In each such case, Borrowers waive the right to dispute Lender’s action based upon such request or other communication, absent manifest error.

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10.2	Delay; No Waiver of Defaults

No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Lender’s part in enforcing any such provision shall affect the liability of any Loan Party or operate as a waiver of such provision or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Loan Document, by completing the Closing under this Loan Agreement and/or by funding the Loan, Lender does not waive any breach of any representation or warranty of under any Loan Document, and all of Lender’s claims and rights resulting from any such breach or misrepresentation are specifically reserved.

10.3	Jury Waiver

(a)        EACH PARTY, TO THE MAXIMUM EXTENT PERMITTED BY LAW, (i) EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY ANY LOAN DOCUMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND (ii) AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS LOAN AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

(b)        If any such claim or cause of action is brought or filed in any United States federal court sitting in the State of California or in any state court of the State of California, and the waiver of jury trial set forth in Section 10.3(a) is determined or held to be ineffective or unenforceable, the parties agree that all claims and causes of action shall be resolved by reference to a private judge sitting without a jury, pursuant to California Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Los Angeles County, California. Such proceeding shall be conducted in Los Angeles County, California, with California rules of evidence and discovery applicable to such proceeding. If Claims or causes of action are to be resolved by judicial reference, any party may seek from any court having jurisdiction over such Claims or causes of action any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all claims and causes of action are otherwise subject to resolution by judicial reference.

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10.4	Cooperation in Discovery and Litigation

In any litigation, arbitration or other dispute resolution proceeding relating to any Loan Document, Borrowers waive any and all defenses, objections and counterclaims it may have or could interpose with respect to (i) any of its directors, officers, employees or agents being deemed to be employees or managing agents of Borrowers for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise), (ii) Lender’s counsel examining any such individuals as if under cross-examination and using any discovery deposition of any of them as if it were an evidence deposition, and/or (iii) using all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Lender, all Persons, documents (whether in tangible, electronic or other form) and/or other things under its control and relating to the dispute.

XI.	EFFECTIVE DATE AND TERMINATION

11.1	Effectiveness and Termination

Subject to Lender’s right to terminate this Loan Agreement upon or after any Event of Default, this Loan Agreement shall continue in full force and effect until the full performance and indefeasible payment in cash of all Obligations.

11.2	Survival

All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Borrowers in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making of the Loan, and any termination of this Loan Agreement until all Obligations are fully performed and indefeasibly paid in full in cash. The obligations and provisions of Sections 3.2, 3.4, 10.1, 10.2, 10.3, 10.4, 12.1, 12.3, 12.4, 12.6, 12.7, 12.8, 12.9, 12.10, 12.11, 12.14 and 12.15 shall survive termination of the Loan Documents and any payment, in full or in part, of the Obligations.

XII.	MISCELLANEOUS

12.1	Governing Law; Jurisdiction; Service of Process; Venue

(a)        THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE GOVERNED BY FEDERAL LAW AND, FOR THE PURPOSES OF EXPORTATION OF INTEREST AND INTEREST FEES UNDER FEDERAL LAW, LENDER RELIES ON CALIFORNIA LAW. TO THE EXTENT THAT STATE LAW APPLIES AND IS NOT PREEMPTED BY FEDERAL LAW, THEN PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS LOAN AGREEMENT WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION. TO THE EXTENT THAT LENDER HAS GREATER RIGHTS OR REMEDIES UNDER FEDERAL LAW, WHETHER AS A NATIONAL BANK OR OTHERWISE, THIS PARAGRAPH SHALL NOT BE DEEMED TO DEPRIVE LENDER OF SUCH RIGHTS AND REMEDIES AS MAY BE AVAILABLE UNDER FEDERAL LAW. NOTWITHSTANDING THE FOREGOING, THE LAWS OF THE STATE IN WHICH THE REAL PROPERTY IS LOCATED SHALL GOVERN AS TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN PROPERTY LOCATED IN SUCH STATE.

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(b)        By execution and delivery of each Loan Document to which it is a party, each of Borrowers and Lender irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Loan Agreement, or for recognition or enforcement of any judgment, and each of the parties to this Loan Agreement irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of Borrowers and Lender agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Loan Agreement shall affect any right that either party may otherwise have to bring any action or proceeding relating to this Loan Agreement against the other party or its properties in the courts of any jurisdiction.

(c)        Each of Borrowers irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Loan Agreement in any court referred to in paragraph (a) of this Section 12.1. Each of Borrowers and Lender irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        EACH OF THE PARTIES TO THIS LOAN AGREEMENT WAIVES PERSONAL SERVICE OF PROCESS AND AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.5. NOTHING IN THIS LOAN AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS LOAN AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

12.2	Successors and Assigns; Participations; New Lenders

(a)        The Loan Documents shall inure to the benefit of Lender, Transferees and all future holders of the Loan, any Note, the Obligations and/or any of the Collateral, and each of their respective successors and assigns. Each Loan Document shall be binding upon the Persons’ other than Lender that are parties to each Loan Document and their respective successors and assigns, and no such Person may assign, delegate or transfer any Loan Document or any of its rights or obligations under the Loan Documents without the prior written consent of Lender (which consent shall be in Lender’s sole discretion. No rights are intended to be created under any Loan Document for the benefit of any third party, creditor or incidental beneficiary of any Loan Party. Nothing contained in any Loan Document shall be construed as a delegation to Lender of any other Person’s duty of performance. BORROWER ACKNOWLEDGES AND AGREES THAT Lender at any time and from time to time may (I) DIVIDE AND RESTATE The Loan or any note, AND/OR (II) sell, assign or GRANT PARTICIPATING INTERESTS IN OR transfer all or any part of its rights or obligations under ANY LOAN DOCUMENT, LOANS, ANY NOTE, the obligations AND/OR the collateraL TO OTHER PERSONS (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, A “TRANSFEREE”). Borrowers agree to cooperate with Lender in connection with any such restatement, division, sale, assignment or transfer. Each Transferee shall have all of the rights and benefits with respect to the Loan, Obligations, any Notes, Collateral and/or Loan Documents held by it as fully as if the original holder thereof, and either Lender or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated in the Loan Documents. Notwithstanding any other provision of any Loan Document, Lender may disclose to any Transferee all information, reports, financial statements, certificates and documents obtained under any provision of any Loan Document.

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(b)        Lender may assign or pledge all or any portion of the Loan or notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security to secure obligations of Lender, including any assignment or pledge pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided, that any payment in respect of such assigned Loan or notes made by Borrowers to or for the account of the assigning or pledging Lender in accordance with the terms of this Loan Agreement shall satisfy Borrowers’ obligations under this Loan Agreement in respect to such assigned Loan or notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations under this Loan Agreement.

12.3	Application of Payments

To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Lender. Any payments with respect to the Obligations received shall be credited and applied in such manner and order as Lender shall decide in its sole discretion.

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12.4	Indemnity

Each Borrower jointly and severally shall indemnify Lender, its Affiliates and its and their respective managers, members, officers, employees, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable fees and disbursements of counsel, allocable costs of in-house counsel, and in-house diligence fees and expenses) that may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document or any agreement, document or transaction contemplated by any Loan Document, whether or not such Indemnified Person is a party to such agreement, document or transaction, except to the extent that any of the foregoing results directly from the gross negligence or willful misconduct of such Indemnified Person as determined by a final non-appealable judgment entered by a court of competent jurisdiction. If any Indemnified Person uses in-house counsel for any purpose for which any Loan Party is responsible to pay or indemnify, each Loan Party expressly agrees that its indemnification obligations include reasonable charges for the costs allocable for such work of such in-house counsel. Lender agrees to give Borrowers reasonable notice of any event of which Lender becomes aware for which indemnification may be required under this Section 12.4, and Lender may elect (but is not obligated) to direct the defense of such event, provided that the selection of counsel shall be subject to Borrowers’ consent, which consent shall not be unreasonably withheld or delayed. Any Indemnified Person may, in its discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect to such event as may be necessary for the protection of such Indemnified Person or the Collateral. Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an “Insured Event”), Lender agrees not to exercise its right to select counsel to defend the event if that would cause any Loan Party’s insurer to deny coverage; provided, however, that Lender reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at its sole cost and expense. To the extent that Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that any Loan Party has paid to Lender pursuant to the indemnity set forth in this Section 12.4, then Lender shall promptly pay to such Loan Party the amount of such recovery.

12.5	Notice

Any notice or request under any Loan Document shall be given to any party to this Loan Agreement at such party’s address set forth below, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 12.5. Any notice or request under this Loan Agreement shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”): (i) registered or certified mail, return receipt requested, on the date on which received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one Business Day after deposit with such courier, or (iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

Borrowers:

c/o Summit Healthcare REIT, Inc.
2 South Pointe Drive, Suite 100
Lake Forest, California 92630
Attn: Elizabeth Pagliarini
Facsimile: (949)535-2054

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Lender:

Pacific Western Bank
5404 Wisconsin Avenue, 2nd Floor
Chevy Chase, Maryland 20815
Attention: HRG Portfolio Manager
Facsimile: (301) 841-2334

12.6	Severability; Captions; Counterparts; Facsimile Signatures

If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents that shall be given effect so far as possible. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Loan Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

12.7	Expenses; Periodic Lien Searches; Fees for In-House Counsel

(a)        Borrowers shall pay, whether or not the Closing occurs, all costs and expenses incurred by Lender and/or its Affiliates, including documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and reasonable attorneys’ fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of administration of the Obligations, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on Lender’s Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Lender’s transactions with Borrowers or any Loan Party, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document and any related agreement, document or instrument, and/or (vii) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document and/or any related agreement, document or instrument. All of the foregoing shall be charged to Borrowers’ account and shall be part of the Obligations. If Lender or any of its Affiliates uses in house counsel for any purpose under any Loan Document for which Borrower is responsible to pay or indemnify, Borrower expressly agrees that their Obligations include reasonable charges for such work commensurate with the rates that would otherwise be charged by outside legal counsel selected by Lender or such affiliate in its discretion for the work performed. Without limiting the foregoing, Borrowers shall pay all taxes (other than taxes based upon or measured by Lender’s income or revenues or any personal property tax), if any, in connection with the issuance of the Loan and the filing and/or recording of any documents and/or financing statements.

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(b)        Without limitation of the foregoing, during the continuation of a Default, Lender may conduct title searches and searches of UCC filings and for tax and judgment liens and conduct audits of financial records related to operation of the Property on an annual basis (or more frequently in Lender’s discretion), all costs of which shall be paid by Borrowers within 10 days of delivery by Lender of a statement of account setting forth the amounts due.

12.8	Entire Agreement

This Loan Agreement and the other Loan Documents to which Loan Parties are a party constitute the entire agreement between the Loan Parties and Lender with respect to the subject matter of this Loan Agreement and the other Loan Documents, and supersede all prior agreements and understandings, if any, relating to the subject matter of this Loan Agreement and the other Loan Documents. Any promises, representations, warranties or guarantees not contained in this Loan Agreement and made after the date hereof shall have no force and effect unless in writing signed by the applicable Loan Party and Lender. No provision of this Loan Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Lender and the applicable Loan Party. Each party to this Loan Agreement acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Loan Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Loan Agreement.

12.9	Lender Approvals and Discretion

Unless expressly provided to the contrary, wherever called for in the Loan Documents, any approval, consent, determination, waiver or satisfaction of Lender, and any exercise of Lender’s discretion or judgment with respect to any matter, shall be at Lender’s sole discretion.

12.10	Publicity and Confidentiality

(a)        Borrowers agree, and agree to cause each of their Affiliates, (i) not to transmit or disclose provisions of any Loan Document to any Person (other than to Borrowers’ advisors, officers on a need-to-know basis or as otherwise may be required by law) without Lender’s prior written consent, (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Borrowers agree to submit to Lender and Lender reserves the right to review and approve all materials that Borrowers or any of their Affiliates prepares that contain Lender’s name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated by any Loan Document. Borrowers shall not, and shall not permit any of their Affiliates to, use Lender’s name (or the name of any of Lender’s Affiliates) in connection with any of its business operations, including advertising, marketing or press releases or such other similar purposes, without Lender’s prior written consent. Nothing contained in any Loan Document is intended to permit or authorize Borrowers or any of their Affiliates to contract on behalf of Lender.

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(b)        Lender shall exercise commercially reasonable efforts to maintain in confidence, in accordance with its customary procedures for handling confidential information, all written non-public information of a Loan Party that any Loan Party furnishes on a confidential basis (“Confidential Information”), other than any such Confidential Information that becomes generally available to the public or becomes available to Lender from a source other than a Loan Party and that is not known to such recipient to be subject to confidentiality obligations; provided, that Lender and its Affiliates shall have the right to disclose Confidential Information to:

(i)	any Loan Party or its Affiliates;

(ii)	such Person’s Affiliates;

(iii)	such Person’s or such Person’s Affiliates’ lenders, funding or financing sources;

(iv)	such Person’s or such Person’s Affiliates’ directors, officers, trustees, partners, members, managers, employees, agents, advisors, representatives, attorneys, equity owners, professional consultants, portfolio management services and rating agencies;

(v)	any Person to whom Lender offers or proposes to offer to sell, assign or transfer any Loan or any part thereof or any interest or participation in the Loan;

(vi)	any Person that provides statistical analysis and/or information services to Lender or its Affiliates;

(vii)	any Governmental Authority to which Lender is subject at the request or pursuant to any requirement of such Governmental Authority, or in connection with an examination of Lender by any such Governmental Authority; and

(viii)	any Person (A) to the extent required by applicable law, (B) in response to any subpoena or other legal process or informal investigative demand, (C) in connection with any litigation, or (D) in connection with the actual or potential exercise or enforcement of any right or remedy under any Loan Document.

(c)        Notwithstanding any provision of any Loan Document, Lender and its Affiliates may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes, and (ii) use any Loan Party’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.

(d)        The obligations of Lender and its Affiliates under this Section 12.10 shall supersede and replace any other confidentiality obligations agreed to by Lender or its Affiliates.

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12.11	Release of Lender

Notwithstanding any other provision of any Loan Document, each Loan Party voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself, its managers, members, directors, officers, employees, stockholders, Affiliates, agents, representatives, accountants, attorneys, successors and assigns and their respective Affiliates (collectively, the “Releasing Parties”), fully and completely releases and forever discharges the Indemnified Parties and any other Person or Insurer that may be responsible or liable for the acts or omissions of any of the Indemnified Parties, or who may be liable for the injury or damage resulting from such acts or omissions (collectively, with the Indemnified Parties, the “Released Parties”), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that any of the Releasing Parties has against any of the Released Parties as of the date of the Closing. Each Loan Party acknowledges that the foregoing release is a material inducement to Lender’s decision to extend to such Loan Party the financial accommodations under this Loan Agreement and has been relied upon by Lender in agreeing to make the Loan.

Each Loan Party further specifically waives any rights that it may have under Section 1542 of the California Civil Code (to the extent applicable), which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR,” and further waives any similar rights under applicable laws.

12.12	Agent

Lender and its successors and assigns (i) designate and appoint Pacific Western Bank, and its successors and assigns (“PacWest”), to act as agent for Lender and its successors and assigns under this Loan Agreement and all other Loan Documents, (ii) irrevocably authorizes PacWest to take all actions on its behalf under the provisions of this Loan Agreement and all other Loan Documents, (iii) irrevocably authorizes PacWest to exercise all such powers and rights, and to perform all such duties and obligations under this Loan Agreement and all other Loan Documents, (iv) irrevocably agrees not to take any such action or exercise any such powers or rights individually or otherwise other than through PacWest in its capacity as agent under this Loan Agreement and (iv) agrees that any right to control or replace PacWest in its capacity as such agent shall be exercised by at least a majority in interest of the holders of the obligations. PacWest, on behalf of and for the pro rata benefit of each of the holders of the Obligations, shall hold all Collateral and receive all payments of principal and interest, fees, charges and collections received pursuant to this Loan Agreement and all other Loan Documents. Borrowers acknowledge that each Lender and its successors and assigns transfers and assigns to PacWest the sole and exclusive right to act as Lender’s agent, to hold, possess and/or perfect security interests in all Collateral, enforce all rights, receive all payments and perform all obligations of Lender contained in this Loan Agreement and in all of the other Loan Documents. Borrowers shall within 10 Business Days after PacWest’s reasonable request, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, amendments, assignments, instructions or documents as PacWest may request to evidence the appointment and designation of PacWest as agent for each Lender and any other holders of the Obligations. Borrowers acknowledge and agree that Lender (or PacWest as agent) is authorized to appoint a servicer of the Loan, which such servicer may be an affiliate of Lender.

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12.13	Concerning Joint and Several Liability of Borrowers

(a)        Each Borrower hereby accepts joint and several liability under this Loan Agreement and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender under this Loan Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

(b)        Each Borrower, jointly and severally, irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 12.13), it being the intention of the parties to this Loan Agreement that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c)        If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event any other Borrowers shall make such payment with respect to, or perform, such Obligation.

(d)        The Obligations of Borrowers under the provisions of this Section 12.13 constitute the full recourse Obligations of Borrowers enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Loan Agreement or the other Loan Documents or any other circumstance whatsoever as to any other Borrower.

(e)        Without limitation, Schedule 12.13 and each consent, waiver, covenant, condition and other provision of Schedule 12.13 are incorporated in Section 12.13 and made a part of this Section 12.13 by reference as fully as if set forth in this Loan Agreement verbatim. The Obligations of each Borrower under this Section 12.13 shall not be diminished or rendered unenforceable by any winding up, reorganization, amalgamation, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any other Borrower or the Lender. The joint and several liability of each Borrower under this Loan Agreement shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, ownership, membership, constitution or place of formation of any Borrower or the Lender. Each Borrower acknowledges and confirms that it has established its own adequate means of obtaining from each other Borrower on a continuing basis all information desired by such Borrower concerning the financial condition of each other Borrower and that each such Borrower shall look to each other Borrower and not to Lender for such Borrower to keep adequately informed of changes in each of the other Borrowers’ financial conditions.

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(f)        The provisions of this Section 12.13, including without limitation, the provisions incorporated herein by reference from Schedule 12.13, are made for the benefit of the Lender and their respective permitted successors and assigns, and may be enforced by it or them from time to time against any or all of Borrowers as often as occasion therefore may arise and without requirement on the part of Lender or such successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations under this Loan Agreement or to elect any other remedy. The provisions of this Section 12.13 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any of Borrowers or otherwise, the provisions of this Section 12.13 will forthwith be reinstated in effect, as though such payment had not been made.

12.14	Borrowers Agent

Each Loan Party irrevocably appoints Summit Healthcare REIT, Inc. (“Borrowers Agent”) as its agent to act as specified in the Loan Documents and Borrowers Agent accepts such appointment. Each Loan Party irrevocably authorizes and directs Borrowers Agent to take on its behalf all actions required of such Person under the Loan Documents, and to exercise all powers and to perform all duties of such Person under the Loan Documents, including, without limitation: (i) to submit and receive all certificates, notices, elections and communications and (ii) to receive and disburse the proceeds of the Loan. Any of the foregoing taken or received by Borrowers Agent on behalf of any Loan Party shall be deemed for all purposes to have been taken or received by such Loan Party and shall be binding on such Person to the same extent as if directly taken or received by such Loan Party. Notwithstanding anything to the contrary in this Loan Agreement, Lender may at any time elect to disburse the proceeds of Loan directly to the accounts of Borrowers.

12.15	Taxes

(a)        Subject to Section 12.15(f), any and all payments by or on account of any obligations of Borrowers to Lender under this Loan Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (including penalties, interest and additions to tax), imposed by any Governmental Authority, excluding, in the case of Lender, (i) such taxes (including income taxes or franchise taxes) as are imposed on or measured by the net income, overall receipts or total capital of Lender by the jurisdiction in which Lender is organized or maintains a lending office or any political subdivision thereof, and (ii) any branch profits taxes imposed by the United States of America (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively, “Taxes”).

(b)        In addition, Borrowers shall pay to the relevant Governmental Authority any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made under this Loan Agreement or from the execution, delivery or registration of, or otherwise with respect to, this Loan Agreement or any other Loan Document (collectively, “Other Taxes”).

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(c)        Subject to Section 12.15(f), Borrowers shall indemnify and hold harmless Lender for the full amount of any and all Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 12.15) paid or payable by Lender and any liability (other than any penalties, interest, additions, and expenses that accrue both after the 180th) day after the receipt by Lender of written notice of the assertion of such Taxes or Other Taxes and before the date that Lender provides Borrowers with a certificate relating to such Taxes or Other Taxes pursuant to Section 12.15(i) arising therefrom or with respect to such Taxes or Other Taxes, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. Payments under this indemnification shall be made within 10 days from the date Lender makes written demand therefor.

(d)        If Borrowers shall be required by applicable law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable under this Loan Agreement to Lender, then, subject to Section 12.15(f):

(i)	the sum payable shall be increased to the extent necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12.15), Lender receives an amount equal to the sum it would have received had no such deductions been made;

(ii)	Borrowers shall make such deductions; and

(iii)	Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(e)        Within 10 days after the date of any payment by Borrowers of Taxes or Other Taxes to a Governmental Authority, Borrowers shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Lender.

(f)        Borrowers shall not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 12.15(d) to Lender or to indemnify Lender pursuant to Section 12.15(c) to the extent that (i) the obligation to withhold amounts with respect to United States Federal income tax existed on the date Lender became a party to this Loan Agreement or, with respect to payments to a lending office newly designated by Lender (a “New Lending Office”), the date Lender designated such New Lending Office with respect to the applicable Loan; provided, however, that this clause (i) shall not apply to the extent the additional amounts Lender (or any assignee of Lender) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the additional amounts that the Person making the transfer, or Lender (or such assignee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such transfer or designation; or (ii) the Internal Revenue Service has determined (which determination shall be final and non-appealable) that Lender is treated as a “conduit entity” within the meaning of Treasury Regulation Section 1.881-3 or any successor provision; provided, however, nothing contained in this clause (ii) shall preclude the payment of additional amounts or indemnity payments by Borrower to the person for whom the “conduit entity” is acting.

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(g)        If Borrowers are required to pay additional amounts to or for the account of Lender pursuant to this Section 12.15, then Lender shall use its reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by Borrowers or to designate a lending office from a different jurisdiction (if such a lending office exists) so as to eliminate or reduce any such additional payments by Borrowers that may accrue in the future if such filing or changes, in the Permitted Discretion of Lender, would not require Lender to disclose information Lender deems confidential and is not otherwise disadvantageous to Lender.

(h)        If Lender, in its Permitted Discretion, receives a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 12.15, it shall promptly pay to Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section 12.15 with respect to the Taxes or Other Taxes giving rise to such refund) and any interest paid by the relevant Governmental Authority with respect to such refund, provided, that Borrowers, upon the request of Lender, shall repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender if Lender is required to repay the applicable refund to such Governmental Authority.

(i)         Lender, if claiming reimbursement or compensation pursuant to this Section 12.15, shall deliver to Borrowers a certificate setting forth in reasonable detail the amount payable to Lender under this Loan Agreement and such certificate shall be conclusive and binding on Borrowers in the absence of manifest error.

(j)         The agreements and obligations of Borrowers in this Section 12.15 shall survive the payment of all other Obligations.

12.16	Loan Agreement Controls

If there is any inconsistency between this Loan Agreement and any other Loan Documents, the terms of this Loan Agreement shall control.

12.17	Loan Party Obligations

Wherever this Loan Agreement contemplates or imposes an obligation on a Loan Party who is not otherwise a party to this Loan Agreement, Borrowers agree that it shall cause such Loan Party to perform such obligation.

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12.18	U.S. Patriot Act Notice

Lender notifies Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow Lender to identify each Loan Party in accordance with the Patriot Act. Borrowers shall, promptly following a request by Lender, provide all documentation and other information that Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act. Without limitation, Borrowers certifies, represents and warrants to Lender as follows:

(a)        None of Borrowers or any direct or (to Borrowers’ Knowledge) indirect owner of any stock, membership interests or other ownership interests in any of the foregoing is subject to sanctions of the United States government or in violation of any applicable laws relating to terrorism or money laundering, including Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) (the “Terrorism Executive Order”) or a Person similarly designated under any related enabling legislation or any other similar executive order (collectively with the Terrorism Executive Order, the “Executive Orders”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”), any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time.

(b)        None of the Transaction Persons is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury, and/or on any other similar list (the “Lists”) maintained by the such office pursuant to any authorizing statute, Executive Order or regulation or (ii) a Person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of the Terrorism Executive Order or a Person similarly designated under any related enabling legislation or any other similar Executive Orders.

(c)        None of the Transaction Persons is knowingly or will knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person, (ii) deal in, or otherwise engage in, any transaction relating to any property or interest in property blocked pursuant to any Executive Order or the Patriot Act, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Executive Order or the Patriot Act.

[Remainder of Page Intentionally Blank]
Signature Page(s) Follows

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Borrowers and Lender have executed this Loan Agreement as of the Closing Date.

BORROWERS:

SUMMIT APPLETON, LLC			SUMMIT CARRINGTON MANOR, LLC
a Delaware limited liability company			a Delaware limited liability company

By:	SUMMIT HEALTHCARE REIT, INC.,		By:	SUMMIT HEALTHCARE REIT, INC.,
	a Maryland corporation			a Maryland corporation
Its:	Manager		Its:	Manager

	By:	/s/ Elizabeth A. Pagliarini		By:	/s/ Elizabeth A. Pagliarini
	Name:	Elizabeth A. Pagliarini		Name:	Elizabeth A. Pagliarini
	Title:	Chief Financial Officer		Title:	Chief Financial Officer

	SUMMIT MARLA VISTA MANOR, LLC			SUMMIT MARLA VISTA GARDENS, LLC
	a Delaware limited liability company			a Delaware limited liability company

By:	SUMMIT HEALTHCARE REIT, INC.,		By:	SUMMIT HEALTHCARE REIT, INC.,
	a Maryland corporation			a Maryland corporation
Its:	Manager		Its:	Manager

	By:	/s/ Elizabeth A. Pagliarini		By:	/s/ Elizabeth A. Pagliarini
	Name:	Elizabeth A. Pagliarini		Name:	Elizabeth A. Pagliarini
	Title:	Chief Financial Officer		Title:	Chief Financial Officer

LENDER:

PACIFIC WESTERN BANK
a California state-chartered bank

By:	/S/ Jason Schwartz
Name:	Jason Schwartz
Title:	SVP, Managing Director

-Signature Page to Term Loan and Security Agreement-

Appendix, Exhibits and Schedules

Exhibit A	Land
Exhibit B	Promissory Note

Appendix A	Financial Covenants
Appendix B	Definitions
Schedule 2.4(b)	Amortization Payments
Schedule 5.2	Government Approvals
Schedule 5.3(A)	Organizational Chart
Schedule 5.3(B)	Equity Holders
Schedule 5.3(C)	Pledgor
Schedule 5.6	Litigation
Schedule 5.7	Items Being Contested
Schedule 5.10	Intellectual Property
Schedule 5.15	Affiliate Agreements
Schedule 5.16	Insurance
Schedule 5.17	Business Names and Place(s) of Business
Schedule 5.20	Healthcare Matters
Schedule 6.8	Further Assurances/Post-Closing
Schedule 7.2	Permitted Indebtedness
Schedule 7.3	Permitted Liens
Schedule 7.10(c)	Post-Transfer Organizational Chart
Schedule 12.13	Suretyship Waivers

1

EXHIBIT A

LAND

Carolina Manor:

All of Lot 1 and part of Lot 2, Volume 9,Certified Survey Map, Page 1700, Map Number 1700, Document No. 1090225, Outagamie County Records, being located in the Southwest 1/4 of the Southwest 1/4, Section 16, Town 21 North, Range 17 East, Town of Grand Chute, Outagamie County, Wisconsin, more fully described as follows:

Commencing at the Southwest corner of said Section 16, thence North 04°01'03" East, 171.77 feet along the West line of the Southwest 1/4; thence South 85°58'57" East, 30.00 feet to the East line of N. Bluemound Drive and the point of beginning, thence South 42°10'08" East, 78.40 feet to the North right-of-way of County Trunk Highway "OO"; thence South 88°37'35" East, 383.32 feet along said right-of-way to the west line of the lands described in Jacket 7182, Image 4; thence North 01°19'16" East, 301.11 feet along said lands to the South right-of-way of W. First Avenue; thence North 88°45'19" West, 425.81 feet along said right-of-way to the East right -of-way of N. Bluemound Drive; thence South 04°01'03" West, 243.59 feet along said right-of-way to the point of beginning.

Tax Key No. 101 070800

Address: 3201 W. First Avenue

Carrington Manor:

Lots 2, 3 and part of Lot 4 of Certified Survey Map Numbered 3934, Volume 23, Page 66, as Document No. 1216419, being located in the Northeast 1/4 of the Northeast 1/4 of Section 9, Township 23 North, Range 21 East, in the City of Green Bay, County of Brown, State of Wisconsin, described as follows:

Commencing at the Northeast corner of said Section 9; thence North 88°35'49" West, 815.63 feet along the North line of the Northeast 1/4 of said Section 9; thence South 00°06'14" West, 40.01 feet to the South line of Finger Road and point of beginning; thence continuing South 00°06'14" West, 179.18 feet to the South line of Certified Survey Map, Volume 23, Page 66; thence North 88°42'33" West, 309.69 feet along said South line to the Southwest corner of Lot 2 of said Certified Survey Map; thence North 01°24'18" East, 179.75 feet to the Northwest corner of said Lot 2; thence South 88°35'42" East, 305.62 feet along the North line of said Certified Survey Map, to the point of beginning.

Tax Key No.: 21-118-17

Address: 2626 Finger Road

Ex. A – Legal Description

Marla Vista Manor:

All of Lots 2 and 3 of the recorded Plat of Perkins Plaza, (Volume 16, Page 20, as Document Number 784790, Brown county Records), being located in Lot 80 of the Fort Howard Military Reserve, City of Green Bay, Brown County, Wisconsin also described as follows:

Commencing at the Southwest corner of Lot 80 of Fort Howard Military Reserve; thence North 26°20'10" East, 113.25 feet along the Westerly line of said Lot 80; thence South 63°41'54" East, 172.20 feet to the Southwest corner of Lot 2 of the recorded Plat of Perkins Plaza and the point of beginning; thence along the East line of Military Avenue Frontage Road 30.14 feet on a curve to the left with a radius of 340.00 feet and a chord bearing of North 06°43'57" East, 30.13 feet; thence continuing along said East line 131.19 feet on a curve to the right with a radius of 340.00 feet and a chord bearing North 15°14'51" East, 130.38 feet; thence continuing along said East line North 26°18' 06" East, 61.65 feet to the Northwest corner of Lot 3 of the recorded Plat of Perkins Plaza; thence South 63°41'54" East, 442.80 feet to the Northeast corner of said Lot 3; thence South 26°18'33" West, 218.00 feet to the Southeast corner of said Lot 2; thence North 63°41'54" West, 407.68 feet to the point of beginning.

Tax Key No.: 6-2775

Address: 1006 N. Military Avenue

Marla Vista Gardens:

All of Lot 4 of the recorded Plat of Perkins Plaza (Volume 16, Page 20, Document Number 784790, Brown County Records), being located in Lot 80 of the Fort Howard Military Reserve, City of Green Bay, Brown County, Wisconsin also described as follows:

Commencing at the Southwest corner of Lot 80 of Fort Howard Military Reserve; thence North 26°20'10" East, 331.25 feet along the Westerly line of said Lot 80; thence South 63°41'54" East, 136.99 feet to the Southwest corner of Lot 4 of the recorded plat of Perkins Plaza and the point of beginning; thence North 26° 18'06" East, 109.00 feet to the Northwest corner of said Lot 4; thence South 63°41'54" East, 442.81 feet to the Northeast corner of said Lot 4; thence South 26°18'33" West, 109.00 feet to the Southeast corner of said Lot 4; thence North 63°41'54" West, 442.80 feet to the point of beginning.

Tax Key No.: 6-2777

Address: 1016 N. Military Avenue

Ex. A – Legal Description

EXHIBIT B

FORM OF NOTE

PROMISSORY NOTE

U.S. $13,500,000.00	Dated: November __, 2015

FOR VALUE RECEIVED, the undersigned, SUMMIT APPLETON, LLC, a Delaware limited liability company, SUMMIT CARRINGTON MANOR, LLC, a Delaware limited liability company, SUMMIT MARLA VISTA MANOR, LLC, a Delaware limited liability company, SUMMIT MARLA VISTA GARDENS, LLC, a Delaware limited liability company (collectively “Borrowers”) promise to pay to pacific western BANK (“Lender”) the unpaid principal amount at any time outstanding, which shall not exceed $13,500,000 (the “Loan”), with interest thereon and all other Obligations with respect to the Loan under the Term Loan and Security Agreement dated as of even date herewith, between Borrowers and Lender (as it may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), on the Maturity Date or otherwise at the times and in the manner set forth in the Loan Agreement. Capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Loan Agreement.

1.        Interest Payments. Borrowers promise to pay interest on the outstanding principal amount of the Loan from the date of funding of the Loan until such principal amount is irrevocably paid in full in cash pursuant to and as required by the terms of the Loan Agreement.

2.        Principal Payment and Maturity. Unless earlier due and payable or accelerated under the Loan Agreement, this Note shall mature, and the outstanding principal balance under this Note and other Obligations with respect to the Loan, shall become due and payable in full on the Maturity Date. Borrowers promise to make all payments of principal as and when required under the Loan Agreement.

3.        Late Fee; Default Interest Rate. Notwithstanding any other provision of this Note, the Default Interest Rate set forth in the Loan Agreement shall apply to this Note as and when provided in the Loan Agreement.

4.        Loan Agreement and Security Agreement.

(a)        This Note is referred to in, made pursuant to, and entitled to the benefits of, the Loan Agreement. The Loan Agreement, among other things, (i) provides for the making of the Loan by Lender to Borrowers in the Dollar amount first mentioned above, (ii) contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events upon the terms and conditions specified in the Loan Agreement, and (iii) contains provisions defining an Event of Default and the rights and remedies of Lender upon the occurrence of an Event of Default.

(b)        This Note is a secured note, entitled to the benefits of and security interests granted in, among other things, the Loan Agreement and the other Security Documents.

5.        Prepayments. This Note may not be prepaid in whole or in part except as provided in the Loan Agreement. No payment or prepayment of any amount shall entitle any Person to be subrogated to the rights of Lender under this Note or under the Loan Agreement unless and until the Obligations have been performed in full and paid irrevocably in full in cash and the Loan Agreement has been terminated.

6.        Payments Due on a Day other than a Business Day. If any payment to be made on or under this Note is stated to be due or becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

7.        Waivers. Borrowers waive demand, presentment, protest, notice of dishonor or non-payment, as well as all defenses with respect to this Note, the Loan Agreement and/or any Obligation, notice of acceptance of this Loan Agreement, and all other demands and notices of any description, except such as are expressly provided for in this Note or in the Loan Agreement. The pleading of any statute of limitations as a defense to any demand against Borrowers under this Note is expressly waived by Borrowers. No (a) course of action or dealing, renewal, release or extension of this Note, any Loan Document or any rights under this Note or under any other Loan Document, (b) release of Borrowers or any other Loan Party under this Note or any other Loan Document, (c) delay, failure or omission on Lender’s part in enforcing this Note or any other Loan Document or in exercising or enforcing any right, remedy, option or power under this Note or under any other Loan Document, shall affect the liability of Borrowers or any other Loan Party or operate as a waiver of such or any other right, remedy, power or option or of any default. Furthermore, no single or partial exercise of any right, remedy, option or power under this Note or under any other Loan Document shall affect the liability of Borrowers or any other Loan Party or preclude any other (or further) exercise of such or any other right, remedy, power or option. No waiver of any one or more defaults in the performance of any of the provisions of this Note shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature.

8.	Exercise of Rights.

(d)        Lender shall have the right in its sole discretion to determine which rights, powers, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate or modify or to take any other action with respect to such rights, powers, Liens, security interests or remedies, and such determination will not in any way modify or affect any of Lender’s rights, powers, Liens, security interests or remedies under this Note or under any of the Loan Documents, under applicable law or at equity.

(e)        The enumeration of the foregoing rights and remedies is not intended to be exhaustive. The rights and remedies of Lender described in this Note are cumulative and are not alternative to or exclusive of any other rights or remedies that Lender otherwise may have by contract or at law or in equity, and the partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

9.        Lawful Limits. This Note is expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Lender for the use, forbearance or detention of money under this Note exceed the maximum rate permissible under applicable law that a court of competent jurisdiction shall, in a final determination, deem applicable to this Note. If, due to any circumstance whatsoever, fulfillment of any provision of this Loan Agreement, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Lender shall have received interest or any other charges of any kind that might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges under this Note, then to unpaid principal balance owed by Borrowers under this Note, and if the then remaining excess interest is greater than the previously unpaid principal balance under this Note, Lender shall promptly refund such excess amount to Borrowers and the provisions of this Loan Agreement shall be deemed amended to provide for such permissible rate.

10.      Joint and Several. The obligations of each Borrower are joint and several.

11.      Governing Law. THIS NOTE AND THE OTHER LOAN DOCUMENTS ARE GOVERNED BY FEDERAL LAW AND, FOR THE PURPOSES OF EXPORTATION OF INTEREST AND INTEREST FEES UNDER FEDERAL LAW, LENDER RELIES ON CALIFORNIA LAW. TO THE EXTENT THAT STATE LAW APPLIES AND IS NOT PREEMPTED BY FEDERAL LAW, THEN PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION. TO THE EXTENT THAT LENDER HAS GREATER RIGHTS OR REMEDIES UNDER FEDERAL LAW, WHETHER AS A NATIONAL BANK OR OTHERWISE, THIS PARAGRAPH SHALL NOT BE DEEMED TO DEPRIVE LENDER OF SUCH RIGHTS AND REMEDIES AS MAY BE AVAILABLE UNDER FEDERAL LAW. NOTWITHSTANDING THE FOREGOING, THE LAWS OF THE STATE IN THAT THE REAL PROPERTY IS LOCATED SHALL GOVERN AS TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN PROPERTY LOCATED IN SUCH STATE.

BORROWERS:

SUMMIT APPLETON, LLC		SUMMIT CARRINGTON MANOR, LLC
a Delaware limited liability company		a Delaware limited liability company

By:	SUMMIT HEALTHCARE REIT, INC.,	By:	SUMMIT HEALTHCARE REIT, INC.,
	a Maryland corporation		a Maryland corporation
Its:	Manager	Its:	Manager

	By:		By:
	Name:		Name:
	Title:		Title:

	SUMMIT MARLA VISTA MANOR, LLC		SUMMIT MARLA VISTA GARDENS, LLC
	a Delaware limited liability company		a Delaware limited liability company

By:	SUMMIT HEALTHCARE REIT, INC.,	By:	SUMMIT HEALTHCARE REIT, INC.,
	a Maryland corporation		a Maryland corporation
Its:	Manager	Its:	Manager

	By:		By:
	Name:		Name:
	Title:		Title:

APPENDIX A

FINANCIAL COVENANTS

1.1	Fixed Charge Coverage Ratio

The Fixed Charge Coverage Ratio shall be a minimum of 1.10 to 1.00 for each Test Period.

1.2	Leverage Ratio

The Leverage Ratio shall not exceed 10.25 to 1.00 for each Test Period.

1.3	Rent Coverage Ratio

The Rent Coverage Ratio shall not be less than 1.05 to 1.00 for each of the first four Test Periods (i.e., the Test Periods ending on December 31, 2015, March 31, 2016, June 30, 2016, and September 30, 2016) and thereafter shall not be less than 1.10 to 1.00 for each of the following Test Periods.

For purposes of the covenants set forth in this Appendix A, the terms listed below shall have the following meanings:

“Capital Expenditures” means, for any Test Period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) during the Test Period, that are or should be treated as capital expenditures under GAAP.

“Closing Date” means November__, 2015.

“EBITDA” means, for any Test Period, the sum, without duplication, of the following (determined in accordance with GAAP unless otherwise defined in this Loan Agreement), on a consolidated basis: Net Income (Borrowers) plus, (a) Interest Expense, (b) income tax expense (to the extent assessed on Net Income (Borrowers)), (c) depreciation expense, and (d) amortization expense, minus (a) gains from any sale of assets, other than sales in the Ordinary Course, (b) income tax benefit, and (c) non-cash revenue, extraordinary or non-recurring revenue and gains.

“Facilities EBITDAR” means, for any Test Period, the sum without duplication of the following for Operators (determined in accordance with GAAP unless otherwise defined in this Loan Agreement), on a consolidated basis: Net Income (Operators), plus, (a) Interest Expense, (b) income tax expense (to the extent assessed on Net Income (Operators)), (c) depreciation expense, (d) amortization expense and (e) rent expense pursuant to the Operatings, minus (a) gains from any sale of assets, other than sales in the Ordinary Course, (b) income tax benefit, and (c) non-cash revenue, extraordinary or non-recurring revenue and gains.

“Fixed Charge Coverage Ratio” means, for any Test Period, the ratio of (a) EBITDA of Borrowers for the Test Period, to (b) Fixed Charges of Borrowers for the Test Period.

Appendix A-1

“Fixed Charges” means, the sum of the following: (a) Total Debt Service, (b) Capital Expenditures (to the extent not already deducted in the calculation of Net Income), (c) income taxes paid in cash or accrued, and (d) dividends, redemptions, equity repurchases and/or Distributions paid in cash to the holders of any shares of capital stock or other securities or partnership, membership or other ownership interest.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and, if applicable, the U.S. Securities and Exchange Commission, or such other principles as may be approved by a substantial majority of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Indebtedness” of any Person means (without duplication): (a) all indebtedness for borrowed money; (b) all earn-out and other obligations of such Person for the deferred purchase price of property or services (other than current unsecured trade accounts payable and deferred compensation, if and to the extent (i) such indebtedness is incurred in the Ordinary Course for value received, and (ii) such indebtedness is paid in the Ordinary Course); (c) the face amount of all letters of credit (and, without duplication, all drafts drawn and reimbursement obligations with respect thereto), surety bonds and other similar instruments issued for the account of such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person; (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off-balance sheet financing products; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

“Intangible Assets” means all intangible assets (determined in accordance with GAAP unless otherwise defined in this Loan Agreement), including goodwill, intellectual property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income, restricted funds and investments and amounts receivable from Affiliates.

“Interest Expense” means interest expense (determined in accordance with GAAP unless otherwise defined in this Loan Agreement and including interest expense attributable to Capital Leases) and fees with respect to all outstanding Indebtedness including capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers’ acceptance financing.

“Leverage Ratio” means, at any date of determination, the ratio of (i) the Total Debt of Borrowers (including the outstanding principal balance of the Loan) on such date to (ii) annualized Facilities EBITDAR for the Test Period ending on such date.

Appendix A-2

“Net Income (Borrowers)” means the net income (or loss) determined in accordance with GAAP unless otherwise defined in this Loan Agreement, provided that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than Borrowers) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Borrower by such Person, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or that Person’s assets are acquired by a Borrower, (iii) the income of any Subsidiary of a Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of a Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by a Borrower or any affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income (Borrowers).

“Net Income (Operators)” means the net income (or loss) determined in accordance with GAAP unless otherwise defined in this Loan Agreement, provided that there shall (A) be included as income any amounts received as donations and (B) be excluded (i) the income (or loss) of any Person in which any other Person (other than Operators) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to an Operator by such Person, (ii) the income (or loss) of any Person accrued prior to the date it becomes an Operator or is merged into or consolidated with an Operator or that Person’s assets are acquired by an Operator, (iii) the income of any Subsidiary of an Operator to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of an Operator, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by an Operator or any affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income (Operators). Further, to the extent not already deducted in the determination of net income, Net Income (Operators) shall be reduced by the following amounts: (a) with respect to management fees attributable to the Facilities, the greater of actual management fees or 5.00% of the revenue of the Facilities, (b) with respect to replacement costs, the greater of (i) $400 per unit per annum for the Facilities or (ii) actual replacement costs, (c) with respect to insurance costs, the greater of actual insurance costs or $500 per unit per annum, and (d) with respect to bad debt, the greater of (i) actual bad debt and (ii) 1% of gross revenue from the Facilities.

“Ordinary Course” means, in respect of any Person, the ordinary course and reasonable requirements of such Person’s business, as conducted in accordance with past practices, and undertaken in good faith and not for purposes of evading the requirements and obligations under any provision of any Loan Document or material law.

Appendix A-3

“Person” means an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority or any other entity of whatever nature.

“PropCo Costs” means, to the extent positive, EBITDA of Borrowers less rent revenues.

“Rent Coverage Ratio” means, for any Test Period, the ratio of (i) Facilities EBITDAR to (ii) rent expense of Operators under the Operating Leases (without giving effect to additions to or subtractions from rent expense as a result of “minimum rent averaging” accounting standards).

“Test Period” means a period ending on the last day of March, June, September, and December of each year and comprised of the six most recent calendar months then ended (taken as one accounting period); provided, however, that for the Test Periods ending December 31, 2015, March 31, 2016, June 30, 2016, and September 30, 2016, each such Test Period shall be comprised of the time period from the Closing Date through and including the last day of the applicable Test Period (with any calculations to be annualized as applicable).

“Total Debt” means for any Test Period, on a consolidated basis, the total Indebtedness outstanding on such date, and including (not net of) all discounts, deductions or allocations relating or applicable to or arising from any fees, original issue discount, or equity or equity participation, whether under GAAP or otherwise.

“Total Debt Service” means the sum of (a) scheduled or other principal payments on Indebtedness (except any revolving credit facility provided by Lender), and (b) Interest Expense, in each case for such period.

1.4	Cure

(a)          Subject to the limitations set forth in this Section 1.4, Borrowers may cure (and shall be deemed to have cured) an Event of Default as a result of Borrowers’ failure to comply with the financial covenants set forth in Sections 1.2 or Section 1.3 during any Test Period by making the applicable Equity Cure Contribution. “Equity Cure Contribution” means the equity contributions made to any Borrower by its members in immediately available funds, designated as an “Equity Cure Contribution” at the time such funds are contributed and if such funds are immediately paid to Lender.

(b)          An Equity Cure Contribution may cure an Event of Default as a result of Borrowers’ failure to comply with the financial covenants set forth in Sections 1.2 or Section 1.3 if:

(i) Borrowers receive the Equity Cure Contribution;

(ii) such Equity Cure Contribution is deposited with Lender in an account designated by Lender (which may be commingled with other Lender funds) within 10 Business Days after the date on which Lender receives Borrowers’ compliance certificate pursuant to Section 6.1(a);

Appendix A-4

(iii) for a default under Section 1.2, such Equity Cure Contribution is an amount that, if it had been applied to the outstanding principal balance of the Loan in the Test Period in which the violation occurred, then the Leverage Ratio would have been no more than 10.25 to 1.00; and

(iv) for a default under Section 1.3, such Equity Cure Contribution is an amount that, if it had been included in Facilities EBITDAR in the Test Period in which the violation occurred, then the Rent Coverage Ratio would have complied with the terms of Section 1.3.

(c)          Any Equity Cure Contribution shall be held by Lender as additional collateral for the Loan. If no Default or Event of Default exists, then such Equity Cure Contribution may be released to Borrowers upon Borrowers’ written request provided the following conditions have been satisfied for any Test Period thereafter:

(i) no Default or Event of Default has occurred and is continuing;

(ii) in the case of a default under Section 1.2, the Leverage Ratio shall have been no more than 10.25 to 1.00 for two consecutive Test Periods without consideration of any Equity Cure Contribution; and

(iii) in the case of a default under Section 1.3, the Rent Coverage Ratio requirements under Section 1.3 shall have been satisfied for two consecutive Test Periods without consideration of any Equity Cure Contribution.

(d)          Without limitation on other terms and conditions contained herein, Borrowers hereby grant to Lender a security interest in any Equity Cure Contribution to secure performance of all of the Obligations, and Lender shall have all rights and remedies of a secured creditor in connection therewith (including the right, in its sole discretion, to apply such amounts to outstanding amounts under the Loan if an Event of Default exists)

Appendix A-5

APPENDIX B

DEFINITIONS

“Account Debtor” means any Person who is obligated under an Account.

“Accounts” means all “accounts” (as defined in the UCC) including accounts, accounts receivables, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments (as defined in the UCC), general intangibles (as defined in the UCC) or chattel paper(as defined in the UCC)), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Advances” means any disbursements made by Lender above the amount funded to Borrowers at Closing. Any amounts paid by Lender on behalf of Borrowers or any other Loan Party under any Loan Document shall be an Advance for purposes of this Loan Agreement.

“Affiliate” means, as to any Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above with respect to such Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as the same is in effect on the date of this Loan Agreement) of 10% or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

“Agreement” means this Term Loan and Security Agreement, as it may be modified from time to time.

“Applicable Interest Rate” is defined in Section 2.3(a).

“Assignment” means the Assignment of Leases and Rents of even date herewith made by Borrowers in favor of Lender.

“Bank Products Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management or depositary arrangements entered into between Borrowers and Lender or an Affiliate of Lender, in its separate capacity as a party to such Bank Products Agreement.

“Borrowers” is defined in the introductory paragraph.

Appendix B-1

“Borrowers Agent” is defined in Section 12.4(b).

“Borrowers’ Knowledge” means the awareness of facts or other information by any officer, director, partner or member of Borrowers after all diligent inquiry, including, as necessary, inquiry of each Loan Party.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in California and New York City are authorized or required by law to remain closed.

“CapEx Reserve” is defined in Section 3.3.

“Capital Expenditures” means expenditures incurred by Borrowers in connection with the performance of Capital Improvements.

“Capital Improvements” means capital improvements, repairs and replacements of every kind and nature to be performed at the Facilities.

“Capital Lease” means, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a “capital lease” in accordance with GAAP.

“Capitalized Lease Obligations” means all obligations of any Person under Capital Leases, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

“Casualty/Condemnation Event” is defined in Section 6.19(a).

“Change of Control” means, with respect to any Loan Party, the occurrence of any of the following: (i) Summit Healthcare REIT, Inc. shall cease, directly or indirectly, to be responsible for the day-to-day operation, management and administration of any of the entities that are Borrowers under the Loan Agreement; (ii) a merger, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer; (iii) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of its assets; (iv) the initial public offering of its securities; or (v) any transfer in violation of Section 7.10.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Loan Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Loan Agreement or (c) compliance by Lender (or, for purposes of Section 2.11 by any lending office of Lender or by Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Loan Agreement.

Appendix B-2

“Charter and Good Standing Documents” means, for each Loan Party (i) a copy of the certificate of incorporation or formation (or other charter document) certified as of a date not more than 45 days before the Closing Date by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Loan Party and certified by an officer, manager or member of such Loan Party as being unmodified and in full force and effect as of the Closing Date, (ii) a copy of the operating agreement, by-laws or similar organizational documents certified as of a date not more than three Business Days before the Closing Date by the corporate secretary or assistant secretary or by a manager, member or officer of such Loan Party, (iii) an original certificate of good standing as of a date acceptable to Lender issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Loan Party and of every other jurisdiction in which any of Borrowers or Operators has an office or conducts business or is otherwise required to be in good standing, and (iv) copies of the resolutions of the members or managers (or other applicable governing body) and, if required, stockholders, members or other equity owners authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, certified by an authorized officer or manager of such Person as of the Closing Date.

“Chattel Paper” means chattel paper as defined in Section 9-102 of the UCC.

“Closing” means the satisfaction, or written waiver by Lender, of all of the conditions precedent required by Lender in its sole discretion to be satisfied prior to the consummation of the transactions contemplated by this Loan Agreement.

“Collateral” means the Property together with any other collateral granted to Lender to secure the Obligations pursuant to any of the Loan Documents.

“Commitment Fee” is defined in Section 3.1.

“Contract” is defined in the Security Instrument.

“Costs” means any and all costs, expenses, damages, losses, obligations and liabilities (including attorneys’ fees and disbursements), causes of action, suits, claims, demands and judgments of any nature or description whatsoever that may be imposed upon, incurred by or awarded against Lender.

“Debt Service Reserve” is defined in Section 3.5.

“Debtor Relief Law” means, collectively, the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time, whether statutory, common law, case law or otherwise.

“Default” means any event, fact, circumstance or condition that, with the giving of notice or passage of time or both, could constitute or result in an Event of Default.

“Default Interest Rate” means the Applicable Interest Rate plus an additional 5.00% per annum.

Appendix B-3

“Distribution” means (i) any dividend, distribution or other payment of any kind on any shares of capital stock or other securities or partnership, membership, economic or other interests, or (ii) any fee, payment, bonus or other remuneration of any kind, or (iii) any repayment of or debt service on loans or other indebtedness other than the Loan.

“Environmental Indemnity” means the Environmental Indemnity of even date herewith executed and delivered by Borrowers and Guarantor at or prior to Closing.

“Environmental Laws” means, collectively and each individually, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other “Superfund” or “Superlien” law, the Occupational Safety and Health Act and all other federal, state and local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, including common law, statutes, ordinances and codes relating to the protection of health, safety and the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the rules, regulations, policies, standards, guidelines, interpretations, decisions, orders and directives of and agreements entered into with Governmental Authorities with respect thereto, all as may hereafter be amended, adopted or enacted.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” means the occurrence of any event set forth in Article VIII.

“Excess Cash Flow” shall mean, for any fiscal year (or for such other period as may be specifically provided for herein), as calculated for Borrowers on a consolidated basis, without duplication, an amount equal to the sum of (a) Net Income (Borrowers) (as defined in Appendix A) for such period, plus (b) an amount equal to the amount of depreciation expenses, amortization expense (including the amortization of goodwill), accrued non-cash interest expense and all other non-cash charges deducted in arriving at such Net Income, plus (c) an amount equal to the aggregate net cash proceeds of the sale, lease, transfer or other disposition of assets by Borrowers during such period to the extent  not required to be applied to mandatory prepayments or payments on the Loans,  plus (d) an amount equal to the net loss on the sale, lease, transfer or other disposition of assets by Borrowers during such period to the extent deducted in arriving at such Net Income, plus (e) an amount equal to any tax refunds or credits received by Borrowers during such period, less (f) an amount equal to the Capital Expenditures (as defined in Appendix A) of Borrowers for such period, less (g) an amount equal to the sum of all regularly scheduled payments and optional and mandatory prepayments of principal on Indebtedness for money borrowed of Borrowers actually made during such period to the extent permitted hereunder, less (h) an amount equal to the net gain on the sale, lease, transfer or other disposition of assets by Borrowers during such period to the extent included in arriving at such Net Income (Borrowers).

“Executive Order” is defined in Section 12.18(a).

“Extension Term” is defined in Section 2.4 hereof.

“Facility” and “Facilities” are defined in Recital A.

Appendix B-4

“Fair Valuation” means the determination of the value of the consolidated assets of a Person on the basis of the amount that may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm’s length transaction.

“First Payment Date” is defined in Section 2.4(a).

“Government Account” means all Accounts arising out of or with respect to any Government Contract.

“Governmental Authority” means any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

“Government Contract” means all contracts with a Governmental Authority, and all amendments thereto.

“Guarantor” means Summit Healthcare REIT, Inc., a Maryland corporation.

“Guaranty” means, collectively and individually, all guarantees executed by Guarantor in favor of Lender, including that certain Limited Guaranty and Indemnity of the date of this Loan Agreement made by Guarantor in favor of Lender.

“Hazardous Substances” means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, mold, fungus, hazardous materials, hazardous wastes, special wastes, medical or biohazardous wastes, hazardous or toxic substances or related materials as defined in or subject to any applicable Environmental Law. It shall not be a default herewith if common office, cleaning and, maintenance, and other supplies in sufficient quantities to permit the efficient operation of businesses at the Property are used, stored, transported or disposed of and excludes Hazardous Substances as may be generated, used, stored, transported or disposed in connection with the permitted uses of the Property, provided that such supplies are stored, contained and otherwise dealt with in accordance with applicable Environmental Laws.

“Healthcare Laws” means all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority with respect to regulatory matters primarily relating to patient healthcare, healthcare providers and healthcare services (including Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a 7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and the Social Security Act, as amended, Section 1877, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as “Stark Statute”).

“HIPAA” is defined in Section 5.9.

Appendix B-5

“Improvements” means all buildings, structures and fixtures of every kind and nature situated upon the Land, including the Facilities.

“Indemnified Persons” is defined in Section 12.4.

“Insured Event” is defined in Section 12.4.

“Insurer” means a Person that insures another Person against any costs, losses, damages, or expenses incurred by such other Person.

“Intellectual Property” is defined in Section 5.10.

“Inventory” means all “inventory” (as defined in the UCC) of Borrowers (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Land” means collectively the real property more particularly described on Exhibit A.

“Lease(s)” means any lease or license agreement for occupancy of any portion of the Property, excluding contracts to provide healthcare services to clients of the Facilities that include a right of occupancy.

“Lender” is defined in the introductory paragraph, and includes all Transferees, successors and assigns.

“Liability Event” means any event, fact, condition or circumstance or series thereof (i) in or for which any Loan Party becomes liable or otherwise responsible for any amount owed or owing to any Medicaid program (or Medicare, if applicable) relating to any of the Facilities by a provider under common ownership with such Loan Party or any provider owned by such Loan Party pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority after the failure of any such provider to pay any such amount when owed or owing (beyond notice and cure periods, if any), (ii) in which Medicaid payments (or Medicare, if applicable) to any Loan Party relating to any of the Facilities are lawfully set off against payments to such Loan Party or any other Loan Party to satisfy any liability of or for any amounts owed or owing to any Medicaid program (or Medicare, if applicable) by a provider under common ownership with such Loan Party or any provider owned by such Borrower pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority, or (iii) any of the foregoing clauses under (i) or (ii) in each case pursuant to statutory or regulatory provisions that are similar to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority referenced in clauses (i) and (ii) above or successor provisions thereto, in each case where the existence of such fact, condition or circumstance could, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect (Individual).

Appendix B-6

“LIBOR Rate” means a variable per annum percentage rate, as of any date of determination (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (a) the rate of interest that is identified and normally published by ICE Benchmark Administration Limited as the offered rate for loans in United States dollars for the period of one month, as published by Reuters, as of 11:00 a.m. London time as adjusted on a daily basis; divided by (b) the sum of one minus the daily average during the preceding month of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined in Regulation D). If ICE Benchmark Administration and/or Reuters reporting (or another nationally-recognized rate reporting source acceptable to Lender) no longer reports the LIBOR or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market or if such index no longer exists or accurately reflects the rate available to Lender in the London Interbank Market, Lender may select a replacement index or replacement page, as the case may be.

“Licenses” means all certificates, certifications, permits, licenses and approvals, including certificates of completion and occupancy, required for the legal use, occupancy and operation of any of the Facilities for its intended use.

“Lien” means any mortgage, pledge, security interest, encumbrance, restriction, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

“Loan Amount” is defined in Recital A.

“Loan Document(s)” means, collectively and each individually, this Loan Agreement, any Note, any Guaranty, any Pledge and Security Agreement, the Security Instruments, the UCC Financing Statements, any Subordination Agreements, and all other agreements, documents, instruments and certificates previously or subsequently executed by a Loan Party or delivered by a Loan Party to Lender in connection with any of the foregoing or the Loan, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements and extensions and modifications of any of the foregoing.

“Loan Party” means, individually and collectively, (i) Borrowers, Guarantor and Pledging Entities and (ii) from and after the date when any Facility is operated by an Affiliate that is controlled by, or under common control with, any Borrower, Guarantor or Pledging Entity, each such operator.

“Lockout Termination Fee” means the higher of (I) 1.00% of the principal amount of the Loan outstanding as of the Business Day prior to the date of prepayment or acceleration (whichever of prepayment or acceleration first occurs) and (II) the product (but not less than zero) obtained by multiplying (i) the difference between (A) the all-in effective yield (measured as a percentage per annum) earned by Lender under this Loan Agreement during the three full calendar months immediately preceding the date of prepayment or acceleration (whichever of prepayment or acceleration first occurs), minus (B) the latest published rate (as published in The Wall Street Journal) preceding the date of prepayment or acceleration (whichever of prepayment or acceleration first occurs) if for United States Treasury Notes or Bills (Bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Scheduled Maturity Date, multiplied by (ii) the outstanding principal balance of the Loan as of the Business Day prior to the date of prepayment or acceleration (whichever of prepayment or acceleration first occurs), multiplied by (iii) the quotient of (a) the number of months (full or partial) then remaining until the Scheduled Maturity Date, divided by (b) 12.

Appendix B-7

“Material Adverse Effect” or “Material Adverse Change” means any event, condition or circumstance or set of events, conditions or circumstances or any change(s) that (i) has, had or could reasonably be expected to have any material adverse effect upon or change in the validity, enforceability or priority of any Loan Document, (ii) has been or could reasonably be expected to be material and adverse to the value of any of the Property or of Lender’s security interest in or Lien on the Property, (iii) has or could reasonably be expected to have a material adverse effect on the business, operations, prospects, properties, assets, liabilities or condition of any Loan Party, either individually or taken as a whole, or (iv) has materially impaired or could reasonably be expected to materially impair the ability of any Loan Party to perform its obligations or to consummate the transactions under the Loan Documents to which it is a party.

“Maturity Date” means earlier to occur of (i) the Scheduled Maturity Date, and (ii) the date that Lender accelerates the maturity of the Loan after the occurrence of an Event of Default.

“Medicaid Account” means any Account with a MedicaidAccount Debtor.

“Medicaid Account Debtor” means any Account Debtor that is (i) the United States of America acting under the Medicaid program established pursuant to the Social Security Act or any other federal healthcare program, including CHAMPUS, (ii) any state, territory or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act, any successor statute or regulation thereto, or any other state health care program or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

“Note” is defined in Section 2.2(b).

“Obligations” means all means all present and future obligations, Indebtedness and liabilities of any Loan Party under any Loan Documents or Bank Products Agreement to Lender or otherwise at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, including all applicable fees, charges and expenses and/or all amounts paid or advanced by Lender on behalf of or for the benefit of any Loan Party for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Asset Control.

Appendix B-8

“OFAC Prohibited Person” means, a country, territory, individual or Person (i) listed on, included within or associated with any of the countries, territories, individuals or entities referred to on the List of Specially Designated Nationals and Blocked Persons of The Office of Foreign Assets Control or any other prohibited person lists maintained by governmental authorities, or otherwise included within or associated with any of the countries, territories, individuals or entities referred to in or prohibited by OFAC or any other Anti-Money Laundering Laws, or (ii) that is obligated or has any interest to pay, donate, transfer or otherwise assign any property, money, goods, services, or other benefits from the Property directly or indirectly, to any countries, territories, individuals or entities on or associated with anyone on such list or in such laws.

“Offer” is defined in Section 9.1.

“Operating Leases” means, collectively, the following leases:  (a) Lease Carrington Assisted Living dated as of November 2, 2015, by and between Summit Carrington Manor, LLC, a Delaware limited liability company, and CSL – Green Bay II, LLC, an Oregon limited liability company; (b) Lease Carolina Assisted Living dated as of November 2, 2015, by and between Summit Appleton, LLC, a Delaware limited liability company, and CSL – Appleton, LLC, an Oregon limited liability company; (c) Lease Marla Vista Assisted Living dated as of November 2, 2015, by and between Summit Marla Vista Manor, LLC, a Delaware limited liability company, and CSL – Green Bay I, LLC, an Oregon limited liability company; and (d) Lease The Gardens at Marla Vista dated as of November 2, 2015, by and between Summit Marla Vista Gardens, LLC, a Delaware limited liability company, and CSL – Green Bay I, LLC, an Oregon limited liability company; together with any amendments thereto approved in writing by Lender and together with any replacement leases approved in writing by Lender.

“Operator” means any one of the Operators.

“Operators” means, collectively, CSL – Green Bay II, LLC, CSL – Appleton, LLC, and CSL – Green Bay I, each an Oregon limited liability company.

“Other Taxes” is defined in Section 12.15(b).

“PacWest” is defined in Section 12.12.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended.

“Payment Account” is defined in Section 2.7(a).

“Payment Date” is defined in Section 2.4.

“Payment Office” means the address that may from time to time be designated by notice from Lender to Borrowers to be the Payment Office.

“Permit” means, collectively, all Licenses, powers, permits, franchise agreements, certificates, authorizations, approvals, certificates of need, provider numbers and other rights necessary or useful for the operation of any Facilities for its intended purpose.

Appendix B-9

“Permitted Discretion” means, with respect to any Person, a determination or judgment made by such Person in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.

“Permitted Exceptions” is defined in Section 5.4(a).

“Permitted Indebtedness” is defined in Section 7.2.

“Permitted Liens” means: (i) Liens under the Loan Documents or otherwise arising in favor of Lender, (ii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Lender in its discretion, (iii) (A) statutory Liens of landlords (provided that any such landlord has executed a Subordination Agreement in form and substance satisfactory to Lender) and of carriers, warehousemen, mechanics, and materialmen, and (B) other Liens imposed by law or that arise by operation of law in the Ordinary Course from the date of creation thereof, in each case only for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Lender in its discretion, (iv) Liens (A) incurred or deposits made in the Ordinary Course (including surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, or (B) arising as a result of progress payments under government contracts, (v) purchase money Liens (A) securing Indebtedness permitted under clause (iii) above, or (B) in connection with the purchase by such Person of equipment in the normal course of business, provided that such payables shall not exceed any limits on Indebtedness provided for in this Loan Agreement, shall not encumber any of the Collateral other than such equipment, and shall otherwise be Permitted Indebtedness under this Loan Agreement, (vi) Liens necessary and desirable for the operation of such Person’s business, provided Lender has consented to such Liens in writing before their creation and the priority of such Liens and the debt secured by such Liens are by their terms expressly subject and subordinate in all respects to the Liens securing the Obligations and all of the rights and remedies of Lender, all in form and substance satisfactory to Lender in its discretion; (vii) Liens disclosed on Schedule 7.3; and (viii) Permitted Exceptions, including without limitation easements, encroachments, and any other matters, if any, on the Title Insurance Policy.

“Person” means an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

“Pledge and Security Agreement(s)” means, collectively and each individually, the Pledge and Security Agreements made by Pledging Entities in favor of Lender, as more specifically set forth on Schedule 5.3C.

Appendix B-10

“Pledging Entities” means each interest holder of Borrowers and each of the additional Persons, if any, identified as Pledging Entities on Schedule 5.3C.

“Property” means, collectively, the Real Estate and all other real and personal property of Borrowers.

“Property Agreements” is defined in Section 5.4(h).

“Property Manager” means any property manager of the Facilities, if any, pursuant to the Property Management Agreement, and any subsequent manager approved by Lender, in Lender’s discretion.

“Property Management Agreement(s)” means individually or collectively, as the context may require, the property management agreements, if any, pertaining to the Facilities, in form and substance satisfactory to Lender in Lender’s discretion.

“Property Management Fee Subordination Agreement” means any the Management Fee Subordination Agreement executed in connection herewith, as the same may be modified, amended or supplemented from time to time.

“Real Estate” means the Land, the Improvements, together with all rights appurtenant thereto.

“Receipt” is defined in Section 12.5.

“Rents and Profits” has the meaning ascribed to such term in the Security Instrument.

“Required Work” is defined in Section 3.6(a).

“Reserves” is defined in Section 4.2(b).

“Scheduled Maturity Date” means November 5, 2018.

“Security Documents” means the Pledge and Security Agreement, the Security Instruments, the Assignments, the UCC Financing Statements and all other documents or instruments necessary to create or perfect the Liens in the Collateral, as such may be modified, amended or supplemented from time to time.

“Security Instruments” means those certain Mortgages, Security Agreements and Fixture Filings of even date herewith made by Borrowers in favor of Lender.

“Services” means medical and health care services provided to a Person, including medical and health care services that are covered by a policy of insurance issued by an Insurer, physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services.

Appendix B-11

“Special-Purpose Entity” means a corporation, limited liability company, or limited partnership that at all times while the Obligations are outstanding complies with the following terms and conditions:

(i)          Purpose. Such entity was organized solely for the purpose of owning, financing and/or leasing each of the Facilities as an assisted living and memory care facility, and selling the Facilities.

(ii)         No Other Business. Such entity has not and will not engage in any business unrelated to owning, financing or leasing each Facility as an assisted living and memory care facility, as appropriate and selling each such Facility.

(iii)        No Other Assets. Such entity has not and will not have any assets other than those related to its owning, financing or leasing each Facility an assisted living and memory care facility, as appropriate and selling each such Facility.

(iv)        No Other Indebtedness. Such entity has not and will not have indebtedness other than the Obligations and liabilities in the Ordinary Course relating to owning, financing or leasing each Facility as an assisted living and memory care facility, as appropriate and selling each such Facility.

(v)        Misunderstandings. Such entity has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity.

(vi)       Separate Accounts. Such entity has maintained and will maintain its accounts, books and records separate from any other person or entity; provided, however, that Borrowers’ assets and operations may be included in a consolidated financial statement provided that appropriate notation shall be made on such consolidated financial statement to indicate that Borrowers is its own separate entity.

(vii)       Official Records. Such entity has maintained and will maintain its books, records, resolutions and agreements as official records, and will not amend, modify, or alter its articles of organization, certificate of formation, bylaws or other organizational documents without the prior written consent of Lender.

(viii)      Commingling. Such entity has not and will not commingle its funds or assets with those of any other entity, and such entity has held and will hold its assets in its own name.

(ix)        Own Name. Such entity has conducted and will conduct its business in its own name.

(x)         Separate Records. Such entity has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other person or entity; provided, however, that Borrowers’ assets and operations may be included in a consolidated financial statement provided that appropriate notation shall be made on such consolidated financial statement to indicate that each of Borrowers is its own separate entity.

Appendix B-12

(xi)        Own Liabilities. Such entity has paid and will pay its own liabilities out of its own funds and assets; provided, however, that Borrowers’ entry into this Loan Agreement, and payment and performance of the Obligations shall not be deemed a violation of this paragraph.

(xii)       Formalities. Such entity has observed and will observe all partnership, corporate or limited liability company formalities, as applicable.

(xiii)      Guarantees. Such entity has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity except for liabilities permitted by the Lender to be guaranteed and the Obligations.

(xiv)      Affiliate Securities. Such entity has not and will not acquire obligations or securities of its partners, members or shareholders.

(xv)       Allocations. Such entity has allocated and will allocate fairly and reasonably any overhead for shared office space and uses, invoices and checks.

(xvi)      Pledges. Except as otherwise permitted in this Loan Agreement, such entity has not and will not pledge its assets for the benefit of any other person or entity other than Lender, other than in connection with any loans consented to in writing by Lender, which may be granted or withheld in Lender’s sole discretion and other than pledges and liens permitted under this Loan Agreement.

(xvii)     Identification. Such entity has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity.

(xviii)    Loans. Such entity has not made and will not make loans to any person or entity.

(xix)      No Dissolution. Such entity has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of membership interest, or amendment of its certificate of formation or operating agreement.

(xx)       Organizational Documents. (1) Such entity’s articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company if a termination event occurs, such as a bankruptcy of any managing member; and (2) if the vote of a majority-in-interest of the remaining members is not obtained to continue the life of the limited liability company upon a termination event, such entity’s articles of organization, certificate of formation and/or operating agreement as applicable, provide that the limited liability company may not liquidate collateral without the consent of Lender.

(xxi)       Bankruptcy Filing. Such entity, without the unanimous consent of all of the members, shall not file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or any other entity in which it has a direct or indirect legal or beneficial ownership interest, engage in any other business activity, or amend its organizational documents.

Appendix B-13

(xi)        Divisions. Such entity has not and will not identify its members, or any affiliates of either of them as a division or part of it.

(xxiii)    Arm’s-length Transactions. Such entity has not entered and will not enter into or be a party to, any transaction with its members or its affiliates except in the Ordinary Course and on terms that are intrinsically fair and are not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

“Subordination Agreement” means, collectively and each individually, the Management Fee Subordination Agreement(s), if any, and the Operating Lease subordination agreements, and any other subordination agreement(s) executed in connection with the Loan.

“Subsidiary” means, (i) as to Borrowers, any Person in which 50% or more of all equity, membership, partnership or other ownership interests is owned directly or indirectly by Borrowers or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which 50% or more of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries.

“Term” means the period commencing on the Closing Date and ending on the Maturity Date.

“Title Company” means Title Guaranty Company.

“Title Insurance Policy” means an ALTA Lender’s Policy of Title Insurance (2006 form deleting all arbitration and co-insurance provisions, or such other form as may be approved by Lender, in its discretion) (or multiple title policies) in favor of Lender insuring the first priority lien of each of the Security Instruments against the Property, together with all endorsements, exceptions, additions and modifications as Lender shall deem appropriate.

“Transaction Persons” has the meaning provided in Section 5.25.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Loan Agreement relating to such perfection, effect of perfection or non-perfection or priority.

Appendix B-14

ALL SUBSEQUENT SCHEDULES HAVE BEEN INTENTIONALLY OMITTED

Schedule 12.13